MASTER LEASE AGREEMENT

BETWEEN

FIRST STATES INVESTORS 5200, LLC,
a Delaware limited liability company (“LANDLORD”)

AND

BANK OF AMERICA, N.A. (“TENANT”)

Dated: October 1, 2004

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EXHIBITS AND SCHEDULES

Exhibit A	Leased Premises, Building NRA, Leased Premises NRA and Tenant Occupancy Percentages
Exhibit B-1	Form of Lease Supplement
Exhibit B-2	Form of Amendment to Lease Supplement and Exhibit A
Exhibit C	Form of Confidentiality Agreement
Exhibit D	Form of Subordination, Attornment and Non-Disturbance Agreement
Exhibit E	Form of Estoppel Certificate
Exhibit F	Form of Subtenant Non-Disturbance Agreement
Exhibit G	Form of Separate Lease
Exhibit H	Form of Contraction Assignment
Exhibit I	Form of Contraction Sublease
Exhibit J	Form of Landlord Letter of Credit

Schedule 1	Annual Basic Rent Factor Table
Schedule 2	[Intentionally Omitted]
Schedule 3	Description of Environmental Information
Schedule 4	Description of Tenant’s Art
Schedule 5	Renewal Term Annual Basic Rent Illustration

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MASTER LEASE AGREEMENT

THIS MASTER LEASE AGREEMENT (this “Lease”) is made and entered into on October 1, 2004, by and between FIRST STATES INVESTORS 5200, LLC, a Delaware limited liability company (hereinafter called “Landlord”), and BANK OF AMERICA, N.A., a national banking association (hereinafter called “Tenant”), with the limited joinder of FIRST STATES GROUP, L.P., a Delaware limited partnership (“FSG”).  Any other provision of this Lease to the contrary notwithstanding, this Lease shall automatically and without further action of Landlord or Tenant commence and become effective upon and immediately following the Closing.  Terms with initial capital letters used in this Lease shall have the meanings assigned for such terms in Section 1.1(b).

BACKGROUND

A.           Tenant and FSG are parties to the Purchase Agreement, pursuant to which Tenant agreed to sell and convey to Landlord, and Landlord agreed to purchase from Tenant, the Properties and certain other properties not covered by this Lease.

B.           FSG has assigned to Landlord FSG’s entire right, title and interest in and to the Properties.

C.           Closing under the Purchase Agreement has occurred immediately prior to Landlord’s and Tenant’s execution of this Lease.

ARTICLE I
BASIC LEASE INFORMATION, LEASED PREMISES, TERM, AND USE

1.1           Basic Lease Information; Definitions.

(a)           The following Basic Lease Information is hereby incorporated into and made a part of this Lease.  Each reference in this Lease to any information and definitions contained in the Basic Lease Information shall mean and refer to the information and definitions hereinbelow set forth.

Commencement Date:	October 1, 2004.

Expiration Date:	September 30, 2019.

Initial Term:	Commencing on the Commencement Date, and, unless sooner terminated as herein provided, ending on the Expiration Date.

Leased Premises:
All those portions of the Properties identified in the Lease Supplements, as the same are amended from time to time, as being demised and leased to Tenant hereunder, including the identified Net Rentable Areas within the Buildings and, where applicable, the Drive-Through Banking Facilities.  Each time there is an addition to, subtraction from or other change in the configuration of the Leased Premises as herein provided, including pursuant to Section 6.1 (Condemnation), Section 6.3 (Casualty), Article IX (Purchase and Sale), Article X (Expansion Rights) and Article XI (Contraction Rights), Landlord and Tenant, within thirty (30) days following the effective date of the change, shall execute amendments to the applicable Lease Supplements (based upon the form attached as Exhibit B-1 hereto) and to Exhibit A hereto to confirm the configuration and Net Rentable Area of the Leased Premises, Tenant’s Occupancy Percentage in each Building and the Annual Basic Rent for each Leased Premises and, to the extent applicable, any adjustment in Parking Areas and be accompanied by a revised Exhibit A hereto.

Landlord’s Address for Notices:	First States Investors 5200, LLC c/o First States Group, L.P. 1725 The Fairway Jenkintown, PA 19046 Attention: Nicholas S. Schorsch, President and CEO Fax Number: (215) 887-2585

with a copy to:	First States Group, L.P. 1725 The Fairway Jenkintown, PA 19046 Attention: Edward J. Matey Jr., General Counsel Fax: (215) 887-9856

Tenant’s Address for Notices:	Bank of America, N.A. 525 North Tryon 3rd Floor – Corporate Real Estate Department NC1-023-03-03 Charlotte, NC 28255 Attention: Property Services Fax: (704) 386-7339

with a copy to:	Bank of America, N.A. 901 Main Street, 68th Floor Dallas, TX 75202-3714 Attention: Michael F. Hord, Associate General Counsel Fax: (214) 209-0871

and to:	Trammell Crow Corporate Services, Inc. 2850 North Federal Highway Lighthouse Point, Florida 33064 Attention: Chuck Dunn, Senior Vice President Fax: (954) 786-4405

and to:	Jones Lang LaSalle Americas, Inc. 355 South Grand Avenue Suite 4280 Los Angeles, CA 90071 Attention: John L. Vinnicombe, Executive Vice President Fax: (213) 680-4933

Interest Holder’s Address for Notices:	Deutsche Bank AG, Cayman Islands Branch 60 Wall Street, 10th Floor New York, New York Attention: Chris Tognola/Tom Traynor Fax: N/A

with a copy to:	LaSalle Bank National Association 135 South LaSalle Street, Suite 1625 Chicago, Illinois 60603 Attention: Tom Quinlan Fax: N/A

(b)           As used in this Lease, the following terms shall have the respective meanings indicated below, and such meanings are incorporated in each such provision where used as if fully set forth therein:

“AAA” shall mean the American Arbitration Association.

“Above Standard Services” shall have the meaning assigned to such term in Section 3.1(c).

“Above Standard Services Rent” shall mean any and all charges required to be paid by Tenant for Above Standard Services as expressed in Section 3.1(c).

“Additional Equipment” shall have the meaning assigned to such term in Section 3.5.

“Additional Rent” shall mean Tenant’s Operating Expense Share, Tenant’s Tax Share, Above Standard Services Rent and all other sums (other than Annual Basic Rent and Excess Basic Rent, if any) that Tenant is obligated to pay or reimburse to Landlord as required by the terms of this Lease.

“Affiliate” or “Affiliates” shall mean any person or entity controlling, controlled by, or under common control with another such person or entity.  “Control” as used herein shall mean the possession, direct or indirect, or the power to direct or cause the direction, of the management and policies of such controlled person or entity.  The ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote in, the ordinary direction of its affairs, more than fifty percent (50%) of the voting interest in, any person or entity shall be presumed to constitute such control.  In the case of Landlord (if Landlord is a partnership), the term Affiliate shall also include any person or entity controlling or controlled by or under common control with any general partner of Landlord or any general partner of Landlord’s general partner.

“Affiliate Owned Property” shall have the meaning assigned to such term in Section 10.1.

“Aggregate FMRV Rent” shall have the meaning assigned to such term in Section 1.4(c).

“Aggregate Occupancy Percentage” shall mean a fraction, expressed as a percentage, the numerator of which is the aggregate Net Rentable Area of the Leased Premises in all of the Properties at the time the determination is made and the denominator of which is the Net Rentable Area of all of the Closing Properties acquired by Landlord (or its Affiliates) from Tenant (or its Affiliates) under the Purchase Agreement, whether or not such Closing Properties are occupied, in whole or in part, by Tenant.

“Agreed Upon Percentage” shall have the meaning assigned to such term in the Purchase Agreement.

“Agreed Upon Purchase Price” shall mean, for a Property, the amount calculated as the product of (i) the Purchase Price for all of the Closing Properties under the Purchase Agreement multiplied by (ii) the Agreed Upon Percentage for the Property for which the Agreed Upon Purchase Price is being calculated.

“Alteration Threshold Amount” shall mean, as to each Property, Five Hundred Thousand Dollars ($500,000.00) in aggregate alteration costs ongoing at any time, provided that (a) so long as Tenant’s Occupancy Percentage at a Major Property is at least fifty percent (50%), the Alteration Threshold Amount for such Major Property shall equal One Million Dollars ($1,000,000.00) in aggregate alterations costs and (ii) the aggregate Alterations Threshold Amount for alteration costs ongoing at all Properties at any time shall not exceed Ten Million Dollars ($10,000,000.00).

“Annual Basic Rent” shall mean the annual basic rent payable by Tenant for the Leased Premises that are subject, from time to time, to this Lease.  During the Initial Term of this Lease, the Annual Basic Rent for each Property shall equal the Net Rentable Area of the Leased Premises for such Property multiplied by the applicable Annual Basic Rent Factor, except that the Annual Basic Rent for any Short Term Expansion Space shall equal the Fair Market Rental Value of such Short Term Expansion Space as provided in Article X.  During the Renewal Terms of this Lease, the Annual Basic Rent for each Property shall equal the Fair Market Rental Value of the Leased Premises within such Property, subject, if applicable, to the limitations set forth in Section 1.4(c).  The Annual Basic Rent due under this Lease shall equal the sum of all Annual Basic Rents due with respect to each Property.  Annual Basic Rent shall be re-calculated each time there is a change in the Annual Basic Rent Factor or in Tenant’s Occupancy Percentage for a Property or a required conversion to, or adjustment in, the Fair Market Rental Value of a Property.

“Annual Basic Rent Factor” shall mean the annual rate per square foot of Net Rentable Area used to calculate the Annual Basic Rent.  A table of Annual Basic Rent Factors, together with scheduled increases and decreases thereto, are set forth on Schedule 1 hereto.

“Applicable Rate” shall mean an annual rate of interest equal to the lesser of (i) the Prime Rate plus two percent (2%) and (ii) the maximum contract interest rate per annum allowed by North Carolina law.

“Appraiser” shall mean an independent professional real estate appraiser, MAI or equivalent, with at least ten (10) years’ experience appraising commercial real estate comparable to the subject Property or Leased Premises, who shall be associated with a nationally-recognized real estate services firm offering appraisal services, with local offices in the region where the subject Property is located, and which firm is not under contract with or otherwise so associated with either Landlord or Tenant as to reasonably impair its or their ability to render impartial judgments (it being agreed that an Appraiser that performs residential or commercial property appraisals for Tenant in Tenant’s capacity as a mortgage lender shall not be disqualified from serving as an Appraiser solely as a result of such other relationship with Tenant).

“Approval Matters” shall have the meaning assigned to such term in Section 12.2(b).

“Arbitration Notice” shall have the meaning assigned to such term in Section 12.2(a).

“Art” shall have the meaning assigned to such term in Section 5.8.

“ATM” shall mean automated teller machine.

“Average Operating Expenses” shall mean the amount determined by dividing the aggregate Operating Expenses for all of the Properties by the aggregate Net Rentable Area of all of the Buildings.  The Average Operating Expenses between the Commencement Date and December 31, 2004, shall equal $8.56 per square foot of Net Rentable Area, inclusive of management fees.  Beginning on January 1, 2005, the Average Operating Expenses shall be increased by three percent (3%), subject to adjustment in the final Budget for such calendar year.

“Average Real Estate Taxes” shall mean the amount determined by dividing the aggregate Real Estate Taxes for all of the Properties by the aggregate Net Rentable Area of all of the Buildings.  The Average Real Estate Taxes between the Commencement Date and December 31, 2004, shall equal $2.12 per square foot of Net Rentable Area.  Beginning on January 1, 2005, the Average Real Estate Taxes shall be increased by three percent (3%), subject to adjustment in the final Budget for such calendar year.

“Award” shall have the meaning assigned to such term in Section 13.2(c).

“Banking Center Properties” shall mean those Properties identified as such on Exhibit A hereto as “Banking Centers,” whether or not such Properties also include a “Motor Bank.”

“Banking” shall have the meaning assigned to such term in Section 1.5.

“Binding ADR Dispute” shall have the meaning assigned to such term in Section 12.2(b).

“BOMA” shall mean the Building Owners and Managers Association.

“Budget” shall have the meaning assigned to such term in Section 2.4(a).

“Building” shall mean any and each of the buildings identified on Exhibit A in which the Leased Premises are located.

“Building Common Areas” shall have the meaning assigned to such term in the Measurement Standard.

“Building Operating Hours” shall mean, for each Building, from 7:00 a.m. to 7:00 p.m. on Mondays through Fridays and from 8:00 a.m. to 2:00 p.m. on Saturdays, excepting Holidays; provided that Building Operating Hours for Banking Center Properties where Tenant’s Occupancy Percentage equals one hundred percent (100%) shall mean the standard hours of operations for such Property as established, from time to time, by Tenant.

“Building Rules” shall have the meaning assigned to such term in Section 4.4.

“Building Standard Services” shall have the meaning assigned to such term in Section 3.1(a).

“Building Standards” shall mean, for each Building, materials of the type, quality and quantity generally used throughout such Building and in Comparable Buildings.

“Bureau of Labor Statistics” shall mean the U.S. Department of Labor, Bureau of Labor Statistics.

“Buildings” shall mean all of the buildings identified on Exhibit A in which the Leased Premises are located.

“Casualty” shall have the meaning assigned to such term in Section 6.3(a).

“Closing” shall mean the closing and transfer of title to the Properties to Landlord pursuant to the Purchase Agreement.

“Closing Date” shall mean the date of Closing under the Purchase Agreement.

“Closing Properties” shall mean all properties that Landlord (or its Affiliates) acquires from Tenant (or its Affiliates) under the Purchase Agreement.

“Commencement Date” shall have the meaning assigned to such term in Section 1.1(a).

“Common Areas” shall mean all portions of the Project that are not intended to be rented to a tenant, including interior corridors, elevators, mechanical rooms, stairs, lobbies, lavatories, washrooms, exterior roadways, Parking Areas, sidewalks, plazas, traffic lights, storm drainage facilities, rooftops, landscaped areas, exterior walks and ramps, sanitary sewer, domestic and fire water systems, fire protection installations, electric power and telephone cables and lines and other utility connections, facilities and other improvements (above and below ground) that are owned by Landlord and are now or hereafter constructed on the Project for use in common by Landlord, Tenant and other tenants located in the Building or for the common benefit of the foregoing, including all such areas, facilities and systems denominated as “Building Common Areas” and “Floor Common Areas” in the Measurement Standard.

“Communications Equipment” shall have the meaning assigned to such term in Section 3.5(a).

“Comparable Buildings” shall mean, for each Building, a quality, age, location and construction that is comparable to that of other buildings within the metropolitan area within which such Building is located.

“Continuing Term Separate Lease” shall have the meaning assigned to such term in Section 9.3.

“Contraction Assignment” shall mean a lease assignment and assumption agreement substantially in the form attached as Exhibit H hereto entered into by Tenant, as assignor, and FSG or, at FSG’s election, an Affiliate of FSG, as assignee, for all of Tenant’s right, title and interest in and to a Continuing Term Separate Lease at a Property for which Tenant has properly exercised Contraction Rights for the entire Leased Premises within such Property pursuant to Article XI.  If FSG elects to cause an Affiliate of FSG to enter into a Contraction Assignment, FSG shall join in the execution of the Contraction Assignment for the purpose of unconditionally guarantying to Tenant the payment and performance by such Affiliate of all of such Affiliate’s obligations to Tenant under the Contraction Assignment.  Tenant shall be released from all obligations under the Separate Lease to which the Contraction Assignment relates arising on and after the date of execution of the Contraction Assignment.

“Contraction Premises” shall have the meaning assigned to such term in Section 11.2.

“Contraction Premises Surrender Date” shall have the meaning assigned to such term in Section 11.6.

“Contraction Rights” shall have the meaning assigned to such term in Section 11.1.

“Contraction Rights Exercise Notice” shall have the meaning assigned to such term in Section 11.2.

“Contraction Sublease” shall mean a separate, stand alone sublease substantially in the form attached as Exhibit I hereto entered into by Tenant, as sublandlord, and FSG or, at FSG’s election, an Affiliate of FSG, as subtenant, for such portion of the Leased Premises at a Property that is leased by Tenant under a Continuing Term Separate Lease as Tenant has properly exercised Contraction Rights pursuant to Article XI.  If FSG elects to cause an Affiliate of FSG to enter into a Contraction Sublease, FSG shall join in the execution of the Contraction Sublease for the purpose of unconditionally guarantying to Tenant the payment and performance by such Affiliate of all of such Affiliate’s obligations to Tenant under the Contraction Sublease.

“Cost Approved Sublease” shall have the meaning assigned to such term in Section 8.1(h).

“Coterminous Expansion Space” shall have the meaning assigned to such term in Section 10.4(b).

“Damaged Property” shall have the meaning assigned to such term in Section 6.3(a).

“Demising Work” shall mean the construction by Tenant, if and to the extent required as a result of Tenant’s vacation and surrender of Surrendered Premises to Landlord, of (i) all walls and other work required to demise, separate and secure the Leased Premises from any portion of the Building that is not included within the Leased Premises, (ii) all work, if and to the extent required as a result of such demise, for (a) the creation of multi-tenant access to Building Common Areas, facilities and systems necessary for the general office use of the Surrendered Premises, including multi-tenant access to the mechanical, electrical, plumbing and other utility facilities and systems serving the Surrendered Premises or (b) at Tenant’s sole option, in lieu of creating multi-tenant access to existing Building Common Areas, facilities or systems, Tenant may construct replacements for Building Common Areas, facilities or systems necessary for the general office use of the Surrendered Premises and (iii) to provide proper and lawful means of ingress and egress to the Surrendered Premises.  Notwithstanding the foregoing, Tenant will not be obligated to (i) make any alterations or improvements to demise the Leased Premises on floors of any Buildings that are and shall continue to be leased by Tenant as full floors, (ii) make any alterations or improvements to floors that do not contain any Leased Premises or (iii) bring the Properties into compliance with building codes or other Legal Requirements, except to the extent required by any Governmental Authority as being necessary to perform the Demising Work.  All Demising Work shall be performed in conformity with the requirements of Section 5.7.

“Drive-Through Banking Facility” shall mean, for each Property, the portion of the Leased Premises, if any, identified as a Drive-Through Banking Facility in Lease Supplement for such Property.

“Early Termination Fee” shall mean the amount required to be paid by Tenant to Landlord upon Tenant’s exercise of Early Termination Rights under Section 11.4 calculated as the product of (w) the Agreed Upon Purchase Price for the Property at which the Early Termination Rights are being exercised multiplied by (x) 16.6667 basis points (0.00166667) multiplied by (y) the number of whole or partial months that elapse between the Commencement Date and the Contraction Premises Surrender Date for the Contraction Premises for which the Early Termination Fee is being calculated multiplied by (z) a fraction, the numerator of which is the Net Rentable Area of the Contraction Premises created by Tenant’s exercise of the Early Termination Rights for which the Early Termination Fee is being calculated and the denominator of which is the Net Rentable Area of the Building at which the Early Termination Rights are being exercised.  For purposes of determining the Early Termination Fee required to be paid by Tenant with the Contraction Rights Exercise Notice for any Contraction Premises, Tenant shall assume that the Contraction Premises Surrender Date for such Contraction Premises shall be the date on which Tenant identifies in the Contraction Rights Exercise Notice that Tenant desires to vacate and surrender possession of such Contraction Premises to Landlord.  After the actual Contraction Premises Surrender Date for the Contraction Premises becomes known, the Early Termination Fee shall be recalculated as provided in Section 11.4.  No Early Termination Fee shall ever become due or payable by Tenant as a result of, or with respect to the Contraction Premises created by, Tenant’s exercise of Relocation Rights under Section 11.3 or Termination Rights under Section 11.5.

“Early Termination Right” shall have the meaning assigned to such term in Section 11.4.

“Enforcement” shall have the meaning assigned to such term in Section 7.7.

“Environmental Information” shall have the meaning assigned to such term in Section 4.6(a).

“Environmental Matters” shall have the meaning assigned to such term in Section 4.6(b).

“Excess Basic Rent” shall have the meaning assigned to such term in Section 10.5.

“Exchange Space” shall mean the number of square feet, if any, by which the Net Rentable Area of the Minimum Leased Premises exceeds the Net Rentable Area of the Lease Premises.  On the Commencement Date, the Exchange Space shall equal Thirty-Four Thousand Eight Hundred Ninety-One (34,891) square feet.  The Exchange Space shall be recalculated, as of the Commencement Date, following the re-measurement of the Buildings in conformity with the Measurement Standard.  The Exchange Space shall be reduced, from time to time, by the Net Rentable Area of all Expansion Space added to Leased Premises pursuant to Article X (effective, in each such case, as of the date the Expansion Space becomes Leased Premises) and increased, from time to time, by the Net Rentable Area of any Contraction Premises removed from the Leased Premises by Tenant’s exercise of Relocation Rights, but not Early Termination Rights or Termination Rights (effective, in each such case, as of the date the Contraction Premises is no longer Leased Premises).

“Exchange Space Rent” shall mean the annual Rent payable by Tenant with respect to the Exchange Space calculated as Net Rentable Area of the Exchange Space multiplied by the sum of (i) Annual Basic Rent Factor plus (ii) the Average Operating Expenses plus (iii) the Average Real Estate Taxes.  If the Exchange Space is less than or equal to zero, no Exchange Space Rent shall be due or payable.

“Expansion Rights” shall have the meaning assigned to such term in Section 10.4.

“Expansion Space” shall have the meaning assigned to such term in Section 10.4.

“Expansion Space Acceptance” shall have the meaning assigned to such term in Section 10.4.

“Expiration Date” shall have the meaning assigned to such term in Section 1.1(a).

“Event of Default” shall have the meaning assigned to such term in Section 7.1(a).

“Fair Market Purchase Value” shall mean the fair market purchase value, as of the date the determination is made, that would be obtained in an arm’s-length purchase and sale agreement between an informed and willing seller and an informed and willing purchaser, neither of whom is under any compulsion to enter into such transaction.

“Fair Market Rental Value” shall mean the fair market rental value, as of the date the determination is made, that would be obtained in an arm’s-length net lease (i.e., net of all operating expenses, real estate taxes, utilities and other pass-throughs) between an informed and willing tenant (other than a tenant in possession) and an informed and willing landlord, neither of whom is under any compulsion to enter into such transaction, for space in Comparable Buildings that is comparable in size, location and quality to the Leased Premises, for a comparable term.  Such Fair Market Rental Value shall be calculated assuming that (i) the Leased Premises are in the condition and state of repair required under the Lease, (ii) Tenant is in compliance with the requirements of the Lease and (iii) Tenant will accept the Leased Premises in “AS-IS” condition.  In determining the Fair Market Rental Value for Property, the Appraiser shall give due consideration, to and make any necessary adjustments to the rentals paid at Comparable Buildings in light of, the following factors: (i) Tenant will not receive, and Landlord will not pay, any tenant improvement, relocation, moving or other allowance, rent abatement or other reduced or free rent period or any other allowance or concession in connection with Tenant’s leasing of the Leased Premises, (ii) except as expressly provided herein with respect to Expansion Space, Tenant’s obligation to pay Rent commences on the date possession of the Leased Premises are delivered to Tenant, (iii) Landlord will not pay any brokers’ fee or commission in connection with Tenant’s leasing of the Leased Premises, (iv) the Landlord’s inclusion, and Tenant’s payment, of amortized capital expenditures in Operating Expenses to the extent provided in this Lease and (v) the creditworthiness of Tenant and the tenants at Comparable Buildings.  For Short Term Expansion Space only, the Fair Market Rental Value shall be determined without regard to the value added by any alterations or improvements made to such space by Tenant after it was added to the Lease Premises as provided in Article X.

“Final Drawings” shall have the meaning assigned to such term in Section 5.7(b).

“Final Space Plan” shall have the meaning assigned to such term in Section 5.7(a).

“Five Year Term Separate Lease” shall have the meaning assigned to such term in Section 9.3.

“Floor Common Area” shall have the meaning assigned to such term in the Measurement Standard.

“FMRV Increment” shall have the meaning assigned to such term in Section 10.5.

“FMRV Space” shall mean space added to the Leased Premises as Expansion Space, but shall not include any Coterminous Expansion Space added to the Leased Premises during the Initial Term.

“Force Majeure Events” shall mean events beyond Landlord’s or Tenant’s (as the case may be) control, which shall include all labor disputes, governmental regulations or controls, war, fire or other casualty, inability to obtain any material or services, acts of God, or any other cause not within the reasonable control of Landlord or Tenant (as the case may be).  The times for performance set forth in this Lease (other than for monetary obligations of a party) shall be extended to the extent performance is delayed by Force Majeure Events.

“FSG” shall have the meaning assigned to such term in the parties paragraph.

“GAAP” shall mean generally accepted accounting principles, consistently applied.

“Governmental Authority” shall mean the United States, the state, county, city and political subdivision in which a Property is located or that exercises jurisdiction over the Property, Landlord or Tenant, and any agency, department, commission, board, bureau or instrumentality of any of the foregoing that exercises jurisdiction over the Property, Landlord or Tenant.

“Gross Revenue” shall mean, for each Property, all gross income generated in connection with such Property, including basic rents, additional rents and other charges collected from Tenant and other tenants or occupants of the Property and income from services, coin operated vending machines and telephones, parking facilities, but excluding (i) security deposits, unless and not until such deposits are applied as rental income, (ii) interest on bank accounts for the operation of the Property, (iii) proceeds from the sale or refinancing of the Property, (iv) insurance proceeds or dividends received from any insurance policies pertaining to physical loss or damage to the Property, (v) condemnation awards or payments received in lieu of condemnation of the Property and (vi) any trade discounts and rebates received in connection with the purchase of personal property or services in connection with the operation of the Property.

“Hazardous Materials” shall mean any flammable materials, explosive materials, radioactive materials, asbestos-containing materials, the group of organic compounds known as polychlorinated biphenyls and any other hazardous, toxic or dangerous waste, substance or materials defined as such in (or for purposes of) the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601 to 9675,  the federal Hazardous Materials Transportation Act, 42 U.S.C. §§ 5101 to 5127, the federal Solid Waste Disposal Act as amended by the Resources Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 to 6992k, the federal Toxic Substance Control Act, 15 U.S.C. §§ 2601 to 2692 or any other Legal Requirement from time to time in effect regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material.

“Holidays” shall mean New Year’s Day, Martin Luther King Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Thanksgiving Day, Christmas Day and any and all other dates observed as bank holidays by national banks.  If, in the case of any holiday described above, a different day shall be observed than the respective day described above, then that day that constitutes the day observed by national banks in the state in which the Property is located on account of such holiday shall constitute the Holiday under this Lease.

“HVAC” shall mean heating, ventilating and air conditioning.

“Initial Term” shall have the meaning assigned to such term in Section 1.1(a).

“Interest Holder” shall have the meaning assigned to such term in Section 7.7.

“JAMS” shall mean Judicial Arbitration & Mediation Services, Inc.

“JLL” shall mean Jones Lang LaSalle Americas, Inc.

“Land” shall mean all of the parcels of land identified on Exhibit A on which the Buildings, Common Areas, Drive-Through Banking Facilities, Parking Areas and other elements of the Properties are located.

“Landlord” shall have the meaning assigned to such term in the parties paragraph.

“Landlord Default” shall have the meaning assigned to such term in Section 7.1(f).

“Landlord Designated Submanager” shall have the meaning assigned to such term in Section 3.6.

“Landlord Expansion Response” shall have the meaning assigned to such term in Section 10.2.

“Landlord Letter of Credit” shall have the meaning assigned to such term in Section 13.2.

“Lease” shall have the meaning assigned to such term in the parties paragraph.

“Leased Premises” shall have the meaning assigned to such term in Section 1.1(a).

“Lease Supplement” shall mean, for each Property, a supplement to this Lease based upon the form attached as Exhibit B hereto that describes and depicts, in detail, the Leased Premises for such Property and any Landlord or Tenant right or obligations that are specific to that Property, including any emergency generators, uninterrupted power systems, supplemental HVAC systems and other specialty items of whose capacities are dedicated for Tenant’s sole use and that Tenant desires Landlord to maintain, repair and replace, at Tenant’s election, as an Above Standard Service.

“Lease Year” shall mean a period of one (1) year; provided that the first Lease Year shall commence on the Commencement Date and shall end on September 30, 2005; the second Lease Year commences upon the expiration of first Lease Year and ends one (1) year later, and all subsequent Lease Years commence upon the expiration of the prior Lease Year, except that the last Lease Year during the Term ends on the last day of the Term.  The Lease Year for all Properties covered by this Lease shall be the same.

“Legal Requirements” shall mean any law, statute, ordinance, order, rule, regulation or requirement of a Governmental Authority.

“MAI” shall mean Member of the Appraisal Institute.

“Major Dispute” shall have the meaning assigned to such term in Section 12.2(c).

“Major Property” shall mean any Property in which the Building shall contain 50,000 or more square feet of Net Rentable Area.

“Maximum Renewal Term Basic Rent” shall have the meaning assigned to such term in Section 1.4(c).

“Measurement Standard” shall mean the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996, as promulgated by BOMA.

“Minimum Leased Premises” shall mean the number of square feet determined by multiplying the Net Rentable Area of all of the Closing Properties acquired by Landlord (or its Affiliates) from Tenant (or its Affiliates) under the Purchase Agreement, whether or not such Closing Properties are occupied, in whole or in part, by Tenant, by 0.618.  The Minimum Leased Premises shall be calculated by Landlord and Tenant on the Commencement Date and recalculated, as of the Commencement Date, following the re-measurement of the Buildings in conformity with the Measurement Standard.

“Net Rentable Area” shall mean, as applicable, the net rentable areas of the Leased Premises and the Buildings, determined in conformity with the Measurement Standard.  The approximate Net Rentable Areas of the Leased Premises and the Buildings are as specified in Exhibit A; provided that the final and stipulated Net Rentable Areas of the Leased Premises and each of the Buildings shall be re-measured by Landlord on or before December 31, 2004, in conformity with the Measurement Standard.  Once such re-measurement is completed, Landlord and Tenant shall (i) amend the Lease Supplements and Exhibit A to confirm, effective as of the Commencement Date, the correct Net Rentable Areas, Occupancy Percentages and Annual Basic Rents, (ii) recalculate and confirm in writing the Net Rentable Area subject to Termination Rights under Section 11.5 below, (iii) recalculate the Minimum Leased Premises and (iv) recalculate the Annual Basic Rent Factor.

“Non-FMRV Renewal Space” shall mean, as to each Property during each Renewal Term, the portion of the Renewal Premises at such Property, if any, that is not FMRV Space.

“Non-Removable Improvements” shall have the meaning assigned to such term in Section 5.3.

“Notice Parties” shall mean the parties identified in Section 1.1(a), and any successor or additional party as a Notice Party may from time to time designate, as parties entitled to receive written notices under this Lease.

“Occupancy Percentage” shall mean, as to each Building, a fraction, expressed as a percentage, the numerator of which is the Net Rentable Area of the Leased Premises in the Building at the time the determination is made, and the denominator of which is Net Rentable Area of the Building, all as set forth on Exhibit A hereto, as amended from time to time.  The Occupancy Percentage for a Property shall be re re-calculated each time there is a change in the Net Rentable Area of the Leased Premises or the Building at such Property.

“Operating Expenses” shall have the meaning assigned to such term in Section 2.2(b).

“Operating Expense Statement” shall have the meaning assigned to such term in Section 2.2(f).

“Outside Completion Date” shall have the meaning assigned to such term in Section 6.3(d).

“Owner” shall have the meaning assigned to such term in Section 7.7.

“Parking Areas” shall mean, as to each Property, the exclusive and non-exclusive parking areas and facilities for the Property as indicated on the Lease Supplement for the Property, together with any connecting walkways, covered walkways, tunnels, or other means of access to the Building, and any additional minor improvements now or hereafter located on the Land related to the foregoing facilities.

“PAVS Contraction Premises” shall have the meaning assigned to such term in Section 5.7(h).

“PAVS Expansion Premises” shall have the meaning assigned to such term in Section 5.7(h).

“Pre-Committed Space” shall have the meaning assigned to such term in Section 10.2(a).

“Preliminary Drawings” shall have the meaning assigned to such term in Section 5.7(b).

“Preliminary Space Plan” shall have the meaning assigned to such term in Section 5.7(a).

“Prime Rate” shall mean the “prime rate” announced by Bank of America, N.A., or its successor, from time to time (or if the Prime Rate is discontinued, the rate announced as that being charged to said bank’s most credit-worthy commercial borrowers).

“Prior Lease” shall mean that certain Master Lease Agreement dated June 30, 2003, by and between First States Investors 5000A LLC, as landlord, and Tenant, as tenant, as amended,

“Prohibited Uses” shall have the meaning assigned to such term in Section 4.7.

“Property” shall mean the Land, the Buildings, the Common Areas, including the Parking Areas, any Drive-Through Banking Facilities, and any and all additional improvements now or hereafter located on the Land that serve the Buildings, the Common Areas, including the Parking Areas, any Drive-Through Banking Facilities or the tenants of the Building generally.

“Purchase Agreement” shall mean that certain Agreement of Sale and Purchase dated September 27, 2004, by and between Tenant, as seller, and FSG, as purchaser, as amended.  Immediately prior to the Closing, FSG shall assign to Landlord, and Landlord shall assume, all of FSG’s rights, titles and interests under the Purchase Agreement, it being understood that FSG shall not be released from its obligations under the Purchase Agreement as a result of such assignment.

“Purchase Agreement Vacate Space” shall mean the “Vacate Space” as such term is defined in the Purchase Agreement.

“Purchase Price” shall have the meaning assigned to such term in the Purchase Agreement.

“Qualified Damage” shall have the meaning assigned to such term in Section 6.3(b).

“Quarterly Availability Report” shall have the meaning assigned to such term in Section 10.1.

“Real Estate Taxes” shall have the meaning assigned to such term in Section 2.3(b).

“Relocation Rights” shall have the meaning assigned to such term in Section 11.3.

“Relocation Rights Exercise Period” shall have the meaning assigned to such term in Section 10.4(a).

“Remedial Work” shall mean the removal, relocation, elimination, remediation or encapsulation of Hazardous Materials from all or any portion of the Leased Premises or the Common Areas and, to the extent thereby required, the reconstruction and rehabilitation of the Leased Premises or the Common Areas pursuant to, and in compliance with this Lease.

“Renewal Option(s)” shall have the meaning assigned to such term in Section 1.4(a).

“Renewal Option Notice Date” shall mean, with respect to a Renewal Option, the date on which Tenant sends written notice of exercise of such Renewal Option to Landlord as provided in Section 1.4(d).

“Renewal Premises” shall have the meaning assigned to such term in Section 1.4(c).

“Renewal Terms” shall have the meaning assigned to such term in Section 1.4(a).

“Rent” shall mean Annual Basic Rent, Excess Basic Rent, if any, Exchange Space Rent, if any, and Additional Rent.

“Requesting Party” shall have the meaning assigned to such term in Section 12.1(a)(i).

“Responding Party” shall have the meaning assigned to such term in Section 12.1(a)(i).

“ROFO Eligible Conditions” shall have the meaning assigned to such term in Section 9.2(a).

“ROFO Eligible Property” shall have the meaning assigned to such term in Section 9.2(a).

“SAR” shall mean Strategic Alliance Realty.

“SEC” shall have the meaning assigned to such term in Section 14.24.

“Security Areas” shall have the meaning assigned to such term in Section 4.2.

“Self-Insurance Net Worth Test” shall mean, as of any date, that (i) Tenant has a net worth of at least One Billion Dollars ($1,000,000,000.00) and (ii) Tenant’s long-term senior unsecured debt obligations are rated at least BBB (or its equivalent) by S&P and Baa2 (or its equivalent) by Moody’s at of that date; provided that if Tenant is rated by only one of S&P or Moody’s, such obligations shall have such rating from S&P or Moody’s, as the case may be, and a comparable rating from another nationally-recognized rating agency.

“Separate Lease” shall mean a separate, stand alone lease for a Property substantially in the form attached as Exhibit G hereto entered into by the purchaser of such Property, as landlord, and Tenant, as tenant, as provided in Section 9.3, which may be either Continuing Term Separate Leases or Five Year Term Separate Leases.

“Service Failure” shall have the meaning assigned to such term in Section 3.1(f).

“Short Term Expansion Space” shall have the meaning assigned to such term in Section 10.4.

“Sublet Space” shall have the meaning assigned to such term is Section 8.1(b).

“Subtenant Non-Disturbance Agreement” shall mean a written agreement substantially in the form attached as Exhibit F hereto among Landlord, Tenant, the subtenant under a Cost Approved Sublease and any Interest Holders pursuant to which Landlord and such Interest Holders agree not to disturb such subtenant’s possessory and other rights under the Cost Approved Sublease, and such subtenant agrees to attorn to and recognize Landlord, notwithstanding any expiration or earlier termination of the Term of this Lease prior to the expiration or earlier termination of the term of the Cost Approved Sublease, except to the extent that such possessory or other rights can be disturbed or terminated as provided in the Cost Approved Sublease.

“Surrendered Premises” shall mean, as applicable, any Purchase Agreement Vacate Space or Contraction Premises for which Tenant is required to perform Demising Work.

“Tax Statement” shall have the meaning assigned to such term in Section 2.3(a).

“TCCS” shall mean Trammell Crow Corporate Services, Inc.

“Tenant” shall have the meaning assigned to such term in the parties paragraph.

“Tenant’s Business Equipment” shall have the meaning assigned to such term in Section 5.3.

“Tenant Designated Submanager” shall have the meaning assigned to such term in Section 3.6.

“Tenant Expansion Notice” shall have the meaning assigned to such term in Section 10.2.

“Tenant Managed Property” shall have the meaning assigned to such term in Section 3.6.

“Tenant’s Operating Expense Share” shall have the meaning assigned to such term in Section 2.2(a).

“Tenant’s Tax Share” shall have the meaning assigned to such term in Section 2.3(a).

“Term” shall have the meaning assigned to such term in Section 1.3.

“Termination Rights” shall have the meaning assigned to such term in Section 11.5.

“Third Party Offer” shall have the meaning assigned to such term in Section 9.1.

“Transfer Notice” shall have the meaning assigned to such term in Section 8.1(b).

“Unused Relocation Rights Area” shall have the meaning assigned to such term in Section 10.5.

“URR Agreement” shall mean that certain Master Agreement Regarding Leases dated as of October 1, 2004, between FSG and Tenant pursuant to which FSG granted to Tenant certain “Universal Relocation Rights” as more fully therein provided.

“VARA” shall mean the Visual Artists Rights Act of 1990, as amended.

As used in this Lease, (i) the phrase “and/or” when applied to one or more matters or things shall be construed to apply to any one or more or all thereof as the circumstances warrant at the time in question, (ii) the terms “herein,” “hereof,” “hereunder” and words of similar import, shall be construed to refer to this Lease as a whole, and not to any particular Article or Section, unless expressly so stated, (iii) the terms “include” and “including”, whenever used herein, shall mean “including without limitation” or “including but not limited to,” except in those instances where it is expressly provided otherwise, (iv) the term “person” shall mean a natural person, a partnership, a corporation, a limited liability company, and/or any other form of business or legal association or entity, and (v) the term “alterations” shall mean any alterations, additions, removals and/or any other changes.

1.2           Leased Premises.  Subject to and upon the terms hereinafter set forth, Landlord does hereby lease and demise to Tenant, and Tenant does hereby lease and take from Landlord, the Leased Premises.  The initial Leased Premises are described in Exhibit A hereto and in the Lease Supplements.  Tenant shall be entitled to the following as appurtenances to the Leased Premises, all at no cost to Tenant, other than as provided in Section 2.2 or Section 3.1 below: (a) the right to use, and to permit Tenant’s employees and invitees to use (i) on an exclusive basis, the dedicated Parking Areas, if any, identified on the Lease Supplements and the elevator lobbies, corridors, restrooms, telephone, electric and other utility closets on floors leased entirely by Tenant and (ii) on a non-exclusive basis (in common with Landlord and other tenants or occupants of the Property, and their respective employees and invitees), the balance of the Parking Areas and all the other Common Areas (excluding Floor Common Areas, systems and facilities on and/or serving floors that do not include Leased Premises, but including risers wherever located throughout the Buildings); (b) all rights and benefits appurtenant to, or necessary or incidental to, the use and enjoyment of the Leased Premises by Tenant for the purposes permitted by Section 1.5, including the right of Tenant, its employees and invitees, in common with Landlord and other persons, to use any non-exclusive easements and/or licenses in, about or appurtenant to the Project, including the non-exclusive right to use any walkways, tunnels, and skywalks connected to the Project; and (c) all other rights and benefits provided to Tenant with respect to the Project pursuant to this Lease (including the rights granted to Tenant to use the roof of the Building, and other portions of the Project located outside of the Leased Premises, pursuant to Section 3.5 hereof).

1.3           Term.  The Initial term of this Lease shall be as described in Section 1.1(a), which Initial Term may be renewed and extended as provided in Section 1.4 (the Initial Term and, to the extent renewed and extended, any such Renewal Terms are hereinafter collectively called the “Term”).  Tenant is in possession of the Leased Premises as of the date of this Lease and shall accept the Leased Premises in its “AS-IS” condition on the Commencement Date, subject to all applicable Legal Requirements, covenants and restrictions.  Landlord has made no representation or warranty regarding the suitability of the Leased Premises or the Buildings for the conduct of Tenant’s business, and Tenant waives (a) any implied warranty that the Leased Premises or the Buildings are suitable for Tenant’s intended purposes, (b) any right of Tenant to claim that the Leased Premises are not now or in the future in compliance with Legal Requirements (except to the extent that any such future non-compliance with Legal Requirements within the Leased Premises was caused by any act or omission of Landlord, or its agents, servants or employees) and (c) any right of Tenant to claim that the Buildings are not in compliance with Legal Requirements in effect on the Commencement Date.  Except as otherwise expressly set forth in this Lease to the contrary, in no event shall Landlord have any obligation for any defects in effect on the Commencement Date in the Leased Premises or the Buildings or any limitation on their respective uses.

1.4           Options to Renew; Special Notice of Non-Renewal.

(a)           Subject to the conditions hereinafter set forth, Tenant is hereby granted options (individually, a “Renewal Option” and, collectively, the “Renewal Options”) to renew the Term with respect to any or all of the Leased Premises then demised to Tenant (including any Expansion Space) for up to seventeen (17) successive periods of five (5) years each with respect to the Banking Center Properties and for up to seven (7) successive periods of five (5) years each with respect to all other Properties (individually, a “Renewal Term” and collectively the “Renewal Terms”); provided that the Term of this Lease shall not extend for any portion of the Leased Premises within the Banking Center Properties, wherever added to this Lease, beyond September 30, 2104, or for any portion of the Leased Premises within any other Property, whenever added to this Lease, beyond September 30, 2054.

(b)           The first Renewal Term shall commence at the expiration of the Initial Term, and each subsequent Renewal Term shall commence at the expiration of the prior Renewal Term.  Tenant shall exercise its options to renew, if at all, by delivering notice of such election to Landlord not later than twelve (12) months prior to the expiration of the Initial Term or the expiration of the then `current Renewal Term, as the case may be.  IN ORDER TO PREVENT TENANT’S INADVERTENT FORFEITURE OF ANY THEN REMAINING RENEWAL OPTION, IF TENANT SHALL FAIL TO TIMELY EXERCISE ANY AVAILABLE RENEWAL OPTION, TENANT’S RIGHT TO EXERCISE SUCH RENEWAL OPTION SHALL NOT LAPSE UNTIL LANDLORD SHALL DELIVER TO TENANT WRITTEN NOTICE THAT SUCH NOTICE OF EXERCISE HAS NOT BEEN DELIVERED AND TENANT SHALL THEREAFTER FAIL TO EXERCISE SUCH RENEWAL OPTION WITHIN TEN (10) DAYS FOLLOWING THE DELIVERY OF SUCH NOTICE.

(c)           The Annual Basic Rent to be paid by Tenant for the Leased Premises at a Property during a Renewal Term (any such premises, the “Renewal Premises”) shall equal the Fair Market Rental Value of such Renewal Premises during such Renewal Term as determined by the parties or, in the absence of their agreement, determined by appraisal as expressed below; provided that the Annual Basic Rent payable during a Renewal Term for Non-FMRV Renewal Space at all Properties that contain Renewal Premises, computed on an aggregate basis, shall not be greater than the amount determined by multiplying (i) the aggregate Net Rentable Area of the Non-FMRV Renewal Space by (ii) the Annual Basic Rent Factor for the applicable Renewal Term as set forth on Schedule 1 hereto (the amount so determined, the “Maximum Renewal Term Basic Rent”).  If the aggregate Fair Market Rental Values of the Non-FMRV Renewal Space at all Properties (collectively, the “Aggregate FMRV Rent”) exceeds the Maximum Renewal Term Basic Rent, the Fair Market Rental Values of the Non-FMRV Renewal Space at each Property shall be proportionately reduced by multiplying each such Fair Market Rental Values by a fraction, expressed as a decimal, the numerator of which is the Maximum Renewal Term Basic Rent and the denominator of which is the Aggregate FMRV Rent, so that the Annual Basic Rent for the Non-FMRV Renewal Space shall, in the aggregate, equal the Maximum Renewal Term Basic Rent.  With respect to FMRV Space that is part of Renewal Premises, the Annual Basic Rent shall always be the Fair Market Rental Value of such FMRV Space.  An illustration of how Annual Basic Rent is determined during a Renewal Term is attached as Schedule 5 hereto.

(d)           Within thirty (30) days following the Renewal Option Notice Date, Landlord shall deliver to Tenant, a proposal setting forth Landlord’s determination of the Fair Market Rental Value for the Renewal Premises during the applicable Renewal Term.  For thirty (30) days thereafter, Landlord and Tenant shall negotiate in good faith to reach agreement as to the Fair Market Rental Value for the Renewal Premises.  Tenant’s leasing of the Renewal Premises shall be upon the same terms and conditions as set forth in this Lease, except (i) the Annual Basic Rent during the Renewal Term shall be determined as specified in Sections 1.4(c) and (e) and (ii) the leasehold improvements for the space in question will be provided in their existing condition, on an “AS-IS” basis at the time the Renewal Term commences.  Once established, the Annual Basic Rent for the applicable Renewal Term will remain fixed for each five (5) year Renewal Term, and be paid monthly in advance.

(e)           If Landlord and Tenant are unable to reach a definitive agreement as to the Fair Market Rental Value applicable to Renewal Premises within sixty (60) days following the Renewal Option Notice Date, the Fair Market Rental Value will be submitted for resolution in accordance with the provisions of this Section 1.4(e).  Within seventy-five (75) days following the Renewal Option Notice Date (or, if later, within fifteen (15) days following the date on which either Landlord or Tenant notifies the other party in writing that such notifying party desires to have the Annual Basic Rent for a Renewal Term determined by appraisal), Landlord and Tenant shall each select and engage an Appraiser to determine the Fair Market Rental Value of the Renewal Premises.  If either party fails to select and engage an Appraiser within such time, if such failure continues for more than five (5) business days following such party’s receipt of written notice that states in all capital letters (or other prominent display) that such party has failed to select an Arbitrator as required under the Lease and will be deemed to have waived certain rights granted to it under the Lease unless it selects an Arbitrator within five (5) business days, the Fair Market Rental Value will be determined by the Appraiser engaged by the other party.  Each Appraiser shall prepare an appraisal report and submit it to both Landlord and Tenant within thirty (30) days following the date on which the last Appraiser was selected.  If the higher of the two appraisals of Fair Market Rental Value does not exceed one hundred five percent (105%) of the lower of the two appraisals of Fair Market Rental Value, then the average of the two (2) appraisals shall be the Fair Market Rental Value for the Renewal Premises.  If the higher of the two appraisals of Fair Market Rental Value exceeds 105% of the lower of the two appraisals of Fair Market Rental Value, then within seven (7) days after receipt by Landlord and Tenant of both appraisal reports, the Appraisers selected by Landlord and Tenant shall agree on a third Appraiser to determine Fair Market Rental Value.  The third Appraiser shall not perform a third appraisal, but shall, within ten (10) days after his or her designation, select one (1) of the two (2) appraisals already performed, whichever of the two appraisals the third Appraiser determines to be closest to Fair Market Rental Value, as the controlling determination of the Fair Market Rental Value.  The decision of the third Appraiser shall be conclusive, and, subject to the limitations expressed in Section 1.4(c), shall be the Fair Market Rental Value for the Renewal Premises for the Renewal Term.  Each party shall pay the costs of its Appraiser and one-half of the cost of the third Appraiser.  The instructions to the Appraisers with respect to the determination of the Fair Market Rental Value applicable to such space will be to determine the Fair Market Rental Value for such space as of the relevant Renewal Term, assuming that such space will be leased on an “AS-IS” basis.  Within thirty (30) days following the determination of the Fair Market Rental Value, Tenant shall elect one (1) of the following options:  (A) to revoke the exercise of the subject Renewal Option, in which event, the Term of this Lease for the Leased Premises to which the notice of revocation applies shall automatically, and without further action of Landlord or Tenant, expire on the later of (1) the expiration of the then existing Term or (2) the last day of the calendar month that is six (6) months following the month in which Tenant’s notice of revocation was given to Landlord or (B) to renew the Lease at the rate to be determined in accordance with this Section 1.4(e) after the Fair Market Rental Value has been determined by appraisal.  If Tenant fails to exercise any of the foregoing options within the thirty (30) day period, Tenant shall be deemed to have elected option (A).  If Tenant has elected option (B), Tenant thereby shall have irrevocably exercised its right to renew the Term and Tenant may not thereafter withdraw the exercise of the Renewal Option; in such event the renewal of this Lease (as to the Renewal Premises) shall be upon the same terms and conditions of this Lease, except (i) the Annual Basic Rent during the Renewal Term shall be determined in accordance with the foregoing provisions and (ii) the leasehold improvements for the space in question will be provided in their existing condition, on an “AS-IS” basis at the time the Renewal Term commences.  If the Annual Basic Rent for a Renewal Term has not been determined prior to the commencement of such Renewal Term, Tenant shall pay to Landlord as of the commencement of the Renewal Term the same Annual Basic Rent as Tenant was paying immediately prior to the commencement of the Renewal Term, subject to adjustment upon final determination.  Once established, the Annual Basic Rent for the Renewal Term will remain fixed for each five (5) year Renewal Term, and be paid monthly in advance.

(f)           Notwithstanding anything to the contrary contained in this Section 1.4, subject to the provisions of Section 1.4(a) above, Tenant’s failure to give the required renewal notice with respect to the Leased Premises within a Property in conformity with the requirements of Section 1.4(b) shall render the upcoming and all subsequent Renewal Options for such Leased Premises, if there be any, null and void.

1.5           Use.  Each of the Leased Premises may be used and occupied by Tenant (and its permitted assignees and subtenants) only for banking and related uses and general business office purposes and such other lawful purposes as are consistent with banking and general office uses being made from time to time by tenants of the Building.  In addition and without limitation of the foregoing, Tenant may maintain (for use by Tenant and its employees, customers, and invitees):  (a) conference and/or meeting facilities, (b) libraries, (c) non-retail coffee bars, (d) support staff facilities (including word processing and copy facilities), (e) lunchrooms and kitchen facilities for use by Tenant and its employees and invitees, including vending machines and microwave ovens for use by Tenant and its employees and invitees, subject, however, to Legal Requirements, (f) storage space incidental to banking and general business office purposes only, (g) bank and storage vaults, (h) cash vault, (i) telephone call centers, (j) retail banking facilities and (k) as to each Property, any lawful purpose for which such Property was used on the Commencement Date.  Notwithstanding the foregoing, throughout the Term, Tenant shall not use, or permit the use of, the Leased Premises (or any part thereof) for any Prohibited Uses.  Tenant is not obligated to maintain occupancy in all or any portion of the Leased Premises.  For purposes of this Section 1.5, the term “banking” shall be deemed to include all traditional banking activities as well as the sale of insurance and annuities of all types, trust services, investment and financial advice, and the sale of securities.  If Tenant receives notice of any material directive, order, citation or of any violation of any Legal Requirement or any insurance requirement, Tenant shall endeavor to promptly notify Landlord in writing of such alleged violation and furnish Landlord with a copy of such notice.

1.6           Survival.  Any claim, cause of action, liability or obligation arising during the Term of this Lease in favor of a party hereto and against or obligating the other party hereto shall (to the extent not theretofore fully performed) survive the expiration or any earlier termination of this Lease.

ARTICLE II
RENTAL AND OPERATING EXPENSES

2.1           Rental Payments.

(a)           Beginning on the Commencement Date, Tenant shall pay Annual Basic Rent, Excess Basic Rent, if any, Exchange Space Rent, if any, and Additional Rent with respect to the Leased Premises, all as applicable and as required by and in conformity with the provisions of this Lease.  Annual Basic Rent and Exchange Space Rent, if any, shall be due and payable in equal monthly installments on the first day of each calendar month during the Term, in advance.  Tenant’s Operating Expense Share and Tenant’s Tax Share shall be due and payable in accordance with Sections 2.2 and 2.3.  Unless otherwise specified herein, Excess Basic Rent and Above Standard Services Rent shall be payable twenty (20) days following Landlord’s submission to Tenant of an invoice therefor.

(b)           Beginning on the Commencement Date, and continuing throughout the Term of this Lease, Tenant shall pay Annual Basic Rent and Exchange Space Rent, if any, to Landlord.  The Annual Basic Rent payment made by Tenant on the Commencement Date shall equal Five Hundred Fifty-Eight Thousand & 00/100 Dollars ($558,000) plus the amount set forth on Schedule 1 hereto.  Thereafter, Annual Basic Rent shall be as set forth on Schedule 1 hereto.  Annual Basic Rent shall be adjusted from time to time each time there is a change in the Annual Basic Rent Factor or in Tenant’s Occupancy Percentage for a Property.  From and after the expiration of the Initial Term through the expiration of the Renewal Term(s) (to the extent Tenant renews and extends this Lease pursuant to Section 1.4 hereof), Tenant shall pay Annual Basic Rent at the rate determined in accordance with the provisions of Section 1.4.

(c)           Intentionally Omitted.

(d)           Throughout the Initial Term of this Lease, but not thereafter, Tenant shall pay Excess Basic Rent, if any, to Landlord to the extent that the same is due and payable pursuant to Section 10.5.  Excess Basic Rent, if any, shall be paid annually, in arrears, for each Lease Year during the Initial Term.  Within ninety (90) days following the expiration of each Lease Year during the Initial Term, Landlord shall advise Tenant in writing of the Excess Basic Rent, if any, payable by Tenant for the prior Lease Year and provide Tenant with a detailed calculation of the same.

(e)           If the Term commences for any portion of the Leased Premises on a day other than the first day of a calendar month, or if the Term for any portion of the Leased Premises expires on other than the last day of a calendar month, then all installments of Rent that are payable on a monthly basis with respect to such portion of the Leased Premises shall be prorated for the month in which such Term commences or terminates, as the case may be, and the installment or installments so prorated for the month in which such Term commences or terminates, as the case may be, shall be paid in advance.  Said installments for such prorated month or months shall be calculated by multiplying the monthly installment for the affected portion of the Leased Premises by a fraction, the numerator of which shall be the number of days such Rent accrues during said commencement or expiration month, as the case may be, and the denominator of which shall be the actual number of days in the month.  If the Term commences for any portion of the Leased Premises, or if the Term expires on other than the first day of a calendar year, then all Rent payable on an annual basis shall be prorated for such commencement or expiration year, as the case may be, by multiplying such Rent by a fraction, the numerator of which shall be the number of days of the Term during the commencement or expiration year, as the case may be, and the denominator of which shall be the actual number of days in such commencement or expiration year.  In such event, the foregoing calculation shall be made as soon as is reasonably possible.  Landlord and Tenant hereby agree that the provisions of this Section 2.1(e) shall survive the expiration or termination of this Lease.

(f)           Tenant agrees to pay all Rent as shall become due from and payable by Tenant to Landlord under this Lease at the times and in the manner provided in this Lease, without abatement (except as specifically provided in this Lease), demand, offset (except as specifically provided in this Lease) or counterclaim, at Landlord’s address as provided herein (or such other address in the continental United States as may be designated in writing by Landlord from time to time).  Tenant shall have the right, at its option, to pay Rent by means of electronic funds transfer to such account and depository institution as Landlord shall specify from time to time upon Tenant’s request.  All Rent owed by Tenant to Landlord under this Lease shall bear interest from the date due thereof until payment is received by Landlord at the Applicable Rate; provided that Landlord shall not be entitled to receive interest during the first thirty (30) days following the payment due date on any overdue amount for which Landlord receives a late charge as provided in Section 2.1(g).  All sums owed by Landlord to Tenant pursuant to this Lease shall bear interest from the date due thereof until payment is received by Tenant at the Applicable Rate.  Any payments made by Landlord or Tenant to the other hereunder shall not be deemed a waiver by such party of any rights against the other party.

(g)           Tenant recognizes that late payment of any Rent will result in administrative and other expense to Landlord.  Therefore, other remedies for nonpayment of Rent notwithstanding, (i) in the event any installment of Annual Basic Rent is not received by Landlord on or before the fifth (5th) day of the month for which it is due, and such amount shall remain unpaid for more than five (5) days after Tenant’s receipt of written notice that such amount is past due, then Tenant shall pay to Landlord a late charge equal to two and one half (2½%) percent of the past due installment of Annual Basic Rent, and (ii) in the event any payment of Excess Basic Rent, if any, or Additional Rent is not received by Landlord within five (5) days after Tenant’s receipt of written notice that such amount is past due, then Tenant shall pay to Landlord an additional charge in an amount equal to the lesser of Two Thousand Five Hundred Dollars ($2,500.00) or one percent (1%) of the overdue amount.  Any notice of overdue payment for which Tenant shall be subject to a late charge shall state, in all capital letters (or other prominent display), that Tenant’s failure to remit payment by the appointed date shall result in the imposition of a late charge.  Landlord may not send any such notice of overdue payment to Tenant prior to the fifth (5th) day following the date such payment is due, and if any such premature notice is sent, it shall be deemed to have been sent on the fifth (5th) day following the date such payment was due. Notwithstanding the foregoing, Tenant shall not be obligated to pay a late charge on installments of Rent to the extent properly abated or set-off by Tenant pursuant to an express right to do so as set forth in this Lease or to the extent that Tenant’s payment is deficient by an amount that is less than or equal to one (1%) percent of the total amount due; provided that Tenant shall remit the amount of the deficiency promptly upon and, in any extent, within five (5) business days following Tenant’s receipt of written notice from Landlord that the same is past due.  All additional charges described herein are not intended as a penalty, but are intended to liquidate the damages so occasioned to Landlord and to reimburse Landlord for Landlord’s additional costs in processing such late payment, which amounts shall be added to the Rent then due.

(h)           Rent received by Landlord shall be applied by Landlord in the following order:  (i) Annual Basic Rent, (ii) Tenant’s Operating Expense Share, (iii) Tenant’s Tax Share, (iv) Excess Basic Rent, if any, (v) Above Standard Services Rent and (vi) to any remaining items of Rent that are due and unpaid.  Subject to the foregoing limitations, Tenant may, by written notice to Landlord with any Rent payment, direct how Rent is to be allocated among one or more Properties.

(i)           In those instances for which the right of offset is expressly provided, Tenant shall be entitled to offset against Rent next coming due any amounts that are owed or payable by Landlord to Tenant under or pursuant to the terms of this Lease as expressed in Article XIII.

2.2           Operating Expenses.

(a)           During each month of the Term of this Lease, on the same date that Annual Basic Rent is due, Tenant shall pay to Landlord, as Additional Rent, an amount equal to one-twelfth (1/12) of the annual cost of Tenant’s Occupancy Percentage of the Operating Expenses for the Properties as hereinafter provided (the amount so payable by Tenant, “Tenant’s Operating Expense Share”).  Tenant agrees the amount of Operating Expenses may be estimated by Landlord for the upcoming calendar year.  Landlord reserves the right to reasonably re-estimate Operating Expenses (and Tenant’s monthly installments of Tenant’s Operating Expense Share on account thereof) up to one (1) time each calendar year; provided that any re-estimation made during the course of any calendar year for purposes of adjusting Tenant’s monthly installments falling due during the same calendar year shall be made on not less than ninety (90) days’ prior notice to Tenant, which notice shall include documentation that evidences and supports, in reasonable detail, the basis and need for Landlord’s re-estimation of Operating Expenses.  Any overpayment or underpayment of Tenant’s Operating Expense Share shall be reconciled after the period for which estimated payments have been made by Tenant as expressed in Section 2.2(f).

(b)           “Operating Expenses,” for each calendar year, shall mean all expenses and costs of every kind and nature (other than as set forth in Section 2.2(c)) that have accrued for a particular calendar year, as reasonably allocated by Landlord and, except as otherwise expressly provided herein, computed in accordance with GAAP, on an accrual basis and incurred in connection with the servicing, repairing, maintenance and operation of the Properties during each calendar year, including the expenses and costs set forth in items (i) through (xiii) below:

(i)           wages and salaries, including taxes, insurance and benefits, of all persons engaged in operations, on-site property management, maintenance or access control, as reasonably allocated by Landlord (excluding, however, executive personnel of Landlord, senior to the property manager, and personnel to the extent engaged in the development and/or leasing of the Properties);

(ii)           replacement costs, whether acquired or leased, of tools and equipment and all costs of materials and supplies, to the extent used in operations, maintenance and access control, as reasonably allocated by Landlord;

(iii)         cost of all utilities, including electricity, water, gas, steam and sewer charges, except to the extent, if any, that the cost thereof is separately metered and billed to Tenant or any other occupants of the Properties or recovered by Landlord (or for which Landlord is entitled to reimbursement, even if not actually collected by Landlord) from Tenant or any other occupants of the Properties as Above Standard Services Rent or otherwise;

(iv)         cost of repairing, maintaining and cleaning the Common Areas of the Properties and the furniture and furnishings therein;

(v)          cost of all maintenance and service agreements and the equipment therein, including access control service, window cleaning, mechanical, electrical and plumbing service contracts, including elevator maintenance, janitorial service, security, landscaping maintenance, garbage and waste disposal;

(vi)         cost of repairs and general maintenance (excluding repairs, alterations and general maintenance to the extent covered by proceeds of condemnation or insurance);

(vii)        the cost, amortized over the useful life of the asset in accordance with GAAP, with interest at Landlord’s then prevailing borrowing rate, of all repairs and replacements of a capital nature, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, made by Landlord to any Building or the Common Areas (excluding Floor Common Area on floors not leased in whole or in part by Tenant), all to the extent necessary to operate, repair and maintain the Properties in conformity with the requirements of this Lease and in accordance with the accepted principles of sound management practices (and in conformance with GAAP) as applied to the operation, repair and maintenance of Comparable Buildings, but excluding (aa) costs to expand the Net Rentable Area of any Property, (bb) except as otherwise expressly required by this Lease, costs to upgrade or improve the general character or quality of any Property or (cc) for any Property when Tenant’s Occupancy Percentage is greater than thirty-five percent (35%), costs to replace (and not repair or maintain) any major equipment or system unless approved by Tenant in a final Budget;

(viii)       the cost of all insurance premiums (a) required to be obtained by Landlord pursuant to this Lease or (b) customarily obtained by the owners of Comparable Buildings, including the cost of casualty and liability insurance, rental loss insurance for the Property, insurance on Landlord’s personal property located in and used in connection with the operation of the Property and insurance covering losses resulting from perils and acts of terrorism on terms specified in Article VI or as otherwise specified from time to time by Landlord;

(ix)          fair market management fees to the property manager for the Property and fair market rentals for a reasonably sized management office (if located in the Property); provided that in no event shall Operating Expenses include any costs attributable to a Building leasing office, and any space used for leasing and management functions shall be reasonably allocated between leasing and management functions for purposes of the pass-through of rental of the on-site management office;

(x)           costs of Remedial Work to the Common Areas (excluding Floor Common Areas on floors not leased in whole or in part by Tenant); provided that Landlord shall not be permitted to include any such costs as Operating Expenses unless (A) Landlord’s failure to perform the Remedial Work constitutes a violation of Legal Requirements, (B) Landlord is required to perform the Remedial Work by any notice of violation, order, decree, permit, rule or regulation issued by any Governmental Authority or (C) Landlord’s failure to perform the Remedial Work would, in Landlord’s reasonable opinion, endanger the health, safety or welfare of any person on or about the Properties;

(xi)          HVAC service for the Common Areas (excluding Floor Common Areas on floors not leased in whole or in part by Tenant) as reasonably determined by Landlord using a consistently applied method of allocation;

(xii)         the cost of operating, repairing, maintaining and cleaning the Parking Areas; and

(xiii)       the cost of rental (a) under any ground or underlying lease or leases existing on the Commencement Date for all or any portion of any Property and (b) under any ground or other underlying lease or leases hereafter entered into by Landlord for Parking Areas and other Common Area facilities that are made available for Tenant’s use and are, in fact, used by Tenant, but only for so long as Tenant continues such use.

For purposes of this Section 2.2(b), the phrase “as reasonably allocated by Landlord” shall mean as allocated by Landlord on a reasonable and consistent basis based upon time, square footage or other comparative measure that fairly reflects the Property’s appropriate share of such costs and in a manner that does not result in a profit to Landlord or result in a disproportionate burden to Tenant.

(c)           Anything in the foregoing provisions hereof to the contrary notwithstanding, Operating Expenses shall not include the following:

(i)           repairs or other work occasioned by fire, windstorm or other casualty, the costs of which are reimbursed to Landlord by insurers (or would have been so reimbursed to Landlord if Landlord had been in full compliance with the insurance provisions of this Lease) or by Governmental Authorities in eminent domain or by others; provided that in the event of a loss, the amount of the loss not reimbursed (including the amount of applicable deductibles) shall be includable in Operating Expenses;

(ii)           marketing costs, leasing commissions, broker fees, legal fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants and prospective tenants, or other occupants of the Properties and all other legal fees, whether or not in connection with the foregoing;

(iii)         costs incurred in renovating or otherwise improving or decorating or redecorating space for tenants or other occupants of the Properties or vacant space in the Buildings (including any allowances or inducements made to the tenants and prospective tenants or other occupants or any costs for Remedial Work or compliance with Legal Requirements for such tenants or such space);

(iv)         except to the extent that the same are expressly provided in Section 2.2(b), costs incurred by Landlord for alterations and replacements and other costs incurred of a capital nature, including capital improvements, capital repairs, capital equipment and capital tools that are considered capital expenditures under GAAP;

(v)          amortization (except as set forth in Section 2.2(b)(vii)) and depreciation;

(vi)         expenses in connection with providing Above Standard Services or similar services or benefits that are not Building Standard Services to Tenant or to any other occupants of the Properties;

(vii)        costs incurred due to the violation by Landlord or any tenant or other person (other than Tenant, its agents, employees or contractors) of the terms and conditions of any lease or other agreement pertaining to the Properties or of any Legal Requirement;

(viii)       fines or penalties incurred due to the Properties being in violation of Legal Requirements;

(ix)         costs incurred due to acts of any tenant causing an increase in the rate of insurance on the Building or its contents;

(x)          overhead and profit increment and other fees (including management fees or rental for a management office) paid to Landlord or subsidiaries or affiliates of Landlord or its partners for services on or to the Property, to the extent that the costs of such services exceed competitive costs for such services rendered by persons or entities of similar skill, competence and experience, other than Affiliates of Landlord;

(xi)         property management fees at any Property in excess of two and one-half percent (2.5%) of Gross Revenues for such Property; except that for all Tenant Managed Properties, all property management fees shall be excluded from Operating Expenses, and, in lieu thereof, (A) Tenant shall be solely responsible for paying the property management fees due the Tenant Designated Submanager and (B) Tenant shall pay Landlord a property management fee equal to one percent (1%) of Gross Revenue for such Tenant Managed Property that is paid by Tenant minus one and one-half percent (1.5%) of Gross Revenue, if any, for such Tenant Managed Property that is paid by non-Tenant sources;

(xii)        principal, points, fees and interest on any debt;

(xiii)       rental under any ground or underlying lease or leases hereafter entered into by Landlord, except for rentals under leases for Parking Areas or other Common Area facilities that are made available for Tenant’s use and are, in fact, used by Tenant;

(xiv)       Landlord’s general overhead and administration expenses;

(xv)        any compensation paid to clerks, attendants or other persons in commercial concessions operated for profit by Landlord;

(xvi)       any cost or expense to the extent Landlord is entitled to payment or reimbursement from any tenant (including Tenant), insurer or other person (other than through payment of its proportionate share of Operating Expenses) or for which any tenant (including Tenant) pays third persons;

(xvii)      costs incurred in installing, operating and maintaining any specialty facility such as an observatory, broadcasting facilities (other than the Building’s music system, life support and security system), and to the extent not available to Tenant (or, if available to Tenant, Tenant nevertheless elects not to (and does not) utilize the same), the costs of any luncheon club, athletic or recreational club or facility, net of revenues generated thereby;

(xviii)     Intentionally Omitted;

(xix)       any fines, penalties, legal judgments or settlements or causes of action by or against Landlord; and

(xx)        Real Estate Taxes and any fines, penalties or interest payable in connection therewith.

(d)           Landlord shall use its reasonable efforts to make payments on account of Operating Expenses in a time and manner to obtain the appropriate discounts or rebates available.  Landlord shall operate the Properties in an efficient manner and exercise reasonable efforts to minimize Operating Expenses consistent with maintaining services at a level consistent with Comparable Buildings.  In addition, with respect to janitorial services for the Leased Premises only, Tenant shall have the right, upon sixty (60) days written notice to Landlord, to separately contract for such services.  If Tenant makes such election, Operating Expenses shall exclude the cost of providing janitorial services to other tenants and occupants of the Building and all other portions of the Property (except for Common Areas) during the period of time that Tenant separately contracts for its own janitorial services, and the calculation of Tenant’s Operating Expense Share shall be adjusted so that Tenant receives the benefit of an appropriate credit for its payment of janitorial expenses allocable to its Leased Premises.

(e)           In the event any Property is not one hundred percent (100%) occupied during any year, appropriate adjustments shall be made (on a consistent basis from Lease Year to Lease Year) to those components of Operating Expenses which vary with Building occupancy, so as to calculate Operating Expenses as though the Building had been one hundred percent (100%) occupied in such year.  The average percentage of Building occupancy during any Lease Year shall be determined (on a Property by Property basis) as a fraction, the numerator of which is the sum of the Net Rentable Area of total leased space in the Building at the Property on the first day of each month during such year divided by twelve (12) and the denominator of which is the Net Rentable Area of the Building at the Property.  The foregoing notwithstanding, Landlord shall not (i) recover from Tenant more than Tenant’s Occupancy Percentage of the grossed-up Operating Expenses for a Property or (ii) recover from Tenant and other tenants of any Property an amount in excess of one hundred percent (100%) of the total Operating Expenses paid or incurred by Landlord with respect to such Property.

(f)           Within one hundred twenty (120) days after the end of each calendar year during the Term or as soon thereafter as possible in the exercise of reasonable diligence, Landlord shall provide Tenant a statement (the “Operating Expense Statement”) prepared by Landlord showing Operating Expenses for such calendar year broken down by component expenses, in reasonable detail, and calculating Tenant’s Operating Expense Share for the applicable year and the prior year.  The Operating Expense Statement shall be certified by Landlord’s group controller or other officer knowledgeable of the facts certified to therein that, to the best of his or her knowledge, the Operating Expense Statement has been prepared in accordance with the definitions and provisions pertaining to Operating Expenses contained in this Lease.  In the event that an Operating Expense Statement indicates that Tenant owes Landlord additional amounts on account of Tenant’s Operating Expense Share for said calendar year, Tenant shall pay the amount due within thirty (30) days after delivery of the Operating Expense Statement.  Notwithstanding any other provision of this Lease, Landlord shall be estopped from amending, and hereby waives the right to amend, any Operating Expense Statement not amended by Landlord within three (3) years after the end of the calendar year to which said Operating Expense Statement applies, nor shall Landlord have the right through any other procedures or mechanism to collect any Operating Expense not included on the pertinent Operating Expense Statement after the third anniversary of the last day of the calendar year to which said Operating Expense Statement applies, unless before said third anniversary Landlord has delivered to Tenant a revised  Operating Expense Statement reflecting such revised Operating Expense (with a reasonably detailed explanation of the reasons for any such revision) and made a written demand for payment of said Operating Expense.

(g)           Any Operating Expense Statement or other notice from Landlord pursuant to this Section 2.2 shall be subject to Tenant’s rights of review and audit set forth in Section 2.4.  Pending the resolution of any dispute, however, Tenant shall make payments in accordance with said Operating Expense Statement or other notice.

2.3           Real Estate Taxes.

(a)           Tenant shall pay to Landlord, as Additional Rent, an amount equal to Tenant’s Occupancy Percentage of Real Estate Taxes for each Property that become due and payable during the Term of this Lease as hereinafter provided.  Landlord shall deliver to Tenant a copy of each Real Estate Tax invoice received by Landlord, together with a written statement (“Tax Statement”) setting forth (i) the amount of the Real Estate Taxes set forth on the invoice, (ii) the Property for which such Real Estate Taxes relate and (iii) Tenant’s Occupancy Percentage of such Real Estate Taxes, prorated on a per diem basis if only a part of the period for which such Real Estate Taxes relate falls within the Term of this Lease and, with respect to Real Estate Taxes for which a discount is available for early payment, discounted to reflect the greatest possible discount available to Landlord for such early payment, regardless of when such taxes are actually paid and regardless of whether Landlord actually obtains a discount for early payment (the amount so payable by Tenant with respect to each such invoice and in the aggregate, as applicable, “Tenant’s Tax Share”).  Tenant shall pay Tenant’s Tax Share to Landlord within thirty (30) days following Tenant’s receipt of the Tax Statement evidencing same.

(b)           “Real Estate Taxes” shall mean all real estate taxes, assessments and other governmental levies and charges, general and special, ordinary or extraordinary, of any kind and nature (including any interest on such assessments whenever the same are permitted to be paid in installments) which may presently or hereafter be imposed, levied, assessed or confirmed by any lawful taxing authorities which may become due and payable out of or for, or which may become a lien or charge upon or against the whole, or any part, of the Properties, including taxes imposed on (i) the gross rents or gross receipts (but not the net income) of the Properties and (ii) personal property in the Properties owned by Landlord and used in connection with the Properties, but only to the extent that the same would be payable if the Properties were the only property of Landlord.  If at any time during the Term the present system of ad valorem taxation of real property is changed or supplemented so that in lieu of or in addition to the ad valorem tax on real property there shall be assessed on Landlord or the Properties any tax of any nature that is imposed in whole or in part, in substitution for, addition to, or in lieu of any tax that would otherwise constitute a Real Estate Tax, such tax shall be included within the term “Real Estate Taxes,” but only to the extent that the same would be payable if the Properties were the only property of Landlord.  Such taxes may include a capital levy or other tax on the gross rents or gross receipts (but not the net income) of the Properties or similar tax, assessment, levy or charge measured by or based, in whole or in part, upon any such gross rents or gross receipts.  There shall be excluded from Real Estate Taxes (i) any realty transfer or similar taxes imposed on Landlord, (ii) taxes and assessments attributable to the personal property of other tenants, (iii) federal, state and local taxes on income, (iv) death taxes, (v) franchise taxes and (vi) any taxes (but not including ad valorem property taxes) imposed or measured on or by the net income of Landlord from the operation of the Property or imposed in connection with any change of ownership of the Property.  In no event shall Real Estate Taxes be included on the amount, if any, by which the value of leasehold improvements of any other tenant of the Building hereafter made (or leasehold improvements already existing and separately charged as an expense to be paid by such tenant) exceed the value of leasehold improvements generally found in the Building.  In the case of Real Estate Taxes that may be paid in installments, only the amount of each installment accruing during a calendar year shall be included in Real Estate Taxes during each calendar year.

(c)           At Tenant’s request so long as Tenant’s Occupancy Percentage at a Property is at least thirty-five percent (35%), Landlord shall contest or appeal the validity or amount of Real Estate Taxes for such Property by appropriate proceedings.  Landlord may also contest or appeal the validity or amount of Real Estate Taxes for any Property on Landlord’s own initiative.  Tenant shall pay as Additional Rent Tenant’s Occupancy Percentage of Landlord’s reasonable, out of pocket expenses incurred in any such appeal.  Real Estate Taxes with respect to a Property that is the subject of an appeal filed by or on behalf of Landlord shall be paid on the basis of the amount reflected in the tax bill and shall not be adjusted until the final determination of the appeal.  Within thirty (30) days following such final determination, Landlord will refund to Tenant, or Tenant shall pay to Landlord, as applicable, the difference, if any, between Tenant’s Tax Share payments previously made by Tenant and the finally determined amount of Tenant’s Tax Share.

(d)           Any Tax Statement or other notice from Landlord pursuant to this Section 2.3 shall be subject to Tenant’s rights of review and audit set forth in Section 2.4.  Pending the resolution of any dispute, however, Tenant shall make payments in accordance with said Tax Statement or other notice.

2.4           Budget; Audit Rights.

(a)           On or before June 1 of each calendar year during the Term of this Lease, Landlord shall deliver to Tenant for Tenant’s review and comment, a written estimate in reasonable detail of the projected budget for Operating Expenses and Real Estate Taxes for each Property for the next succeeding calendar year (the “Budget”).  The Budget shall show (i) the estimated amount of Operating Expenses, Tenant’s Operating Expense Share, Real Estate Taxes and Tenant’s Tax Share for each Property, for the next succeeding calendar year, (ii) the estimated amount for each major category of expense that is expected to be included in Operating Expenses for each Property during the next succeeding calendar year, including on a Property by Property basis, any items that constitute capital expenditures in accordance with this Lease and the amount thereof to be amortized during such calendar year, (iii) the estimated rates to be charged by Landlord for Above Standard Services for each Property for which Tenant has requested the same during the next succeeding calendar year and (iv) the actual amounts for all such items for the prior calendar year.  It is understood and agreed by Landlord and Tenant that the Operating Expenses and Real Estate Taxes in the Budget shall be estimated on a reasonable good faith basis taking into consideration, among other things, the actual Operating Expenses and Real Estate Taxes for the then current calendar year, a good faith estimate of the rate of cost increases during the then current calendar year, the actual known prospective increases to each item in the Budget and a good faith estimate for contingencies for the next succeeding calendar year.  Tenant may disapprove a portion of a proposed Budget only if such portion of the Budget fails to reflect the reasonable and necessary Operating Expenses and Real Estate Taxes to operate, repair and maintain the Properties in conformity with the requirements of this Lease and in accordance with the accepted principles of sound management practices as applied to the operation, repair and maintenance of Comparable Buildings; provided that for any Property when Tenant’s Occupancy Percentage is greater than thirty-five percent (35%), (i) Tenant may disapprove Landlord’s decision to replace (and not repair or maintain) any major equipment or system unless Landlord establishes, by certification of a qualified engineer for whom Tenant has no reasonable objection, that the equipment or system in question is beyond its useful life and that continued repair or maintenance (and not replacement) is not commercially practicable and (ii) Tenant may require Landlord to replace (and not repair or maintain) any major equipment or system if Tenant establishes, by certification of a qualified engineer for whom Landlord has no reasonable objection, that the equipment or system in question is beyond its useful life and that continued repair or maintenance (and not replacement) is not commercially practicable.  If Tenant disapproves a portion of a proposed Budget, Tenant shall so notify Landlord in writing, which notification shall state, in reasonable detail, the item or items of the proposed Budget disapproved by Tenant and the basis for such disapproval.  Landlord and Tenant shall negotiate in good faith to resolve any differences concerning any proposed Budget.  Landlord shall deliver to Tenant the proposed final Budget for the next succeeding calendar year and the calculation of Tenant’s Occupancy Percentage thereof on or before July 15 of each calendar year; provided that if Tenant fails to approve a proposed Budget on or before July 1 of a preceding calendar year, and if the parties have been unsuccessful in their efforts to resolve any disagreements, either Landlord or Tenant may at any time thereafter submit the Budget for the next calendar year (or any portion thereof) to dispute resolution in accordance with the provisions of Article XII of this Lease, and, in such event, Landlord shall deliver the final Budget to Tenant within thirty (30) days following the completion of the dispute resolution process.  Notwithstanding the foregoing, (i) if the dispute resolution process regarding the Budget is not completed by January 1 of the calendar year to which such proposed Budget relates, then (A) the costs set forth on the proposed Budget shall be used for all items not the subject of a dispute, and (B) to the extent applicable, the prior year’s budgeted costs shall be used for all items of a proposed Budget that are the subject of a dispute and (ii) in the event that the actual Operating Expenses or Real Estate Taxes incurred by Landlord during a calendar year exceed Landlord’s estimated Operating Expenses and Real Estate Taxes (including contingencies) for such year as set forth on an approved Budget, Landlord may prepare and submit a revised Budget to Tenant for Tenant’s review and approval (but not more frequently than once during any calendar year).  Upon completion of the dispute resolution process, the new year’s Budget shall be correspondingly adjusted and Tenant’s monthly payment of Tenant’s Operating Expense Share shall likewise be adjusted.  If Landlord determines during the course of a calendar year that a Building is in need of capital repairs, replacements or improvements that are not included in the approved Budget for such Building for such calendar year, Landlord shall so advise Tenant, and Tenant shall review and approve or disapprove the proposed capital repair, replacement or improvement in conformity with the procedures outlined in this Section 2.4(a) as if such repair, replacement or improvement were originally included by Landlord as part of the budget process described above.

(b)           Tenant, at Tenant’s sole cost and expense, shall have the right, to be exercised by notice given to Landlord within three (3) years after receipt of an Operating Expense Statement, Tax Statement or other invoice, to audit and/or inspect that portion of Landlord’s books and records pertaining to such Operating Expenses, Real Estate Taxes or other components of Additional Rent, as applicable, for such calendar year; provided such audit and/or inspection commences within ninety (90) days after Tenant’s notice to Landlord and thereafter proceeds reasonably to conclusion, and further provided that Tenant may audit any single year only once unless Landlord has subsequently made revisions to any Operating Expense Statement, Tax Statement or other components of Additional Rent that impact Tenant’s Operating Expense Share, Tenant’s Tax Share or other Additional Rent payment.  Tenant may conduct such audit and/or inspection of Landlord’s books with Tenant’s own employees, or through an accountant or other agent selected by Tenant, or both in combination.  Tenant shall require any accountant or agent selected by Tenant to conduct or assist in such audit and/or inspection to execute and deliver to Landlord a confidentiality agreement substantially in the form attached hereto as Exhibit C.  Landlord agrees to cooperate in good faith with Tenant in the conduct of any such audit and/or inspection, and to make Landlord’s books and records of and relating to Operating Expenses, Real Estate Taxes or other components of Additional Rent, as applicable, available to Tenant or Tenant’s agents at one (1) single location.  If Tenant’s audit and/or inspection shows that Landlord’s calculation of Tenant’s Operating Expense Share, Tenant’s Tax Share or other components of Additional Rent for the audited/inspected calendar year or years (which shall in no event be prior to the two (2) calendar years immediately preceding the most recently completed calendar year) was overstated by more than four percent (4%) with respect to any Property, then Landlord shall pay, within thirty (30) days after Tenant’s request, Tenant’s actual reasonable audit/inspection out-of-pocket fees applicable to the audit/inspection of said calendar year statements for such Property.  Upon completion of the audit and/or inspection, if the calculation of Tenant’s Operating Expense Share, Tenant’s Tax Share or other components of Additional Rent indicates that Tenant overpaid Rent for any audited calendar year, Landlord shall pay Tenant (in the form of a credit against Rent next due or, upon expiration of this Lease, in the form of Landlord’s check within thirty (30) days after the completion of such audit and/or inspection) an amount equal to such overpayment.  In the event of any such audit or inspection, Landlord shall cause the books and records to be made available during such normal business hours as are prescribed by Landlord at Landlord’s headquarters or main office, which shall be located in the continental United States.  In any case, should Landlord disagree with the results of Tenant’s audit, Landlord and Tenant shall refer the matter to a mutually acceptable independent certified public accountant, who shall work in good faith with Landlord and Tenant to resolve the discrepancy.  The fees and costs of such independent accountant to which such dispute is referred shall be borne by the unsuccessful party and shall be shared pro rata to the extent each party is unsuccessful as determined by such independent certified public accountant, whose decision shall be final and binding.

ARTICLE III
BUILDING SERVICES, IDENTITY, SIGNAGE, AND MANAGEMENT

3.1           Building Standard and Above Standard Services.  During the Term, Landlord shall furnish the following services to Tenant:

(a)           Building Standard Services.  Landlord shall furnish the following services to Tenant during the Term (“Building Standard Services”), all of which shall comply with and shall be subject to Legal Requirements and, except as expressly provided to the contrary in this Section 3.1(a) or in any Lease Supplement, shall be equal to or exceed services customarily provided for Comparable Buildings:

(i)           At all times, hot (i.e., thermostat set in the range of 105° to 110° Fahrenheit for comfort and energy conservation purposes but with the capability to produce hot water for specified purposes at 140° Fahrenheit if requested by Tenant) and cold domestic water in all restrooms, drinking fountains, kitchen and pantry areas within the Leased Premises and all common use restrooms, kitchen and pantry areas at locations provided for general use;

(ii)           During Building Operating Hours, HVAC sufficient to maintain temperatures that are reasonably required for comfortable use and occupancy of all portions of the Leased Premises designed for occupancy by persons; provided that Landlord shall have the right, but not the obligation, at Landlord’s sole cost and expense, to install and operate such utility submeters as Landlord deems necessary to measure utility demand and usage within and outside the Leased Premises (and, in such event, (A) Tenant shall pay Tenant’s allocable share of any such submetered costs as Additional Rent at Landlord’s actual cost of providing the same, without mark-up and reflecting the largest possible bulk-purchase or other discounts available to Landlord from the utility provider and (B) all such submetered utility costs shall be excluded from Operating Expenses as provided in Section 2.2(b)(iii));

(iii)         Electric lighting service for all Common Areas, including the Parking Areas, in conformity with the practices for each Property on the Commencement Date as set forth in the applicable Lease Supplement;

(iv)         Janitorial service to the Leased Premises in conformity with the janitorial specifications for each Property as set forth in the applicable Lease Supplement;

(v)          Access control services for the Properties and the Buildings providing Tenant and its employees access to the Leased Premises and the Common Areas at all times; provided that Tenant shall have the right, at Tenant’s sole cost and expense, to install and operate such additional access control systems as it shall determine desirable for the purpose of limiting access to or within the Leased Premises, so long as any additional access control systems installed by Tenant are monitored and maintained by Tenant at Tenant’s sole expense;

(vi)         At all times, dedicated electrical capacity, transformed to a panel box located in the core of each floor of the Leased Premises or to the location of the panel boxes servicing the Leased Premises on the Commencement Date, in an amount not less than the dedicated capacity available to the Leased Premises on the Commencement Date; provided that Landlord shall have the right, but not the obligation, at Landlord’s sole cost and expense, to install and operate such utility submeters as Landlord deems necessary to measure utility demand and usage within and outside the Leased Premises (and, in such event, (A) Tenant shall pay Tenant’s allocable share of any such submetered costs as Additional Rent at Landlord’s actual cost of providing the same, without mark-up and reflecting the largest possible bulk-purchase or other discounts available to Landlord from the utility provider and (B) all such submetered utility costs shall be excluded from Operating Expenses as provided in Section 2.2(b)(iii));

(vii)        Security for the Projects, Buildings and Common Areas, including any Parking Areas, substantially similar to the security services existing immediately prior to the Commencement Date; provided that Tenant is solely responsible for compliance with all Legal Requirements in effect from time to time pertaining to banking security systems, devices, services, equipment and procedures for the Leased Premises and that Landlord shall have no responsibility or liability therefor; further provided that at Major Properties, for so long as Tenant’s Occupancy Percentage at such Major Property is fifty percent (50%) or greater, Tenant shall have the right, at Tenant’s election, to assume responsibility for and provide security for such Major Properties and the Buildings and Common Areas thereat, including any Parking Areas.  The security services provided by Tenant shall be at a level substantially similar to the level of security services existing at the Major Property immediately prior to the Commencement Date or, if greater, at a level then commensurate with Comparable Buildings.  The cost of providing security at such Major Properties shall be paid (or reimbursed to Tenant) by Landlord as an Operating Expense, except that if Tenant desires security services in excess of those commensurate with the prevailing standard as provided above, Tenant shall bear the cost for such additional security as Above Standard Services Rent.

(viii)       All bulb replacement in all Common Areas and Building Standard bulb replacement in the Leased Premises, it being understood that replacement of all fluorescent, incandescent, halogen and other types of bulbs in all fixtures existing in the Leased Premises as of the Commencement Date shall be deemed to be Building Standard and that Landlord shall not be obligated to replace any bulbs in Tenant’s furniture or furnishings in the Leased Premises;

(ix)          At all times, elevator cab passenger service to the Leased Premises, subject to temporary cessation for ordinary repair and maintenance (but as to each floor of the Leased Premises, such temporary cessation for ordinary repair and maintenance shall not occur simultaneously for all passenger cabs serving such floor), and to security measures or other means of controlling access imposed by Landlord after Building Operating Hours, on Holidays and during times when life safety systems override normal building operating systems;

(x)           Maintenance and cleaning of the Properties, Building and Common Areas, including the Common Areas on each floor of the Building on which any part of the Leased Premises are situated, the Parking Areas and all exterior landscaped areas in and around the Property;

(xi)         During Building Operating Hours, shared access to and use of, in common with Landlord and other tenants of the Building, a loading dock facility for the Building (if and to the extent that such facility exists on the Commencement Date), subject to such reasonable rules and regulations as are promulgated by Landlord from time to time pursuant to Section 4.4;

(xii)        At all times, sanitary sewer service to the Leased Premises and Common Areas facilities; and

(xiii)       Trash removal from the Property at designated locations.

All costs incurred by Landlord in connection with providing Building Standard Services shall be included in Operating Expenses.

The foregoing provisions of this Section 3.1(a) notwithstanding, the enumeration of particular building services is not a representation or agreement by Landlord that each Building Standard Service is available in specific quantities or amounts, or to particular standards or specifications at each Property.  Landlord and Tenant acknowledge that Tenant owned and operated each of the Properties prior to the Commencement Date and Tenant is fully aware of the capabilities and limitations of the Building systems.  Nothing herein shall be deemed to be a covenant or agreement of Landlord, or a representation or warranty of Landlord, express or implied, that Landlord shall improve the level of service provided by existing Property systems.  With respect to the Building Standard Services referenced in Section 3.1(a)(i), (ii), (v) and (ix), Landlord shall furnish such services in such quantities and at such levels that are at least equal to the quantities and levels being furnished at each Property immediately prior to the Commencement Date, with Tenant acknowledging and agreeing that Landlord shall not be required to provide during the Term greater quantities or higher levels of service than is capable of being provided with the machinery, equipment and systems that existed immediately prior to the Commencement Date and that Landlord has no obligation to replace or improve such machinery, equipment or systems other than in the ordinary course as may be consistent with sound building management practices or as required by Section 5.5.

(b)           If Tenant requires electrical energy for use in the Leased Premises in excess of the capacities described in Section 3.1(a)(vi), and if electric energy for such additional requirements is available to Landlord, Landlord shall, upon Tenant’s request and at Tenant’s sole cost and expense, furnish and install such additional wires, risers, conduits, feeders, switchboards and circuit panels as reasonably may be required to supply such additional requirements of Tenant.  If any portions of the Leased Premises or any of Tenant’s electrical equipment requires HVAC service in excess of Building Standard HVAC service, the same shall be installed, or the installation supervised by Landlord, on Tenant’s behalf, and Tenant shall pay all design, installation, submetering, repair, maintenance, replacement and operating costs relating thereto, unless such HVAC service is used in common with other tenants of the Building, in which event such costs shall be reasonably allocated by Landlord among Tenant and such other tenants.  The location and specifications of any such supplemental HVAC units shall be subject to Landlord’s prior written approval, which approval may not be unreasonably withheld or delayed.  In connection with the operation of any supplemental HVAC units serving the Leased Premises, to the extent a particular Property shall have available chilled water capacity, during Building Operating Hours Tenant may use such available chilled water for said supplemental HVAC units, and Landlord shall not charge Tenant for such service.  If Tenant shall require chilled water service in amounts not otherwise available or during other than Building Operating Hours, Tenant shall pay Landlord for the cost of providing such services as Above Standard Services Rent.

(c)           If and to the extent requested by Tenant from time to time and to the extent the same are reasonably available, Landlord shall provide Tenant with services in excess of Building Standard Services as described in Section 3.1(a) (“Above Standard Services”).  All of the costs incurred by Landlord in connection with providing any special Tenant services shall be paid by Tenant as Above Standard Services Rent, including costs that would not have been incurred but for Tenant’s request for Above Standard Services.  Landlord’s charges for Above Standard Services shall be established and revised from time to time by Landlord on a Property by Property basis; provided that at no time shall Landlord’s charges for Above Standard Services exceed Landlord’s actual out-of-pocket costs, nor shall Landlord (i) include any overhead or profit in the calculation of Above Standard Services costs or (ii) charge Tenant at a higher rate for Above Standard Services than Landlord charges any other tenant of a Building for comparable services.  All amounts collected by Landlord from Tenant and any other party to provide Above Standard Services or similar services shall be used to reduce Operating Expenses to the extent that the cost of providing the same were included in the calculation of Operating Expenses.

(d)           Landlord shall furnish Tenant at least twenty four (24) hours prior written notice of any non-emergency suspension or interruption in the Building Standard Services scheduled by Landlord for routine repairs or maintenance; provided that if such suspension or interruption will render the Building Common Areas or the Leased Premises inaccessible, without electric power, without cold domestic water or sanitary sewer service or otherwise untenantable in the ordinary course, Landlord shall endeavor to provide Tenant with not less than ninety (90) days’ prior notice thereof.

(e)           To the extent the services described in this Section 3.1 require electricity, water or other utility services supplied by public utilities, Landlord shall not be deemed to be in breach of Landlord’s covenants hereunder because of the failure of a public utility to supply the required services so long as Landlord uses reasonable efforts to cause the applicable public utilities to furnish the same.  Except as expressly provided in Section 3.1, failure by Landlord to furnish the services described in this Section 3.1, or any cessation thereof for reasons beyond Landlord’s control, shall not render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof.  In addition to the foregoing and except as otherwise provided below, should any of the equipment or machinery, for any cause, fail to operate or function properly, Tenant shall have no claim for a rebate of Rent or for damages on account of any interruption in services occasioned thereby or resulting therefrom so long as Landlord uses reasonable efforts to promptly repair said equipment or machinery and to restore said services.

(f)           Notwithstanding the foregoing, in the event Landlord fails to provide any of the services Landlord is obligated to provide under this Lease, and if such failure adversely impacts Tenant’s use or enjoyment of the Leased Premises or any portion thereof (and Tenant actually ceases to use the affected area for business operations), and if such failure of Landlord to provide services continues for more than three (3) consecutive business days after written notice from Tenant to Landlord and all Notice Parties for any reason (except due to Force Majeure Events or gross negligence or willful misconduct of Tenant or Tenant’s agents, employees or contractors) (any such failure, a “Service Failure”), then all Rent due under this Lease for the affected portion of the Leased Premises at the affected Property or Properties shall be abated for the entire duration of the Service Failure.  In addition to Tenant’s foregoing rights, Tenant shall have the right, but not the obligation, to cure Services Failure in the manner expressed in Section 7.1(f) and to recover the reasonable cost thereof from Landlord as expressed in Article XIII.

3.2           Keys and Locks.  Tenant currently possesses keys and/or access cards, as applicable, for each lockset on doors entering the Leased Premises from public areas for use by its current employees maintaining offices in the Leased Premises.  Additional keys and/or access cards, including keys and/or access cards for new employees of Tenant and replacement keys and/or access cards for lost or damaged keys and/or access cards will be furnished by Landlord upon an order signed by Tenant and at Tenant’s sole cost and expense.  Tenant shall be permitted to install additional locks or other access control devices in the Leased Premises provided Tenant furnishes Landlord with a duplicate set of keys or a master key and/or access cards to all such locks other than those locks securing Security Areas.  Upon termination of this Lease, Tenant shall surrender to Landlord all keys and/or access cards to any locks on doors entering or within the Leased Premises, and shall provide Landlord with the combination of all locks for safes, safe cabinets and vault doors, if any, within the Leased Premises; provided that if Tenant terminates this Lease with respect to less than all of the Leased Premises at a Property and, at the time of such termination, the Leased Premises was served by an access control or other security system installed by Tenant in lieu of or in addition to the access control or security systems serving the Building generally, Tenant shall have no obligation to cause the terminated portion of the Leased Premises to continue to be served by any such supplemental access control or security systems.

3.3           Graphics and Building Directory.

(a)           On any full floor of the Leased Premises, and at each location within any Property where Tenant maintains such signage as of the Commencement Date, Tenant may, using Tenant’s standard corporate signage and graphics (as Tenant may change its standard corporate signage and graphics from time to time) install and maintain on or adjacent to entrances to the Leased Premises Tenant’s name, numerals and/or logo designating the appropriate suite numbers and departments occupying such floor.

(b)           If the lobby of any Building contained a building directory on the Commencement Date, or if Landlord elects to install or construct a building directory in the lobby of the Building at any time, then such building directory board shall contain a listing of Tenant’s name and such other information as Tenant shall reasonably require (including, at Tenant’s option, the names of all of Tenant’s businesses, related entities, assignees, sublessees, and senior management), and Tenant shall be entitled to Tenant’s Occupancy Percentage, from time-to-time, of the space contained in such directory, which listings shall be installed by Landlord at Tenant’s expense.

3.4           Building Identity; Signage; Exclusivity.

(a)           During the Term of this Lease, for so long as the herein named Tenant, or its Affiliates, shall remain in possession of at least five percent (5%) of the Net Rentable Area of a Property, or shall continue to operate a retail bank at such location, neither the Building name (if such Building is named for the herein named Tenant as of the Commencement Date), nor Tenant’s exterior building signage (at all Properties) may be changed by Landlord without Tenant’s consent, which consent may be withheld in Tenant’s sole and absolute discretion.  If a Property is named for the herein named Tenant as of the Commencement Date and during the Term hereof Tenant’s corporate name, identity or logo is changed; provided that the herein named Tenant, or its Affiliates, shall remain in possession of not less than five percent (5%) of the net Rentable Area of a Property, or shall continue to operate a retail bank at such location, Tenant shall have the right, upon ninety (90) days prior written notice to Landlord, to change the name of the Building (and/or any Building signage containing such prior name or logo) to include the herein named Tenant’s new corporate name, identity, or logo; provided that Tenant shall pay for all signage costs and all of Landlord’s other out-of-pocket costs associated with the removal of the old, and installation of the new, signage, and further provided that such new signage shall satisfy all applicable Legal Requirements and shall have been approved in advance by Landlord, such approval not to be unreasonably withheld or delayed.  In addition, at any time during or after the Term of this Lease Tenant shall have the right, in its sole and absolute discretion, upon ninety (90) days prior written notice to Landlord, to require Landlord to change the name of any Property so as to remove Tenant’s identity therefrom; provided that Tenant shall pay for the cost of removing Tenant’s name from all Building signage.  Tenant shall repair any damage to the interior or exterior of the Buildings caused by Tenant’s installation, maintenance, use, relocation or removal of signage; provided that Tenant shall not be obligated to repair any damage to the interior or exterior of the Building caused by the removal of signage so long as Tenant, at Tenant’s sole cost and expense, patches any holes or covers over (by sign blanks of similar size, shape and general appearance) such signage areas on the facades of the Buildings and on and in the other interior and exterior Common Areas.

(b)           During the Term of this Lease, for so long as the herein named Tenant, or its Affiliates, shall remain in possession of office space or shall continue to operate a retail bank at such location (i) Landlord may not remove or alter any Tenant signage or graphics existent on the Commencement Date (other than interior signage or graphics on floors no longer leased, in whole or in part, by Tenant), (ii) the Project shall not be named for any other Building tenant, (iii) no other Building tenant shall have the right, without Tenant’s consent, which Tenant may grant or withhold in Tenant’s sole discretion, to erect signage on the roof of the Building or at or around the top level of the exterior of the Building, (iv) no other Building tenant, other than retail tenants and tenants occupying one or more whole floors within the Building, shall be permitted any exterior monument, pole or building-mounted signage and (v) all “For Sale” and “For Lease” signage and advertising shall indicate, if such be the case, that Tenant is not vacating and will remain an occupant at the Building or, if Tenant is vacating the Building, such signage and advertising shall identify the date on which Tenant is anticipated to vacate the Building; provided that Landlord shall not post any signage or make any advertisement indicating that Tenant intends to cease retail banking operations at a Property unless and until Tenant shall have made any required public announcements or given any required notices to depositors regarding such event.

(c)           During the Term of this Lease, for so long as the herein named Tenant, or its Affiliates, shall remain in possession of at least thirty-five percent (35%) of the Net Rentable Area of a Property, or shall continue to operate a retail bank at such location, Landlord will not allow any portion of the Property (other than the portion of the Property then leased to Tenant) to be used for any retail banking or savings and loan, without Tenant’s prior written consent, which consent may be withheld in Tenant’s sole and absolute discretion.  For purposes of this Agreement, banking and savings and loan shall mean any retail banking use or purpose, which shall include receiving deposits or making loans to the general public, whether done by a state bank, national bank, savings and loan association, trust company, credit union, mortgage broker or company, or other entity, whether by walk-up, drive-in teller facility or otherwise.  If Landlord shall intend to lease space to any other bank or savings and loan for the operation of a retail banking or savings and loan at a time when the herein named Tenant, or its Affiliates, shall occupy less than thirty-five percent (35%) of the Net Rentable Area of a Property, and shall not operate a retail banking facility at the Building, Landlord shall advise Tenant of Landlord’s intentions, and Tenant shall have the right, exercisable by notice in writing to Landlord within twenty (20) days following Landlord’s notice to Tenant, to re-lease and re-occupy the retail banking location at the Building at the Rent last payable in respect of such Leased Premises, failing which Landlord may proceed with Landlord’s lease as proposed.

(d)           During the term of this Lease, Tenant shall have the right, at Tenant’s expense, to erect and maintain such exterior building signage displaying the corporate name, identity or logo of the herein named Tenant, or its Affiliates, as Tenant may from time to time desire, including monument signage at up to two (2) corners of the Land, and, in such event, Tenant will have the exclusive right to place signage on any such monuments so erected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld or delayed.  In connection with its installation, repair, maintenance and removal of any exterior or monument signage, Tenant, at Tenant’s sole cost and expense, shall comply with all Legal Requirements.

(e)           Tenant’s retail banking exclusivity rights as described above at Section 3.4(c) also includes the exclusive right to place ATMs in the Building, including all exterior areas of the Building and the Land.  Tenant shall have the right, for no additional Rent, to place not more than five (5) ATMs at locations outside of the Leased Premises in and about the Common Areas of the Building and the Land.  There is no restriction on the number of ATMs that Tenant can maintain within the Leased Premises, including any Drive-Through Banking Facilities.  However, except for any ATMs existing as of the Commencement Date, the plans and specifications, and specific locations, for any ATMs located outside the Leased Premises are subject to Landlord’s prior written consent, which consent will not be unreasonably withheld or delayed.  Tenant, at its expense, shall install, maintain, operate and repair such ATMs in compliance with all Legal Requirements.  At the expiration or earlier termination of this Lease, Tenant, at its expense, shall remove the ATMs in accordance with Section 5.3.

(f)           Tenant’s exterior and monument signage existing as of the Commencement Date is hereby deemed to be approved by Landlord.  Any changes to the existing exterior and/or monument signage by Tenant (including changes to the location, size, shape, color, and content of the exterior and/or monument signage) shall be subject to approval by Landlord, which approval may not be unreasonably withheld or delayed.  Landlord agrees that Tenant shall have the right to change such signage in the event of a change in Tenant’s name, trade name or logo; provided that such new signage shall satisfy all applicable Legal Requirements and shall have been approved in advance by Landlord, such approval not to be unreasonably withheld or delayed.

(g)           Notwithstanding anything to the contrary contained in this Lease, the rights granted to Tenant pursuant to Sections 3.3 and 3.4 shall be subject and subordinate to the rights of any Building tenants whose leases are in effect as of the Commencement Date.  For example purposes only, and not as a means of limitation, if an existing tenant’s lease (as in effect on the Commencement Date) requires such existing tenant’s approval for a change in the name of the Building, then Tenant may not cause the name of the Building to change without such existing tenant’s approval.  As another example, if an existing tenant’s lease (as in effect on the Commencement Date) provides for such existing tenant to place its name on exterior and/or monument signage, then any exercise of such existing tenant’s rights shall not be deemed to be a violation of Tenant’s rights under this Lease.

3.5           Communications Equipment.

(a)           Subject to the provisions of this Section 3.5, Tenant shall have the non-exclusive right, at its sole cost and expense and for Tenant’s use, to install, maintain and operate upon the roof of the Building one (1) or a reasonable and necessary additional number of transmitters and/or receiver antennas or dishes approved by Landlord, which approval shall not be unreasonably withheld or delayed (collectively, the “Communications Equipment”) for use by Tenant in the conduct of its business; provided that such Communications Equipment may not materially compromise the aesthetics or appearance of the Building nor shall Landlord be required to incur any expense in accommodating the Communications Equipment.  The Communications Equipment must be (i) designed, installed and operated in compliance with all Legal Requirements, and (ii) installed and operated so as not to adversely affect or impact structural, mechanical, electrical, elevator, or other systems serving the Building or customary telephone service for the Building and so as not to cause injury to persons or property, and without limitation of the foregoing, so as not to void or impair any applicable roof warranty.  Upon the expiration or termination of this Lease, Tenant shall remove the Communications Equipment and repair any damage to the Building caused by the installation, maintenance, use or removal of the Communications Equipment.

(b)           Landlord hereby grants to Tenant the right to install (at Tenant’s sole cost and expense) any additional equipment required to operate the Communications Equipment and to connect the Communications Equipment to Tenant’s other machinery and equipment located in the Leased Premises (e.g., conduits and cables) in the shafts, ducts, chases and utility closets located in the core of the building (“Additional Equipment”), which Additional Equipment shall be deemed a part of the Communications Equipment for all purposes of this Section 3.5; provided that (i) the use of such space in the Building core by Tenant (except customary chases for cabling) may not materially adversely affect the marketability of the remaining space on any floor of the Building, and (ii) to the extent any such Additional Equipment occupies space (other than space in customary chases for the Building) that would have otherwise been Net Rentable Area on a floor of the Building, such space shall be included within the Net Rentable Area of the Leased Premises and Tenant shall be obligated to pay Annual Basic Rent and Additional Rent with respect to such space as if such space was included in the Leased Premises.  Tenant’s use of such space in the Building core shall be subject to the provisions of this Lease relating to Tenant’s use of Common Areas of the Building.

 (c)           Subject to the Building Rules and other reasonable rules relating to Building security and safety that may be promulgated by Landlord pertaining to access by tenants to the roof of the Building and provided Tenant does not unreasonably disturb any other tenants of the Building, Tenant and Tenant’s contractors shall have reasonable access to the Communications Equipment and the Additional Equipment for purposes of operating, servicing, repairing or otherwise maintaining said equipment.

(d)           Nothing contained in this Section 3.5 shall be deemed to prohibit or restrict any other individual or entity, including Landlord or any other tenant of the Building, from installing communications equipment on the roof of the Building or to use the roof for any other purpose.

(e)           In connection with its installation, repair, maintenance and removal of any Communications Equipment and Additional Equipment, Tenant, at Tenant’s sole cost and expense, shall comply with all applicable Building Rules and Legal Requirements and repair any damage to the Building caused by such installation, repair, maintenance or removal.  In the event that the placement of Tenant’s Communications Equipment or Additional Equipment interferes with Landlord’s performance of any repair or maintenance to the Common Areas, including the roofs of the Buildings, any costs incurred by Landlord to temporarily or permanently relocate and reinstall Tenant’s Communications Equipment or Additional Equipment shall be included in the cost of such repair or maintenance as a Operating Expense.

(f)           Tenant’s Communications Equipment and Additional Equipment existing as of the Commencement Date are hereby deemed to be approved by Landlord.  Any changes to the existing Communications Equipment and/or Additional Equipment by Tenant shall first be approved by Landlord, which approval will not be unreasonably withheld or delayed.

(g)           If Landlord shall place on the roof of any Building communications equipment of its own, or shall grant to any third party the right to locate and maintain any such equipment, all such equipment shall be located, designed and operated so as not to interfere with signals to and from Tenant’s Communications Equipment and Additional Equipment, the installation of which, in accordance with this Section 3.5, predates the installation of such other equipment.  Similarly, any Communications Equipment and Additional Equipment hereafter installed by Tenant shall be located and designed so as not to interfere with signals to and from such other equipment belonging to Landlord or to third parties, that may have previously been installed.  The party responsible for the communications equipment which interferes with equipment previously installed by others shall be required, at its or their expense, to take all measures necessary to eliminate the source of interference caused by such party’s equipment.

3.6           Building Management.  The Properties shall be managed by Landlord; provided that for so long as Tenant’s Occupancy Percentage at a Property shall be equal to or greater than ninety (90%), after consultation with Landlord to review Landlord’s property management qualifications and pricing, Tenant may in its sole discretion elect, on a Property by Property basis, to cause such Property to be submanaged by a qualified property submanager designated by Tenant (any such submanager, a “Tenant Designated Submanager”), who shall provide on-site and supervisory property management services for Landlord, Tenant and any third party tenants and other occupants at such Property (any Property with a Tenant Designated Submanager, a “Tenant Managed Property”).  At all Properties that are not Tenant Managed Properties, Landlord shall provide on-site and supervisory property management services either through an Affiliate of Landlord or through a qualified third party property submanager designated by Landlord (any such Landlord Affiliate or submanager, a “Landlord Designated Submanager”).  Landlord shall be and remain responsible for disbursement of Operating Expense and Real Estate Tax payments at all Properties, including Tenant Managed Properties.  Notwithstanding the foregoing, (a) Landlord shall not select a Landlord Designated Submanager for whom Tenant has a reasonable objection, (b) Tenant shall not select a Tenant Designated Submanager for whom Landlord has a reasonable objection, (c) if a Landlord Designated Submanager persistently fails to perform its property management duties in a timely, complete and professional manner that is consistent with the highest level of property management services provided at Comparable Buildings, Tenant may cause such non-performing Landlord Designated Submanager to be replaced by a Tenant Designated Submanager, in which event, at Tenant’s election, the Property or Properties at which such replacement occurs shall become Tenant Managed Property and (d) if a Tenant Designated Submanager persistently fails to perform its property management duties in a timely, complete and professional manner that is consistent with the highest level of property management services provided at Comparable Buildings, Landlord may cause such non-performing Tenant Designated Submanager to be replaced by a Landlord Designated Submanager, in which event, at Landlord’s election, the Property or Properties at which such replacement occurs shall no longer be Tenant Managed Properties.  Any disputes between Landlord and Tenant with respect to property management matters arising under this Section 3.6 shall be subject to resolution as provided in Article XII and XIII.

ARTICLE IV
CARE OF PREMISES; LAWS, RULES AND REGULATIONS

4.1           Care of Leased Premises.  Upon the expiration or any earlier termination of this Lease, Tenant shall surrender the Leased Premises to Landlord in the same condition in which such Leased Premises existed on the Commencement Date, except for ordinary wear and tear and any casualty or condemnation damage not required to be repaired or restored by Tenant pursuant to the terms of this Lease and subject to the provisions of Section 5.3 hereafter.  Upon such expiration or termination of this Lease, Landlord shall have the right to re-enter and resume possession of the Leased Premises immediately.

4.2           Access of Landlord to Leased Premises.  Subject to the provisions of this Section 4.2, Landlord and its contractors, agents or representatives may enter into and upon any part of the Leased Premises during reasonable hours as may be necessary to clean the same, make repairs, alterations or additions thereto or otherwise perform Landlord’s obligations under this Lease, and, upon reasonable prior notice to Tenant, for the purpose of showing the same to existing or prospective purchasers or lenders.  At any time during the last twelve (12) months of the Term (including any Renewal Terms that Tenant has exercised) and promptly upon Landlord’s receipt of notice from Tenant of Tenant’s intent to terminate this Lease with respect to or otherwise vacate a Leased Premises as herein provided, Landlord may, upon reasonable prior notice to Tenant, enter the Leased Premises to show the same to prospective tenants.  With respect to any of the aforementioned entries by Landlord into and upon any part of the Leased Premises other than for emergencies or routine repairs or routine janitorial service, Tenant shall be entitled to have a representative accompany Landlord.  Tenant shall not be entitled to any abatement or reduction of Rent by reason of any such entry by Landlord.  Landlord shall not interfere with the operation of Tenant’s business during any such entry and Landlord shall use reasonable efforts to make any routine repairs requiring access to the Leased Premises after Building Operating Hours.  Notwithstanding any of the foregoing, unless otherwise instructed by Tenant in writing, Landlord shall not enter areas designated by Tenant as high security areas (the “Security Areas”) unless an emergency situation exists.  All access by Landlord or any invitee of Landlord shall be subject to applicable federal banking regulations.  If the telecommunications demarcation point for the Building is located within the Leased Premises, then Landlord may, at Landlord’s option, at Landlord’s sole expense, relocate such telecommunications demarcation point to a location outside of the Leased Premises, and make all necessary modifications to maintain Tenant’s then existing telecommunications service to the Leased Premises.  If the telecommunications demarcation point for the Building is located within the Leased Premises and if such location of the telecommunications demarcation point for the Building at any time in the future is deemed by Tenant to interfere with Tenant’s desired reconfiguration of its use of or improvements in the Leased Premises, then Landlord shall, at Landlord’s sole expense, relocate such telecommunications demarcation point to a location outside of the Leased Premises, and make all necessary modifications to maintain Tenant’s then existing telecommunications service to the Leased Premises, within a reasonable time after Tenant’s written request.  If the telecommunications demarcation point for the Building is located within the Leased Premises, then until Landlord relocates such telecommunications demarcation point to a location outside of the Leased Premises, Tenant shall allow Landlord and other tenants of the Building reasonable access to the telecommunications demarcation point as required to connect telecommunication lines thereto, but each and any such access shall be subject to reasonable advance notice (not less than one (1) full business day, except in the case of emergencies), and shall be supervised by security personnel acceptable to Tenant, Landlord shall be solely responsible for the cost of such security personnel, and Landlord shall reimburse Tenant, upon demand, for any and all additional costs incurred by Tenant because of such access.  In no event shall Landlord or any tenant of the Building other than Tenant be entitled to connect to, use, or in any way affect the operation of Tenant’s telecommunications equipment in the Leased Premises.

4.3           Nuisance.  Tenant shall conduct its business and use reasonable efforts to control its agents, employees, invitees, contractors and visitors in such a manner as not to create any nuisance, or unreasonably interfere with, or unreasonably annoy or disturb, any other tenant or Landlord in its operation of the Property.  Landlord shall operate the Properties and use reasonable efforts to control its agents, employees, invitees, contractors and visitors in such a manner as not to create any nuisance, or unreasonably interfere with, or unreasonably disturb Tenant in its occupancy of the Leased Premises.

4.4           Laws and Regulations; Rules of Building.  Tenant shall comply with, and shall use its reasonable efforts to cause its employees, agents, visitors and invitees to comply with, all Legal Requirements relating to the use or occupancy of the Leased Premises, and with the rules of the Buildings reasonably adopted and altered by Landlord from time to time for the safety, protection, care and cleanliness of the Leased Premises, the Buildings and the Properties, the operation thereof, the preservation of good order therein and the comfort of the tenants of the Building and their agents, employees and invitees, consistent with Comparable Buildings, which rules and regulations shall be binding upon Tenant upon Tenant’s receipt of notice of the adoption or alteration of such rules and regulations (the “Building Rules”).  In the event of a conflict between the provisions of this Lease and the Building Rules, the provisions of this Lease shall control.  Landlord shall use its reasonable efforts to cause all tenants of the Buildings to comply with the Building Rules to the extent that failure to so comply will materially affect Tenant’s use or enjoyment of the Leased Premises.  Landlord shall not enforce the Building Rules with respect to Tenant in a manner that is more restrictive than Landlord’s enforcement of the Building Rules as to any other tenants of the Building.  Landlord shall not enforce Tenant’s compliance with Legal Requirements unless (a) Landlord’s failure to do so constitutes a violation of Legal Requirements by Landlord or makes Landlord liable for Tenant’s continuing violation, (b) Landlord is required to do so by any notice of violation, order, decree, permit, rule or regulation issued by any Governmental Authority or (c) Landlord’s failure to do so would, in Landlord’s reasonable opinion, endanger the health, safety or welfare of any person on or about the Leased Premises or the Properties.

4.5           Legal Use and Violations of Insurance Coverage.  Tenant shall not occupy or use the Leased Premises, or permit any portion of the Leased Premises to be occupied or used, for any business or purpose that (a) is unlawful, (b) creates noxious or offensive odors emanating from the Leased Premises, or (c) does anything that would in any way increase the rate of fire insurance coverage on the Properties or its contents unless Tenant pays for the cost of such increased insurance premium.  Tenant shall not cause or permit any Hazardous Materials to be used, generated, treated, installed, stored or disposed of in, on, under or about the Leased Premises, except to the extent consistent with the customary and reasonable business practice of entities conducting businesses similar to the business being conducted by Tenant in the Leased Premises; provided (i) such Hazardous Materials do not endanger the health of any person on or about the Leased Premises or the Properties and (ii) Tenant complies with all Legal Requirements applicable to such Hazardous Materials.  It is hereby agreed that possession and use of copy machines and machines used to electronically accept or produce written data which utilize small amounts of chemicals which may be included in the definition of Hazardous Materials shall be considered “customary and reasonable business practices” within the meaning of the previous sentence.  Landlord shall meet all of its obligations under this Lease so as to keep in force all certificates of occupancy for the Properties generally and Tenant, if and to the extent required by Legal Requirements, shall meet all of its obligations under this Lease so as to keep in force certificates of occupancy for the Leased Premises.  Landlord shall comply with, and not violate, all applicable Legal Requirements to the extent relating to the Properties generally and any other Legal Requirements applicable to Landlord to the extent necessary to perform Landlord’s obligations under this Lease (except to the extent that such Legal Requirement relates to a tenant’s obligations under its lease, in which case Landlord shall exercise reasonable efforts to cause compliance by such tenant), and Tenant, at its sole cost and expense, shall comply with, and not violate, all applicable all Legal Requirements to the extent relating to the Leased Premises.  Landlord shall not enforce Tenant’s compliance with Legal Requirements unless (a) Landlord’s failure to do so constitutes a violation of Legal Requirements by Landlord or makes Landlord liable for Tenant’s continuing violation, (b) Landlord is required to do so by any notice of violation, order, decree, permit, rule or regulation issued by any Governmental Authority or (c) Landlord’s failure to do so would, in Landlord’s reasonable opinion, endanger the health, safety or welfare of any person on or about the Leased Premises or the Properties.

4.6          Environmental Laws.

(a)           Tenant has conveyed the Properties to Landlord, and Landlord has accepted and acquired ownership of the Properties, pursuant to the Purchase Agreement.  As more fully therein expressed, Tenant has previously provided Landlord with various environmental reports and studies prepared by consultants and Landlord has acquired such further reports as Landlord determined necessary with respect to the Leased Premises, including new or updated Phase I and, where applicable, Phase II environmental reports (collectively, with the reports and studies from Tenant, “Environmental Information”).  The Environmental Information is identified in summary fashion on Schedule 3 hereto.

(b)           Landlord hereby agrees to and does indemnify, defend, and hold harmless, Tenant and Tenant’s shareholders, officers, directors and their respective successors and assigns from and against any and all claims, demands, causes of action, fines, penalties, costs, expenses (including attorneys’ fees and court costs), liens, or liabilities caused by, directly or indirectly relating in any way to, or arising from (i) any matters reported in the Environmental Information (the “Environmental Matters”) as they relate to the Properties, (excluding the Leased Premises), or (ii) Hazardous Materials introduced on, in or under the Buildings or the Properties solely by Landlord, its agents, employees or contractors after the Commencement Date; provided that the foregoing indemnity shall specifically exclude any and all claims, demands, causes of action, fines, penalties, costs, expenses (including attorneys’ fees and court costs), liens, or liabilities caused by, directly or indirectly relating exclusively to or arising from Hazardous Materials introduced on, in or under the Properties after the Commencement Date solely by the acts of any party other than Landlord and Landlord’s agents, employees and contractors.

(c)           Tenant shall be solely responsible for and shall undertake all Remedial Work required by any Governmental Authority or as necessary to comply with, and not violate, Legal Requirements arising from (i) Hazardous Materials on or in the Leased Premises (including the Environmental Matters to the extent on or in the Leased Premises); or (ii) Hazardous Materials introduced on, in or under the Buildings or the Properties solely by Tenant, its agents, employees, invitees or contractors after the Commencement Date.  Landlord shall not enforce Tenant’s performance of Remedial Work unless (i) Landlord’s failure to do so constitutes a violation of Legal Requirements by Landlord or makes Landlord liable for Tenant’s continuing violation, (ii) Landlord is required to do so by any notice of violation, order, decree, permit, rule or regulation issued by any Governmental Authority or (iii) Landlord’s failure to do so would, in Landlord’s reasonable opinion, endanger the health, safety or welfare of any person on or about the Leased Premises or the Properties.

(d)           Tenant hereby agrees to and does indemnify, defend, and hold harmless, Landlord and Landlord’s shareholders, officers, trustees and their respective successors and assigns from and against any and all claims, demands, causes of action, fines, penalties, costs, expenses (including attorneys fees and court costs), liens, or liabilities caused by or directly or indirectly relating in any way to, or arising from (i) Hazardous Materials on or in the Leased Premises (including the Environmental Matters) and (ii) arising from Hazardous Materials introduced on, in or under the Buildings, or the Properties solely by Tenant, its agents, employees, invitees or contractors after the Commencement Date.

4.7          Prohibited Uses.

(a)           Throughout the Term, Landlord shall not use, or permit the use of, the Properties (or any part thereof) for any Prohibited Uses.  The term “Prohibited Uses” shall mean (i) any use that emits an obnoxious odor, noise or sound that can be heard or smelled outside of the premises; (ii) any use in violation of zoning regulations or any other governmental restrictions applicable to the Property; (iii) any operation primarily used as a warehouse or storage facility, assembling or manufacturing, distilling, refining, rendering, processing, smelting, agricultural or mining operations; (iv) any mobile home park or sales, trailer court, labor camp, junk yard or stockyard; (v) any central laundry, dry cleaning plant or laundromat; provided this prohibition shall not be applicable to on-site services oriented only to pickup and delivery by consumers; (vi) any automobile, truck, trailer or recreational vehicle sales, leasing, display, repair or body shop; (vii) any living quarters, sleeping apartments, hotel or lodging rooms; (viii) veterinary hospitals, animal raising or breeding facilities, animal boarding facilities or pet shops; (ix) mortuaries or funeral homes; (x) any establishment that sells, rents or exhibits pornographic materials; (xi) massage parlors or any form of sexually oriented business (including novelty merchandise sales); (xii) bars, taverns or brew pubs; (xiii) flea markets, amusement or video arcades, computer game rooms, pool or billiard halls, bingo halls, dance halls, discos or night clubs; (xiv) sales of paraphernalia for use with illicit drugs; (xv) carnivals, amusement parks or circuses; (xvi) pawn shops, auction houses, second hand stores, consignment shops, army/navy surplus stores or gun shops; (xvii) gambling facilities or sports betting parlor; (xviii) churches, synagogues or other places of worship; (xix) assembly halls or meeting facilities; (xx) technical or vocational schools or any other operation primarily engaged in education or training activities; (xxi) medical clinics, abortion clinics, medical laboratories or screening facilities; (xxii) any agency (public or private) providing health, welfare, social or human services, or (xxiii) tattoo parlors, fortune telling or spiritual readings; (xxiv) facilities that collect donated goods and products; (xxv) bowling alleys, skating rinks, archery or gun ranges, and (xxvi) postal facilities, tax collectors, tag agencies, jails or detention centers, courthouses or any other form of agency dealing with civil authority, (xxvii) fitness centers (unless consented to by the party entitled to object to the Prohibited Use) and (xxviii) any use that, by its nature (even if such use is legally permissible), would result in parking or traffic flow on the Property being materially adversely affected or that will attract a volume, frequency or type of visitor or employee to the Building that is not consistent with the standards of Comparable Buildings or that would impose an excessive demand on or use of the facilities or services of the Building.  Notwithstanding the foregoing, the term “Prohibited Uses” shall not include as to a Property (but only as to the party conducting such use for so long as such party continues such use at such Property) any use lawfully conducted by Tenant or a third party occupant of space within the Property on the Commencement Date.

(b)           Throughout the Term, Landlord shall not, without Tenant’s prior consent, further develop the Property in a manner that would result in (i) an increase in the amount of any Additional Rent payable by Tenant hereunder or (ii) parking or traffic flow to the Building being materially adversely affected or that will attract a volume, frequency or type of visitor or employee to the Building that is not consistent with the standards of Comparable Buildings or that would impose an excessive demand on or use of the facilities or services of the Building.

ARTICLE V
LEASEHOLD IMPROVEMENTS AND REPAIRS

5.1           Leasehold Improvements.  Subject to the provisions of this Lease, Tenant hereby accepts the Leased Premises, including any and all existing leasehold improvements, in their “AS-IS” condition, and acknowledges that, subject to the provisions of Section 5.5, Landlord has no obligation to construct additional leasehold improvements in the Leased Premises or to provide any money, work, labor, material, fixture, decoration or equipment with respect to the Leased Premises.

5.2           Alterations.  Except as provided below, Tenant shall not make or allow to be made any alterations or physical additions in or to the Leased Premises, without first obtaining the written consent of Landlord to the plans and specifications and contractors therefor, which consent shall not be unreasonably withheld or delayed.  Any such alterations or additions shall be made in compliance with Legal Requirements.   Notwithstanding the foregoing, Tenant shall have the right to make alterations and physical additions to the Leased Premises costing less than the Alterations Threshold Amount, or which are of such a nature as not to require a building permit, without Landlord’s consent provided:  (i) Tenant notifies Landlord in writing and furnishes Landlord with plans and specifications and the names of the contractors for all such alterations or additions at least seven (7) days prior to undertaking them, (ii) Tenant provides Landlord with as-built plans and specifications related to such alterations or additions upon completion of same, (iii) such alterations or additions are not visible from the exterior of the Leased Premises or the Building, (iv) the modifications are in compliance with all Legal Requirements, (v) such additions and alterations do not adversely affect the mechanical, electrical, plumbing, life safety, or structural integrity of the Building and (vi) Tenant coordinates its activities with the Building’s property manager.  In no event shall Tenant be obligated to pay any charge to Landlord or any agent of Landlord for (i) supervision of any alterations or physical additions in or to the Leased Premises made by Tenant or (ii) review or approval of plans or specifications for or in connection with any alterations or physical additions in or to the Leased Premises made or proposed by Tenant (other than reimbursement of any actual, out-of-pocket costs reasonably incurred by Landlord to verify that Tenant’s plans do not adversely affect the mechanical, electrical, plumbing, life safety or structural integrity of the Building as expressed in clause (v) above).

5.3           Non-Removable Improvements.  The term “Non-Removable Improvements” shall mean each and all of the following to the extent owned by Tenant or its Affiliates: all mechanical equipment above the ceiling, the ceiling system, the ceiling tile, light fixtures (other than chandeliers; provided Tenant replaces the ceiling tile and leaves a connection for a replacement chandelier or Building Standard fixture), permanent walls, wall coverings, doors, door hardware, floor coverings (other than area rugs), all electrical and plumbing systems located within the Leased Premises, and blinds, all life safety and other Building systems, all cafeterias and commissaries, including all fixtures, equipment and appliances used in connection therewith; all gymnasiums, fitness or exercise centers, including all equipment, fixtures and furnishings therein, and at all properties that include retail banking facilities, all vaults, vault doors, pneumatic tubing then existing at drive-through facilities, teller counters and under-counter steel.  All Non-Removable Improvements are and shall remain the property of Landlord.  Tenant shall be permitted (but not obligated) to remove any other improvements to the Leased Premises (together “Tenant’s Business Equipment,” whether or not installed so as to be fixtures under applicable law), including trade fixtures, equipment, furniture, furnishings, supplies, records, documents, cash, coin, and other items of moveable personal property relating to the operation of Tenant’s business, including all safe deposit boxes (but not the nests or frames thereof), safes, Tenant identification signage, ATMs connected to or located within the Buildings or situated as freestanding structures on the Property and ATM equipment, telecommunication equipment, security systems and equipment, satellite dishes and antennas, computers, computer terminals and computer equipment, any office equipment (whether leased or owned) located in the Buildings, framed artwork not permanently affixed to the Property, and Tenant’s furniture, trade fixtures, and equipment installed in the Leased Premises by Tenant at its cost and expense; provided Tenant repairs any damage to the Leased Premises or other parts of the Building caused by the removal of the foregoing items.

5.4           Mechanics Liens.  Tenant shall have no authority or power, express or implied, to create or cause to be created any mechanic’s, materialmen’s or other lien, charge or encumbrance of any kind against any Leased Premises.  Should any mechanic’s, materialmen’s or other lien, charge or encumbrance of any kind be filed against any Leased Premises by reason of Tenant’s acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be cancelled or discharged of record by bond or otherwise within sixty (60) days after notice to Tenant by Landlord, or within thirty (30) days after notice to Tenant by Landlord if at the time of such notice Landlord anticipates a sale or refinancing of any Leased Premises will be closed within sixty (60) days after said notice (and if Landlord includes that fact in Landlord’s notice to Tenant).  If Tenant shall fail to cancel or discharge said lien or liens within the time provided pursuant to this Section 5.4, Landlord may, at its sole option, cancel or discharge the same, and upon Landlord’s demand, Tenant shall promptly reimburse Landlord for all reasonable costs incurred in canceling or discharging such liens.  Except to the extent that such costs, losses, or liabilities are caused by Landlord’s actions, Tenant shall indemnify and hold Landlord harmless from and against all costs (including reasonable attorneys’ fees and costs of suit), losses, liabilities, or causes of action arising out of or relating to any alterations, additions or improvements made by Tenant to the Leased Premises, including any mechanic’s or materialman’s liens asserted in connection therewith.  Landlord and Tenant expressly agree and acknowledge that no interest of Landlord in the Leased Premises or the Property shall be subject to any lien for improvements made by Tenant in or for the Leased Premises, and that Landlord shall not be liable for any lien for any improvements made by Tenant, such liability being expressly prohibited by the terms of this Lease.  Landlord may file in the public records of the County in which the Building is located, a public notice containing a true and correct copy of this paragraph, and Tenant hereby agrees to inform all contractors and materialmen performing work in or for or supplying materials to the Leased Premises of the existence of the prohibition contained in this paragraph.

5.5           Repairs by Landlord.  Landlord will make, as an Operating Expense (to the extent allowable), all repairs to, and perform necessary maintenance, repair, refurbishing and replacement work to the Properties, and all parts thereof, in such manner as is in keeping with Comparable Buildings, including the: (a) structural elements of the Buildings, (b) mechanical (including HVAC), electrical, the plumbing and fire/life safety systems serving the Buildings in general, (c) Common Areas including the Parking Areas , (d) roofs of the Buildings, (e) exterior windows of the Buildings and (f) elevators serving the Buildings.  Landlord shall promptly make repairs (considering the nature and urgency of the repair) for which Landlord is responsible.  Except in emergency situations as reasonably determined by Landlord, Landlord shall provide Tenant with prior notice of any entry into the Leased Premises required to effectuate the repairs for which Landlord is responsible and shall exercise reasonable efforts to perform any such entry into the Leased Premises in a manner that is reasonably designed to minimize interference with the operation of Tenant’s business in the Leased Premises.  If Landlord should fail or refuse to make such repairs, refurbishings or replacements or perform said maintenance with reasonable promptness after written notice from Tenant, then Tenant may, at its option, but without any obligation to do so, upon written notice to Landlord, cure such failure as expressed in Section 7.1(f) and recover the reasonable cost thereof from Landlord as expressed in Article XIII.

5.6           Repairs by Tenant.  Tenant shall, at its sole cost and expense, promptly perform all maintenance, repairs, refurbishing and replacement work to the Leased Premises that are not Landlord’s express responsibility under this Lease, and shall keep the Leased Premises in good condition and repair, reasonable wear and tear excepted.  Tenant’s repair obligations include repairs to: (a) floor covering, (b) interior partitions, (c) doors, (d) the interior side of demising walls, (e) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant and located in the Leased Premises or other portions of the Building, (f) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing and similar facilities serving Tenant exclusively, and (g) alterations performed by contractors retained by Tenant, including related HVAC balancing.  All Tenant’s work shall be performed in accordance with the rules and procedures described in Section 5.2 hereof.  Upon termination of this Lease, Tenant will surrender and deliver the Leased Premises to Landlord in the same condition in which the Leased Premises existed on the Commencement Date, subject, however, to (i) the provisions of Article VI hereof, (ii) the alterations permitted pursuant to this Lease, (iii) the provisions of  Section 5.3, and (iv) except for ordinary wear and tear.  If Tenant should fail or refuse to make such repairs, refurbishings or replacements or perform said maintenance as and when reasonably required, Landlord may, at its option, but without any obligation to do so, cure such failure or refusal and Landlord’s costs shall be reimburseable by Tenant as additional rent, by Tenant, immediately upon invoicing by Landlord.  Notwithstanding the foregoing, Landlord agrees to perform, as Above Standard Services, Tenant’s repair and maintenance obligations with respect to the Leased Premises.  Tenant shall notify Landlord of the need for any such repair and maintenance and Landlord shall endeavor to respond timely to each such request.

5.7           Demising Work.  Any Demising Work required to be performed by Tenant: shall, in each instance, be completed as follows:

 (a)           Tenant shall prepare and submit to Landlord for Landlord’s approval a preliminary space plan (the “Preliminary Space Plan”) in connection with Tenant’s proposed separation of the Leased Premises from the Surrendered Premises.  Landlord’s approval shall not be unreasonably withheld or delayed and shall be given or withheld, or Landlord shall advise Tenant whether Landlord requires additional information in order to evaluate Tenant’s request, within ten (10) days following Tenant’s delivery to Landlord of the Preliminary Space Plan.  If Landlord objects to the Preliminary Space Plan (or any revision thereof), Tenant shall deliver a revised Preliminary Space Plan to Landlord and the procedure will be repeated, if necessary, until a final space plan is approved.  Landlord’s approval of each revised Preliminary Space Plan shall be given or withheld within ten (10) days following Landlord’s receipt thereof from Tenant.  The final approved space plan is hereinafter referred to as the “Final Space Plan”.  Landlord and Tenant shall work with one another reasonably and in good faith to resolve any differences concerning the Preliminary Space Plan and the Final Space Plan (or the Preliminary Drawings or Final Drawings hereafter referenced in Section 5.7(b) immediately below), failing which any disagreements shall be resolved in accordance with Article XII hereof.

 (b)           From the Final Space Plan, Tenant shall prepare and submit to Landlord for Landlord’s approval (which approval shall not be unreasonably withheld or delayed, and which shall be given or withheld, or Landlord shall advise Tenant whether Landlord requires additional information in order to evaluate Tenant’s request, within ten (10) days) following Tenant’s delivery to Landlord of, one-eighth inch (1/8”) architectural, mechanical, electrical, lighting, plumbing and (if reasonably requested by Landlord) floor load working drawings together with specifications necessary to complete all of the proposed improvements shown on the Final Space Plan (collectively, the “Preliminary Drawings”). If Landlord objects to the Preliminary Drawings (or any revision thereof), Tenant shall deliver revised Preliminary Drawings to Landlord and the procedure will be repeated, if necessary, until final drawings are approved.  The final approved drawings are hereinafter referred to as the “Final Drawings”.

 (c)           Tenant will cause the Demising Work to be constructed in substantial accordance with the Final Drawings.  Landlord shall be deemed to have waived Tenant’s performance of any Demising Work not shown on the Final Drawings except to the extent required to satisfy Legal Requirements.  Landlord’s review of Space Plans and Drawings under Sections 5.7(a) and (b) above is for Landlord’s purposes only, and not a representation or warranty that the work to be performed pursuant thereto meets all Legal Requirements.

 (d)           In connection with the Demising Work, Tenant shall file all drawings, plans and specifications, pay all fees and obtain all permits and applications from any authorities having jurisdiction and perform all Demising Work in compliance the requirements of such permits and applications; and Tenant shall promptly obtain, if required, a permanent certificate of occupancy and all other approvals required of Tenant to use and occupy the Leased Premises.

 (e)           Tenant shall have the right to select the general contractor and subcontractors for the Demising Work; provided that Tenant shall not use a contractor or subcontractor as to which Landlord shall reasonably object within ten (10) days following Tenant’s notice to Landlord of the identity of such contractor(s) and subcontractor(s) as Tenant has selected.

 (f)           The parties shall cooperate with each other in good faith and coordinate the scheduling of the Demising Work in an effort to complete the same in a timely manner.  Landlord and Tenant shall be commercially reasonable in agreeing to non-material reconfigurations of the boundaries of the Leased Premises to facilitate Tenant’s construction of demising walls for the Leased Premises.

 (g)           All of the Demising Work shall be done, on a Property by Property basis, in compliance with Building Standards at Tenant’s expense, including building permit and other fees, architectural and engineering expenses and other expenses relating thereto.  Tenant may request Landlord’s review of Preliminary Space Plans or Preliminary Drawings before Tenant’s notification to Landlord of Tenant’s election to remove Surrendered Premises from the Leased Premises to facilitate Tenant’s understanding of the potential approximate costs associated therewith.

 (h)           Any other provision of this Lease to the contrary notwithstanding, if as a result of performing Demising Work required as a result of Tenant’s surrender of Purchase Agreement Vacate Space to Landlord, Tenant adds One Thousand Five Hundred (1,500) square feet or less of Purchase Agreement Vacate Space to the Net Rentable Area of the Leased Premises at a Property as herein provided (any space so added, the “PAVS Expansion Premises”), Tenant shall have the right and option, exercisable from time to time by written notice to Landlord prior to the expiration of the Vacate Period (as defined in the Purchase Agreement), to terminate this Lease with respect to Leased Premises at such Property or at any other Property containing, in the aggregate, the same or fewer square feet of Net Rentable Area as the Net Rentable Area of the PAVS Expansion Premises (any space so terminated, the “PAVS Contraction Premises”); provided that (i) Tenant shall only be permitted to create PAVS Contraction Premises at a Property to the extent the same is reasonably necessary for Tenant to perform Demising Work required as a result of Tenant’s surrender of Purchase Agreement Vacate Space to Landlord at such Property, (ii) Tenant may not terminate this Lease with respect to PAVS Contraction Premises containing, in the aggregate, more than One Thousand Five Hundred (1,500) square feet of Net Rentable Area at any Property and (iii) the aggregate Net Rentable Area of the PAVS Expansion Premises at all Properties shall be equal to or greater than aggregate Net Rentable Area of the PAVS Contraction Premises at all Properties.

5.8           Art.  Landlord acknowledges that Tenant stores and/or displays within the Buildings, multiple works of art, including paintings, textiles, sculptures, and other forms of artwork (the “Art”) that are an integral part of the Bank of America Art Collection.  The Art may be located within areas leased by and under control of Tenant, or in Common Areas, including lobbies or other public spaces within the Buildings or outdoor plaza areas.

 (a)           The Art that is located within the Properties as of the date hereof is listed in the attached Schedule 4 hereto.  Tenant may hereafter locate additional pieces of Art within the Buildings and/or Leased Premises, and any of such Art shall also be considered part of the Bank of America Art Collection, unless it cannot be removed from the Building without damaging the Art  Tenant shall have the right at any time during the Term of the lease and for a period of 60 days following the Term of the lease, as to any such Building, to remove any of the Art at Tenant’s sole cost and expense.  In the event any Art is removed from either Leased Premises or Common Areas, Tenant shall repair any damage caused by its removal.  To the extent Art is removed from the Common Areas, Tenant shall notify Landlord in writing not less than 30 days prior to the anticipated removal date that the Art shall be removed.  Tenant agrees to indemnify Landlord against any claims made by the artist or putative right holder pursuant to VARA arising out of Tenant’s removal or subsequent treatment of the Art, and such indemnity shall survive the termination or expiration of this Lease.

 (b)           Landlord agrees that (i) Landlord shall not remove any Art from any Common Areas or public spaces of the Buildings during the Term hereof or within a period of sixty (60) days following the Term hereof, and Landlord acknowledges that any such removal in violation of this paragraph may cause damage to the Art, for which Landlord shall bear sole responsibility; and (ii) Landlord’s removal of any Art during the Term or thereafter shall not be within the scope of Tenant’s VARA indemnification.

 (c)           Tenant shall have the right at any time or from time to time, to erect plaques or markers, subject to Landlord’s approval (not to be unreasonably withheld) identifying the Art as commissioned by Bank of America or on loan from the Bank of America Art Collection.  To the extent Tenant elects not to remove any Art at the termination of the Lease, Landlord agrees that any plaques or markers installed by Tenant identifying the Art as commissioned by Bank of America or on loan from the Bank of America Art Collection shall remain in place for so long as the Art is displayed within the Building or Common Areas.

ARTICLE VI
CONDEMNATION, CASUALTY AND INSURANCE

6.1          Condemnation.

(a)           If all or a portion of a Building or the Leased Premises as would render the continuance of Tenant’s business from such Leased Premises impracticable (as reasonably determined by Tenant) is permanently taken or condemned for any public purpose, this Lease, at the option of Tenant upon the giving of notice to Landlord within twenty (20) days from the date of such condemnation or taking shall forthwith cease and terminate as to such Leased Premises as provided in Section 6.1(c) below.

(b)           If all or substantially all of the Property, or so much thereof as to cause the remainder not to be economically feasible to operate, as reasonably determined by Landlord, should be permanently taken or condemned for any public purpose and Landlord terminates all similarly affected leases in the Building that Landlord has the right to terminate, then Landlord shall have the option of terminating this Lease as to the affected Leased Premises by notice to Tenant within ten (10) days from the date of such condemnation or taking.

(c)           If this Lease is terminated as to such particular Leased Premises as provided in Sections 6.1(a) or (b) above, this Lease shall cease and expire as to such Leased Premises as if the date of transfer of possession of the Leased Premises, the Property, or any portion thereof, was the expiration date of this Lease as to such Leased Premises.

(d)           If this Lease is not terminated by either Landlord or Tenant as aforesaid, Tenant shall pay all Rent up to the date of transfer of possession of such portion of the Leased Premises so taken or condemned and this Lease shall thereupon cease and terminate with respect to such portion of the Leased Premises so taken or condemned as if the date of transfer of possession of the Leased Premises was the expiration date of the Term relating to such portion of the Leased Premises.  Thereafter, the Annual Basic Rent, and Tenant’s Operating Expense Share and Tenant’s Tax Share shall be calculated based on the Net Rentable Area of the Leased Premises not so taken or condemned.  If any such condemnation or taking occurs and this Lease is not so terminated, Landlord shall, within sixty (60) days after the date any portion of the Property is damaged, or the use of any portion of the Property by Tenant and Tenant’s employees and invitees is impeded, because of such condemnation, commence to repair the Property (excluding Tenant’s Business Equipment), so that the remaining portion of the Property, as the case may be, shall constitute a complete architectural unit, reasonably fit for Tenant’s occupancy and business as reasonably determined by Tenant and Landlord.  If Landlord fails to cause such restoration to be substantially completed within one (1) year after the date Landlord commences such restoration work for any reason other than a delay caused by an act or omission of Tenant, then Tenant shall have the right to terminate this Lease by notifying Landlord in writing of such termination within thirty (30) days after the date that is one (1) year after the date Landlord commences such restoration work.  The one (1) year period described in the preceding sentence shall be automatically extended for each day of delays caused by Force Majeure Events.

(e)           In the event of any condemnation or taking of all or a portion of the Leased Premises, and in the event of any condemnation or taking of all or a portion of the Parking Areas or the Property which taking materially adversely affects the value of or Tenant’s use or enjoyment of the Leased Premises, Tenant, at Tenant’s expense may, jointly with Landlord, appear, claim, prove and recover, in proceedings relative to such taking, (i) the value of any fixtures, furniture, furnishings, leasehold improvements and other personal property that were condemned but which under the terms of this Lease Tenant is permitted to remove at the end of the Term, (ii) the unamortized cost of any leasehold improvements that are not so removable by Tenant at the end of the Term and that were installed at Tenant’s expense, (iii) the loss of Tenant’s business as the result of such condemnation and (iv) relocation and moving expenses.

(f)           If any taking or condemnation for any public purpose of the Leased Premises or any portion thereof occurs for one hundred eighty (180) days or less and the portion of the Leased Premises not so taken is in Tenant’s reasonable judgment sufficient to allow the conduct of Tenant’s business in the Leased Premises to substantially the same extent and quantity as before the taking (and Tenant, in fact, ceases its use of the Leased Premises for business purposes), then it shall be deemed a temporary taking and this Lease shall continue in full force and effect except that Annual Basic Rent, Tenant’s Operating Expense Share and Tenant’s Tax Share shall be calculated based on the Net Rentable Area of the Leased Premises not so taken, for the period of time that the Leased Premises are so taken as of the date of transfer of possession of the Leased Premises and Landlord shall be under no obligation to make any repairs or alterations.

6.2           Damages from Certain Causes.  Except as provided in Section 3.1 and Section 6.6, and subject to Landlord’s obligations to restore, repair and maintain as specifically provided in this Lease, Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, riot, strike, insurrection, war, requisition or order of governmental body or authority, court order or injunction, or any other cause beyond Landlord’s control.

6.3          Casualty Clause.

(a)           If at any time during the Term of this Lease, the Leased Premises, the Common Areas, including the Parking Areas, the Buildings or any systems or equipment serving the Leased Premises, the Common Areas or the Buildings (collectively, the “Damaged Property”) is damaged by fire, earthquake, flood or by any other casualty of any kind or nature (a “Casualty”) then, except as hereinafter provided, Landlord shall proceed to rebuild or restore the Damaged Property at Landlord’s sole cost and expense; provided that, in no event, shall Damaged Property include, nor shall Landlord or Tenant have any obligation to rebuild or restore, any of Tenant’s furniture, furnishings, equipment, trade fixtures or other property owned by Tenant.  If, in the reasonable opinion of Landlord’s architect as evidenced by a written letter of certification delivered to Tenant not more than forty-five (45) days following the Casualty, the Damaged Property cannot be repaired so as to make the Leased Premises and the Parking Areas tenantable within two hundred seventy (270) days from the date of notice of Landlord’s architect’s opinion, then Tenant shall have the right to terminate this Lease as to such property by notifying Landlord in writing of such termination within thirty (30) days of receipt of Landlord’s architect’s opinion.  Any failure by Tenant to deliver such termination notice to Landlord by such thirtieth (30th) day shall constitute a waiver of Tenant’s right to terminate this Lease pursuant to this Section 6.3(a) as a result of such Casualty.

(b)           Landlord may elect to terminate this Lease as to an affected property on account of a Casualty by delivering written notice to Tenant within forty-five (45) days after a Qualified Damage; provided that Landlord also terminates all other similarly affected tenant leases that Landlord has a right to terminate as a result of such Casualty.  As used herein, a “Qualified Damage” shall mean any one or more of the following:

 (i)           There shall be damage to an extent greater than fifty percent (50%) of the replacement cost of the Building above the foundation, and such damage or destruction shall be caused by a risk covered by insurance maintained or required to be maintained (whether or not actually maintained) by Landlord pursuant to this Lease (i.e., an “insurable risk”).

 (ii)           There shall be damage, resulting from a risk other than an insurable risk, to an extent greater than twenty-five percent (25%) of the replacement cost of the Building above the foundation.

 (iii)           Necessary repairs to the Damaged Property cannot be completed, in the reasonable opinion of Landlord’s architect, within two hundred seventy (270) days after the occurrence of such damage, which opinion Landlord shall cause its architect to deliver to Tenant not more than thirty (30) days after the Casualty.

(c)           Notwithstanding any language herein to the contrary, if at the time of any substantial damage to the Leased Premises from a Casualty, less than one (1) year remains in the Term, then (i) Landlord shall have the right, in its sole option, to elect not to rebuild or restore the Damaged Property, such right to be exercised, if at all, by written notice to Tenant within thirty (30) days after the date of such Casualty, and (ii) Tenant shall have the right, in its sole option, to terminate this Lease, such right to be exercised, if at all, within thirty (30) days after the date of such Casualty or within thirty (30) days after Tenant’s receipt of Landlord’s notice pursuant to Section 6.3(c)(i) ..

(d)           If Landlord is herein required to repair and restore the Property, and Tenant shall have had, but shall not have exercised, a right of termination as provided at Section 6.3(a), Landlord shall use commercially reasonable efforts to commence such repair and restoration within sixty (60) days following the Casualty.  Landlord’s architect shall determine the date that Landlord commences the repair and restoration of the Property and shall notify Tenant of such determination within thirty (30) days thereof.  Notwithstanding any language herein to the contrary, if Landlord undertakes but fails to repair and restore the Damaged Property within the later of (i) one (1) year after the date determined by Landlord’s architect to be the date Landlord commenced the restoration and repair work or (ii) the date identified in Landlord’s architect’s opinion given pursuant to Section 6.3(a) as the date by which Landlord’s architect believed the repair and restoration to the Damaged Property would be completed (the later such date, the “Outside Completion Date”), for any reason other than a delay caused by an act or omission of the Tenant, then subject to the final sentence of this paragraph, Tenant may terminate this Lease by delivering written notice to Landlord within thirty (30) days after the Outside Completion Date, but before the repairs and restoration to the Damaged Property have been completed.  If Tenant fails to deliver such notice within such thirty (30) day period, Tenant shall have waived its right to terminate this Lease on account of the time required to repair such casualty.  The Outside Completion Date shall be automatically extended for each day of delays caused by Force Majeure Events (but in no event shall such Outside Completion Date be extended for more than sixty (60) days by Force Majeure Events).

6.4           Property Insurance.  Landlord shall maintain standard fire and extended coverage insurance, plus, if elected by Landlord, coverage for acts of terrorism, for each Property, including for the Buildings, Common Areas, including Parking Areas, Leased Premises and other tenantable areas and on the improvements and betterments contained therein (excluding Tenant’s and any other tenant’s furniture, furnishings, equipment, trade fixtures or other property), in an amount not less than eighty percent (80%) of the full replacement cost thereof above the foundation.  Upon the request of Tenant, a copy of a duly executed certificate of insurance reflecting Landlord’s maintenance of the insurance required under this Section 6.4 shall be delivered to Tenant.  Said insurance shall be maintained with a reputable insurance company selected by Landlord and qualified and licensed to do business in the State in which the Property is located and having a current Best’s Rating of A+ or better.  All payments for losses thereunder shall be made solely to Landlord.

6.5           Liability Insurance.  Landlord and Tenant shall each maintain a policy or policies of comprehensive general liability insurance with the premiums thereon fully paid on or before the due dates, issued by and binding upon a reputable insurance company qualified and licensed to do business in the State in which the Property is located, with a current Best’s Rating of A+ or better.  Such insurance shall afford minimum protection (which may be effected by primary and/or excess coverage) of not less than Three Million Dollars ($3,000,000.00) for bodily injury or death in any one (1) accident or occurrence and against property damage.  Notwithstanding anything to the contrary, so long as Tenant satisfies the Self-Insurance Net Worth Test, Tenant may self insure in order to meet any insurance requirements in this Lease.  In the event Tenant fails, in whole or in part, to carry insurance that complies with the requirements of this Section 6.5, Tenant shall be deemed to self-insure to the extent of such noncompliance.

6.6           Hold Harmless.  Landlord shall not be liable to Tenant, or to Tenant’s agents, servants, employees, contractors, customers or invitees, for any damage to person or property to the extent caused by any negligent act or omission of Tenant, or its agents, servants or employees, and Tenant agrees to and does hereby indemnify, defend and hold harmless, Landlord and Landlord’s shareholders, officers and trustees, and its and their respective successors and assigns, from and against any and all claims, demands, causes of action, fines, penalties, costs, expenses (including reasonable attorneys’ fees and court costs), liens or liabilities to the extent caused by (i) any negligent act or omission of Tenant, or its agents, servants or employees or (ii) any claim for which Tenant was obligated to obtain insurance, but elected to self-insure as permitted by Section 6.5.  Tenant shall not be liable to Landlord, or to Landlord’s agents, servants, employees, contractors, customers or invitees, for any damage to person or property to the extent caused by any negligent act or omission of Landlord, or its agents, servants or employees and Landlord agrees to and does indemnify, defend and hold harmless Tenant and Tenant’s shareholders, officers and directors, and its and their respective successors and assigns, from and against any and all claims, demands, causes or action, fines, penalties, costs, expenses (including reasonable attorneys fees and costs), liens or liabilities to the extent caused by any negligent act or omission of Landlord, or its agents, servants or employees.

6.7           WAIVER OF RECOVERY.  ANYTHING IN THIS LEASE TO THE CONTRARY NOTWITHSTANDING, LANDLORD AND TENANT EACH HEREBY WAIVES ANY AND ALL RIGHTS OF RECOVERY, CLAIM, ACTION OR CAUSE OF ACTION, AGAINST THE OTHER, AND ITS AGENTS, SERVANTS, PARTNERS, SHAREHOLDERS, DIRECTORS, OFFICERS OR EMPLOYEES, FOR ANY LOSS OR DAMAGE THAT MAY OCCUR TO THE LEASED PREMISES, THE PROPERTY OR ANY IMPROVEMENTS THERETO OR THEREON, OR ANY PROPERTY OF SUCH PARTY THEREIN OR THEREON, BY REASON OF FIRE, THE ELEMENTS, OR ANY OTHER CAUSE THAT IS INSURED AGAINST (OR IS INSURABLE, WHETHER OR NOT ACTUALLY INSURED) UNDER THE TERMS OF STANDARD FIRE AND EXTENDED COVERAGE INSURANCE POLICIES IN THE STATE IN WHICH THE PROPERTY IS LOCATED, REGARDLESS OF THE AMOUNT OF THE PROCEEDS, IF ANY, PAYABLE UNDER SUCH INSURANCE POLICIES AND THE CAUSE OR ORIGIN, INCLUDING NEGLIGENCE OF THE OTHER PARTY HERETO, OR ITS AGENTS, OFFICERS, PARTNERS, SHAREHOLDERS, SERVANTS OR EMPLOYEES, AND COVENANTS THAT NO INSURER SHALL HOLD ANY RIGHT OF SUBROGATION AGAINST SUCH OTHER PARTY ON ACCOUNT THEREOF.

ARTICLE VII
DEFAULTS, REMEDIES, BANKRUPTCY, SUBORDINATION

7.1          Default and Remedies.

(a)          The occurrence of any of the following shall constitute an Event of Default (“Event of Default”) under this Lease on the part of Tenant:

(i)           Failure to pay any payment of Rent when due (including Annual Basic Rent, Excess Basic Rent, if any, Tenant’s Operating Expense Share, Tenant’s Tax Share and Above Standard Services Rent) and such failure to pay continues for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided that Landlord shall not be obligated to send written notice of a failure to pay more than two (2) times in any consecutive twelve (12) month period, or

(ii)           At any time that Tenant does not satisfy the Net Worth Test, failure of Tenant to maintain any policy of insurance that Tenant is required by the terms of this Lease to maintain and such failure continues for a period of ten (10) business days after written notice from Landlord to Tenant of such failure, which notice shall (A) specify the insurance policy which Tenant has failed to maintain and the provision of this Lease which requires Tenant to maintain such insurance, and (B) state, in all capital letters and in a prominent place, that the continuance of such failure to maintain insurance for ten (10) business days after Tenant’s receipt of such written notice will constitute an Event of Default under Section 7.1(a) of the Lease, or

(iii)           Tenant breaches or fails to comply with any term, provision, condition or covenant of this Lease, other than as described in Section 7.1(a)(i) and (ii), and such breach or failure continues for thirty (30) days after written notice from Landlord to Tenant of such breach or failure to comply (or, if such breach or failure is curable but reasonably cannot be cured within thirty (30) days, Tenant does not commence to cure such breach or failure promptly within such thirty (30) day period and continuously and diligently thereafter pursue such cure and remedy until such breach or failure is remedied; provided that there shall be a maximum period of one hundred eighty (180) days after Landlord’s written notice to cure or remedy such default, except that such maximum cure period shall extended as appropriate for delays caused by Force Majeure Events.

(b)          Upon the occurrence of an Event of Default, subject to Section 7.1(e) below, Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it by law or in equity or by this Lease:

(i)           Landlord may immediately or at any time thereafter, collect all overdue Rent and other charges payable to Landlord, together with Landlord’s legal fees and costs of enforcement, with interest at the Applicable Rate from the date such sums were originally due until the date paid in full.

(ii)           Landlord may immediately or at any time thereafter re-enter the Leased Premises and correct or repair any condition which shall constitute a failure on Tenant’s part to keep, observe, perform, satisfy, or abide by any term, condition, covenant, agreement, or obligation of this Lease or of the Building Rules now in effect or hereafter adopted or of any notice given Tenant by Landlord pursuant to the terms of this Lease, and Tenant shall fully reimburse and compensate Landlord on demand.

(iii)           Subject to the limitations expressed in Section 7.1(e), Landlord, with or without terminating this Lease, may immediately or at any time thereafter demand in writing that Tenant vacate the Leased Premises and thereupon Tenant shall immediately vacate the Leased Premises and remove therefrom all property thereon (other than Non-Removable Improvements) belonging to or placed in the Leased Premises by, at the direction of, or with consent of Tenant, whereupon Landlord shall have the right to re-enter and take possession of the Leased Premises.  Any such demand, re-entry and taking possession of the Leased Premises by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Leased Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.

(iv)           Subject to the limitations expressed in Section 7.1(e), Landlord may immediately or at any time thereafter, re-enter the Leased Premises, and if persons or any of Tenant’s property are then in the Leased Premises, then, upon prior written notice to Tenant, Landlord may remove therefrom Tenant and all property belonging to or placed on the Leased Premises by, at the direction of, or with consent of Tenant, all at Tenant’s expense.  Any such re-entry and removal by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Leased Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.

(v)           Subject to the limitations expressed in Section 7.1(e), Landlord, without terminating this Lease, may immediately or at anytime thereafter relet the Leased Premises or any part thereof, for such time or times, at such rental or rentals and upon such other terms and conditions as Landlord deems reasonable, and Landlord may make any alterations or repairs to the Leased Premises that are necessary or proper to facilitate such reletting as office space; and Tenant shall pay all costs of such reletting, including the cost of any such alterations and repairs to the Leased Premises and reasonable attorneys’ fees actually incurred; and Tenant shall continue to pay all Rent due under this Lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Leased Premises, and thereafter Tenant shall pay monthly during the remainder of the Term the amount, if any, by which the Rent and other charges reserved in this Lease exceed the rent and other charges collected from any such subsequent tenant or tenants (net of the costs Landlord incurred to re-enter and relet the Leased Premises), but Tenant shall not be entitled to receive any excess of any such rents collected over the Rent reserved herein.  Landlord hereby agrees to use its commercially reasonable efforts to relet the Leased Premises to mitigate or otherwise reduce the damages for which Tenant may be liable hereunder, but only to the extent required under applicable law in the state in which the Building is located; provided that in no event shall Landlord’s leasing or attempted leasing of other space in the Building instead of the Leased Premises, in and of itself, violate the provisions of the preceding sentence.  Any such reletting may be for such rent, for such time, and upon such terms as the Landlord, in the Landlord’s good faith discretion, shall determine to be commercially reasonable.  Landlord shall be deemed to have exercised commercially reasonable efforts to relet the Leased Premises so long as Landlord or Landlord’s agents employ marketing methods and procedures substantially similar to marketing methods and procedures used by Landlord or Landlord’s agents to market and lease vacant space in other buildings, which are similar in nature and quality to the Building, owned by Landlord or an affiliate of Landlord.

(vi)           Subject to the limitations expressed in Section 7.1(e), Landlord may immediately or at any time thereafter terminate this Lease, and this Lease shall be deemed to have been terminated upon notice to Tenant of such termination; upon such termination Landlord shall elect to either recover from Tenant (A) all damages Landlord may suffer by reason of such termination including all arrearages in rentals, costs, charges, additional rentals, and reimbursements, the cost (including court costs and reasonable attorneys’ fees) of recovering possession of the Leased Premises, the actual or estimated (as reasonably estimated by Landlord) cost of any alteration of or repair of the Leased Premises that is necessary or proper to prepare the same for reletting as office space, or (B) all arrearages in rentals, plus an amount equal to the excess, if any, of the present value discounted at the Prime Rate of the total amount of all Rent to be paid by Tenant for the remainder of the Term, over the present value (discounted at the same rate) of the fair market rental value of the Leased Premises for the remainder of the Term.

(c)           If Landlord re-enters the Leased Premises or terminates this Lease pursuant to any of the provisions of this Lease, Tenant hereby waives all claims for damages that may be caused by such re-entry or termination by Landlord pursuant to the provisions of this Lease.  Tenant shall and does hereby indemnify and hold Landlord harmless from any loss, cost (including court costs and attorneys’ fees), or damages suffered by Landlord by reason of such re-entry or termination unless caused by Landlord’s gross negligence.

(d)           The exercise by Landlord of any one or more of the rights and remedies provided in this Lease shall not prevent the subsequent exercise by Landlord of any one or more of the other rights and remedies herein provided.  Except as otherwise provided in this Lease, remedies provided for in this Lease are cumulative and may, at the election of Landlord, be exercised alternatively, successively, or in any other manner and are in addition to any other rights provided for or allowed by law or in equity.

(e)           Notwithstanding the provisions set forth in Sections 7.1(b)(iii) through (vi), Landlord may not:

 (i)           terminate this Lease as to any Property or Properties unless either (A) Tenant shall have failed to pay, without the contractual right to abate or offset as herein otherwise provided, Rent for such Property or Properties in an amount equal to or greater than the amount of three (3) months’ Annual Basic Rent then due and payable with respect to such Property or Properties, and such failure to pay continues for a period of ten (10) days following Tenant’s receipt of written notice thereof from Landlord, which notice shall state in all capital letters (or other prominent display) that this Lease may be terminated as to such Property or Properties if Tenant fails to promptly pay all overdue Rent for such Properties or Properties, or (B) Tenant shall fail to comply with any final order relating to such Property or Properties rendered pursuant to the dispute resolution procedures outlined in Article XII within the time periods set forth in such order, or, if no time periods are set forth therein, then within such time period as is reasonably necessary to promptly and diligently comply with such order, but not to exceed sixty (60) days, subject to appropriate extensions for delays caused by Force Majeure Events, and such failure to comply continues for a period of thirty (30) days following Tenant’s receipt of written notice thereof from Landlord, which notice shall state in all capital letters (or other prominent display) that this Lease may be terminated as to such Property or Properties if Tenant fails to promptly comply with the requirements of such order; or

 (ii)           terminate this Lease in its entirety unless Tenant shall have failed to pay, without the contractual right to abate or offset as herein otherwise provided, Rent in an amount equal to or greater than the amount of three (3) months’ Annual Basic Rent then due and payable with respect to all Properties under this Lease, and such failure to pay continues for a period of ten (10) days following Tenant’s receipt of written notice thereof from Landlord, which notice shall state in all capital letters (or other prominent display) that this Lease may be terminated if Tenant fails to promptly pay all overdue Rent.

(f)           If Landlord should fail to perform or observe any covenant, term, provision or condition of this Lease and such default should continue beyond a period of ten (10) days as to a monetary default or thirty (30) days (or such longer period as is reasonably necessary to remedy such default; provided Landlord shall continuously and diligently pursue such remedy at all times until such default is cured) as to a non-monetary default, after in each instance written notice thereof is given by Tenant to Landlord (and a copy of said notice is sent simultaneously therewith to the Notice Parties) (“Landlord Default”), then, in any such event Tenant shall have the right, (i) to cure or attempt to cure the Landlord Default (upon twenty-four (24) hours’ notice in the event of an emergency, notwithstanding the foregoing provisions of this Section 7.1(f)), and Landlord shall reimburse Tenant for all reasonable sums expended in so curing the Landlord Default or (ii) to commence such actions at law or in equity to which Tenant may be entitled.  The exercise by Tenant of any one or more of the rights and remedies provided in this Lease shall not prevent the subsequent exercise by Tenant of any one or more of the other rights and remedies herein provided.  Except as otherwise provided in this Lease, remedies provided for in this Lease are cumulative and may, at the election of Tenant, be exercised alternatively, successively, or in any other manner and are in addition to any other rights provided for or allowed by law or in equity, including the right to claim that Tenant has been constructively evicted.

(g)           Notwithstanding the provisions of Section 7.1(e) hereof, if Landlord should fail to maintain any policy of insurance which Landlord is required by the terms of this Lease to maintain and such failure continues for a period of ten (10) business days after written notice from Tenant to Landlord and all Notice Parties of such failure, which notice shall (A) specify the insurance policy which Landlord has failed to maintain and the provision of this Lease which requires Landlord to maintain such insurance.  Tenant’s sole and exclusive recourse and remedy for Landlord’s failure to maintain any such policy of insurance shall be limited to the limited offset right provided in Section 13.1.

7.2           Insolvency or Bankruptcy.  The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or any general assignment by Tenant for the benefit of creditors, or any action taken by Tenant under any insolvency, bankruptcy, or reorganization act, or an involuntary proceeding against Tenant that is not dismissed or bonded against within one hundred twenty (120) days after the filing thereof, shall at Landlord’s option, constitute a breach of this Lease by Tenant.  Upon the happening of any such event or at any time during the duration of such event, this Lease shall terminate five (5) days after notice of termination from Landlord to Tenant.  In no event shall this Lease be assigned or assignable by voluntary or involuntary bankruptcy or a proceeding in lieu thereof and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, or reorganization proceedings.

7.3           Negation of Lien for Rent.  Landlord hereby expressly waives and negates any and all contractual liens and security interests, statutory liens and security interests or constitutional liens and security interests arising by operation of law to which Landlord might now or hereafter be entitled on all property of Tenant now or hereafter placed in or upon the Leased Premises, except for judgment liens, if any.

7.4           Attorney’s Fees.  If either party is in default beyond any applicable grace or notice period in the performance of any of the terms of this Lease and the other party employs an attorney in connection therewith, the non-prevailing party agrees to pay the prevailing party’s reasonable attorneys’ and paralegals’ fees and costs, at all levels, before, during and after trial, and on appeal.

7.5           No Waiver of Rights.  No failure or delay of Landlord or Tenant in any one instance to exercise any remedy or power given it herein or to insist upon strict compliance by Tenant or Landlord of any obligation imposed on it herein in any other instance and no custom or practice of either party hereto at variance with any term hereof shall constitute a waiver or a modification of the terms hereof by such party in any one instance or any right it has herein to demand strict compliance with the terms hereof by the other party in any other instance.  No express waiver shall affect any condition, covenant, rule, or regulation other than the one specified in such waiver and then only for the time and in the manner specified in such waiver.  No person has or shall have any authority to waive any provision of this Lease unless such waiver is expressly made in writing and signed by an authorized officer of Landlord or Tenant.  No endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

7.6           Holding Over.

 (a)           Except as provided in Section 7.6(b), in the event of holding over by Tenant after expiration or termination of this Lease without the written consent of Landlord, Tenant shall pay for the entire holdover period as liquidated damages, solely for such holding over, one hundred fifty percent (150%) of the Annual Basic Rent that would have been payable if the Lease had not so terminated or expired plus one hundred fifty percent (150%) of all Rent other than Annual Basic Rent (including Tenant’s Operating Expense Share and Tenant’s Tax Share) that would have been payable if this Lease had not so terminated or expired.  Nothing in this Section 7.6(a) shall be construed as granting Tenant a right to retain possession of the Leased Premises, or as limiting Landlord’s right to recover possession of the Leased Premises, after the expiration or termination of this Lease as to such Leased Premises.

 (b)           Notwithstanding the provisions of Section 7.6(a), Tenant shall be permitted to holdover in the Leased Premises, or a portion thereof, for a period of time not to exceed sixty (60) days after the expiration of the Term (whether the Initial Term or the Term as renewed) if and only if: (1) Landlord has not already leased the portion of the Leased Premises in which Tenant is holding over, and (2) Tenant gives Landlord written notice of such intent to holdover within thirty (30) days prior to the expiration of the Term; such written notice shall specify the length of time Tenant intends to holdover and the portion of the Leased Premises in which Tenant intends to holdover.  If Tenant elects to holdover pursuant to the preceding sentence, such holdover will be on an AS-IS basis except that the Annual Basic Rent shall be one-hundred twenty-five percent (125%) of the Annual Basic Rent applicable to such Leased Premises immediately prior to such holdover.

7.7           Subordination.  Landlord represents and warrants to Tenant that as of the Commencement Date, there is no ground lease or other superior lease presently encumbering the Leased Premised, and no mortgage or deed of trust lien presently encumbering the Leased Premises.  Landlord will provide to Tenant, within thirty (30) days following the recording of a mortgage or deed of trust encumbering a Property (the holder thereof, or of a ground lease or other superior lease to which this Lease may hereafter be subject, being hereafter referred to as an “Interest Holder”), a non-disturbance agreement in the form attached hereto as Exhibit D or such other form as shall be reasonably satisfactory to Tenant and such Interest Holder, and such form in any event shall specifically include provisions that, in the case of a deed of trust or mortgage, in the event of any foreclosure or other enforcement under the mortgage or deed of trust, either by judicial proceeding or by power of sale, or if conveyance or transfer of the Property shall be made in lieu of foreclosure, or in the case of a lease, in the event of any termination of the lease for any reason (whether or not because of exercise by lessor of any right or remedy) or any enforcement of remedies by the lessor thereof (any such foreclosure or conveyance in lieu of foreclosure, and any such lease termination or enforcement of lease remedies, being herein referred to as “Enforcement”), then this Lease shall not be terminated as a result of such Enforcement, whether by operation of law or otherwise, but rather, notwithstanding such Enforcement, and the fact that this Lease is subordinate to the deed of trust mortgage or lease (as the case may be), this Lease shall continue in full force and effect as a binding lease agreement between Owner and Tenant in accordance with its provisions, and the rights of Tenant under this Lease shall not be interfered with nor disturbed by any party owning the Property or any interest therein as a result of Enforcement, or such party’s successors and assigns (any such owner, and its successors and assigns, being herein called “Owner”).  However, nothing herein shall negate the right of Owner to exercise the rights and remedies of Landlord under this Lease, including the right to terminate this Lease as provided herein in the event of a default by Tenant under this Lease, and as to any default by Tenant under this Lease existing at the time of Enforcement, such Enforcement shall not operate to waive or abate any action initiated by Landlord under this Lease to terminate the same on account of such default.  Tenant agrees to subordinate its interest under this Lease to any ground lease, mortgage or deed of trust lien hereafter placed on the Property; provided that as a condition to such subordination, the party to whose interest Tenant subordinates its interest hereunder shall execute and deliver to Tenant a subordination, non-disturbance and attornment agreement in the form attached as Exhibit D, or in another form otherwise meeting the requirements of this Section.  Unless and until a subordination, non-disturbance and attornment agreement is entered into between Tenant and the applicable party, the holder of any ground or land lease that may now affect any of the Land or the holder of any mortgage or deed of trust that may now encumber the Property may elect at any time to cause their interests in the Land or the Property to be subordinate and junior to Tenant’s interest under this Lease by filing an instrument in the real property records of the county in which the Building is located effecting such election and providing Tenant with notice of such election.

7.8           Estoppel Certificate.  At the request of either Landlord or Tenant, the other party will execute within ten (10) business days from the date of receipt of the request, from time to time, an estoppel certificate substantially in the form attached hereto as Exhibit E or in such other form as may be reasonably requested by the requesting party; provided that any request submitted by Landlord requesting an estoppel certificate by Tenant shall be accompanied by an estoppel certificate executed by Landlord indicating whether or not there are any then existing defaults by Tenant under this Lease, and if so, describing said defaults.  Tenant and any third party certifying, to the best of such party’s knowledge and belief, to the facts (if true) described in such certificate.

7.9           Subsequent Documents.  Any provision in this Lease for Tenant or Landlord to execute estoppel certificates, subordination, non-disturbance or attornment agreements or other documents pertaining to this Lease, is subject to the requirements that, except as provided in this Lease or otherwise agreed to, any such document must involve no diminution of Tenant’s or Landlord’s rights provided for in this Lease, no additional liability of Tenant or Landlord, and no cost or expense to Tenant or Landlord; and any estoppel certificate regarding Lease defaults or breaches shall be limited to the actual knowledge of the signing representative.

7.10         Interest Holder Privileges.  In the event of any Landlord’s Default, Tenant shall give written notice thereof to Landlord and to any Interest Holder whose address shall have been furnished to Tenant, such notice to be delivered to said Interest Holder at the same time notice is delivered to Landlord.  Tenant shall offer such Interest Holder the same opportunity to cure the default as Landlord is entitled, and Tenant shall forbear in the exercise of any rights or remedies in the interim.

ARTICLE VIII
SUBLEASING, ASSIGNMENT, LIABILITY, AND CONSENTS

8.1           Sublease or Assignment by Tenant.

 (a)           Tenant shall not (i) assign, convey or otherwise transfer (whether voluntarily, by operation of law, or otherwise) this Lease or any interest hereunder to any party other than to an Affiliate or corporate successor of Tenant or (ii) allow any lien to be placed upon Landlord’s or Tenant’s interest hereunder in and to the Leased Premises or the Properties or the estates or interests created by this Lease.

 (b)           Subject to the provisions of this Section 8.1(b), Tenant may, at any time during the Term, sublease all or a portion of the Leased Premises; provided that any sublease for a term of longer than five (5) years, other than a sublease to an Affiliate or corporate successor of Tenant or to one or more of Tenant’s vendors for the purpose of allowing such vendors to place their personnel on-site at Tenant’s premises during the duration of the vendor/vendee relationship, shall be subject to and contingent upon Landlord’s right of recapture as provided in this Section 8.1(b).  If Tenant desires to sublet all or any portion of the Leased Premises to a person or entity other than an Affiliate, corporate successor or Tenant vendor for a term of longer than five (5) years, Tenant shall notify Landlord in writing at least twenty (20) days prior to the date on which Tenant desires such sublease to become effective (hereinafter referred to in this Section 8.1(b) as the “Transfer Notice”) of the (i) economic terms of the proposed subletting, (ii) the identity of the proposed sublessee, (iii) the area proposed to be sublet (hereinafter referred to as the “Sublet Space”), and (iv) the use to be made by such sublessee of such Sublet Space.  The Transfer Notice shall also state in all capital letters (or other prominent display), that Landlord shall be deemed to have declined to recapture the Sublet Space and to have approved the sublease if Landlord fails to respond within twenty (20) days after receipt thereof.  If Landlord fails to respond to such Transfer Notice within twenty (20) days after receipt thereof, Landlord shall be deemed to have approved the proposed sublease as set forth in the Transfer Notice.  Tenant agrees to use its reasonable efforts to promptly provide any additional information about a proposed sublease that is reasonably requested by Landlord.  Tenant shall deliver a copy of any such sublease to Landlord promptly after its execution.  If Tenant shall fail to consummate the sublease that was the subject of the Transfer Notice on the same terms as those set forth in the Transfer Notice within ninety (90) days following the date of the Transfer Notice, then Tenant shall be obligated to deliver to Landlord a further Transfer Notice in regard to the proposed sublease, and the process shall be repeated until the sublease shall be signed within the time and on the terms required, or Landlord shall elect to recapture the Sublet Space.  If Landlord elects to recapture the Sublet Space, upon such recapture and Tenant’s surrender and Landlord’s acceptance of the Sublet Space, (i) Tenant shall be released from its obligations under this Lease for the remainder of the Term of this Lease as they relate to the recaptured Sublet Space only, including Tenant’s obligation to pay Annual Basic Rent and Tenant’s Operating Expense Share and Tenant’s Tax Share as they relate to the recaptured Sublet Space only, and (ii) Landlord shall pay all leasing commissions, tenant improvement allowances and other costs associated with releasing the recaptured Sublet Space and all costs associated with demising the recaptured Sublet Space for separate occupancy.  No release of Tenant from its obligations under this Lease as they relate to Sublet Space recaptured by Landlord as aforesaid shall be deemed an exercise by Tenant of any Contraction Rights granted to Tenant pursuant to Article XI.

 (c)           Anything in this Lease contained to the contrary notwithstanding, Tenant shall not have the right to sublease all of any portion of the Leased Premises to an organization or person enjoying sovereign or diplomatic immunity.

 (d)           Each sublessee must fully observe all covenants of this Lease applicable to the Sublet Space, and no consent by Landlord to a sublease shall be deemed in any manner to be a consent to a use not permitted under this Lease.  During the occurrence of an Event of Default by Tenant hereunder, Landlord may collect subrentals directly from a sublessee of the Sublet Space.

 (e)           Notwithstanding the giving by Landlord of its consent or approval to any subletting, assignment or occupancy as provided in this Section 8.1 or any language contained in such lease, sublease or assignment to the contrary, except to the extent this Lease or any obligation or liability of Tenant hereunder is expressly terminated or released in writing by Landlord, Tenant shall not be relieved of any of Tenant’s obligations or covenants under this Lease and Tenant shall remain fully liable hereunder.

 (f)           Any attempted assignment, sublease or other transfer by Tenant in violation of the terms and covenants hereof shall be void and shall be a breach under Section 7.1(a)(iii), with respect to which, however, no grace period shall apply.  Any consent or approval by Landlord to a particular assignment, sublease or other transfer shall not constitute Landlord’s consent or approval to any other or subsequent assignment, sublease or other transfer, and any proposed assignment, sublease or other transfer by an assignee, sublessee or transferee of Tenant or any other assignee, sublessee or transferee shall be subject to the provisions hereof as if it were a proposed assignment, sublease or other transfer by Tenant.

 (g)           Tenant agrees to reimburse Landlord for reasonable legal fees and costs incurred by Landlord in connection with Landlord’s consideration of any request by Tenant for a Subtenant Non-Disturbance Agreement in connection with a Cost Approved Sublease, it being understood that, if the sublease does not satisfy the criteria for a Cost Approved Sublease, Landlord may grant or withhold its approval of the Subtenant Non-Disturbance Agreement in Landlord’s sole discretion.

 (h)           If (i) Landlord declines its right of recapture and Tenant thereafter enters into a sublease that satisfies mutually acceptable criteria theretofore established by Landlord and Tenant or (ii) Tenant obtains Landlord’s prior written approval of the particular sublease, including the term, the subtenant, the subrent, the sublease improvement allowances and other material economic and non-economic terms of the sublease before Tenant enters into the sublease with the third party subtenant (a subtenant who is neither an Affiliate, corporate successor of Tenant nor a Tenant vendor); it being understood that, if the sublease does not satisfy the mutually approved criteria, Landlord may grant or withhold its approval of the sublease for purposes of this cost reimbursement in Landlord’s sole discretion (any such sublease, a “Cost Approved Sublease”), then Landlord shall reimburse Tenant for the unamortized balance (computed without interest on a straight line basis over the basic term of the Cost Approved Sublease, excluding renewals) of the actual, documented leasing commissions and subtenant improvement expenditures made by Tenant in connection with delivering the Sublet Space to the subtenant pursuant to the Cost Approved Sublease, calculated and payable as of the date Tenant surrenders possession of the subject Sublet Space to Landlord.  If so requested by Landlord, Tenant shall deliver to Landlord, a statement in reasonable detail itemizing Tenant’s sublease improvement expenditures to the Sublet Space and such other and further information and documentation regarding the Cost Approved Sublease as Landlord shall reasonably request.

 (i)           Any provision of the Lease to the contrary notwithstanding, the rights granted to Tenant pursuant to provisions of Section 1.4 (Options to Renew), Section 3.4 (Building Identity; Signage; Exclusivity), Article IX (Purchase and Sale), Article X (Expansion Rights) and Article XI (Contraction Rights) are personal to the herein named Tenant and any corporate successor or permitted assignee of this Lease and such rights may not be assigned or subleased to, or exercised by, any other person or entity, it being understood that no assignment of this Lease or subletting of all or a portion of the Leased Premises shall cancel or void any of the aforesaid rights as they pertain to the herein named Tenant and any corporate successor permitted assignee of this Lease.  Tenant shall furnish to Landlord copies of any and all subleases executed by Tenant within ten (10) business days following the date such sublease is by its terms effective and whether such sublease is a Cost Approved Sublease and, if so, Tenant’s sublease improvement expenditures incurred in connection therewith.  All subleases shall by their terms be subject and subordinate to this Lease as amended from time to time.

 (j)           In any instance in which Landlord shall have the right of recapture but Tenant shall, in violation of Section 8.1(b), sublease Sublet Space without first offering the same to Landlord, then without limitation of Landlord’s rights, Landlord shall have the continuing right of recapture pursuant to Section 8.1(b) upon learning of such sublease and so advising Tenant; the twenty (20) day response period reserved to Landlord under Section 8.1(b) being deemed tolled until the date Tenant delivers a Transfer Notice in respect of the Sublet Space and shall run for a period of twenty (20) days thereafter.  If Tenant shall have subleased the Sublet Space at a profit (after deduction of Tenant’s reasonable, documented costs of subleasing) and Landlord thereafter elects to recapture, then Tenant shall be obliged to compensate Landlord, upon Landlord’s demand, in the full amount of such profit from the inception of such sublease to the date of recapture.  Except as provided in this Section 8.1(j), Tenant shall retain any and all profits on subleasing.

8.2           Assignment by Landlord.  At any time after the Commencement Date, but subject to the provisions of Section 9.3, Landlord shall have the right to transfer, assign or convey, in whole or in part, the Properties of which the Leased Premises are a part, or any portion or portions thereof, and any and all of its rights under this Lease, and in the event Landlord transfers, assigns, or conveys its rights and obligations under this Lease, Landlord shall thereby be released from any future obligations hereunder and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such future obligations to the extent such successor in interest has, by written instrument of which a copy has been delivered to Tenant, assumed all of the liabilities and obligations of its predecessor in interest under this Lease accruing from and after the date of such transfer, assignment or conveyance; the foregoing provision shall not release the transferring Landlord from any obligation or liability which has not been assumed by such successor in interest of Landlord.  Except for such release of the prior Landlord, in no event shall any transfer, assignment or conveyance affect or otherwise impair the rights of Tenant to accrued self-help, abatement or other rights and remedies of Tenant hereunder arising out of any breach of an express warranty or representation of any Landlord contained in this Lease, the failure of any Landlord to perform any covenant of Landlord under this Lease or otherwise arising out of this Lease.  Notwithstanding any other provision of this Lease, except as expressly provided in Sections 9.3, no transfer, assignment or conveyance of interest of the transferring Landlord in all or any part of the Property or the Land shall release or reduce, or prejudice Tenant’s rights against the transferring Landlord with respect to, any liabilities or obligations of Landlord which accrued, or relate to any period of time, prior to the date of such transfer, assignment or conveyance.

ARTICLE IX
PURCHASE AND SALE

9.1           Tenant’s Right of First Refusal to Purchase.  If at any time during the Initial Term of this Lease, Landlord shall receive a bona fide offer (a “Third Party Offer”) from a third party (other than a purchaser making a bid at any sale incidental to the exercise of any remedy provided for in any mortgage encumbering a Building or a Property, or a proposed transaction with an Affiliate of Landlord) to purchase a Major Property, which Third Party Offer is in all respects acceptable to Landlord, and if at the time Landlord receives such Third Party Offer, no Event of Default has occurred hereunder and shall be continuing and the herein named Tenant, or its Affiliates, shall remain in possession of at least thirty-five percent (35%) of the Net Rentable Area of such Major Property, then Landlord shall notify Tenant of such Third Party Offer.  If both of the conditions enumerated in the previous sentence shall be satisfied, Landlord shall notify Tenant of such Third Party Offer and for a period of twenty (20) days after such notice is sent by Landlord, Tenant shall have the exclusive right to accept Landlord’s offer to purchase Landlord’s interest in the Major Property upon the terms and conditions set forth in the Third Party Offer. Tenant shall exercise such right of first refusal, if at all, by delivering its written purchase offer to Landlord within said twenty (20) days after the date of Landlord’s notice. Such purchase shall occur not later than sixty (60) days following Tenant’s acceptance of Landlord’s offer.  On the date of such purchase, Landlord shall convey and assign to Tenant, or its designee, Landlord’s interest in the Major Property in consideration of payment of the sale price therefor, in accordance and upon compliance with the terms and conditions of the Third Party Offer, and this Lease shall terminate with respect to the Leased Premises located in the Major Property conveyed to Tenant.  If Tenant fails to accept Landlord’s offer within such twenty (20) day period, then Landlord shall be free to sell the Major Property for a period of nine (9) months thereafter on the same economic terms and conditions (or on different terms more favorable to Landlord, as seller) without offering the Major Property to Tenant.  If Landlord does not convey its interest in the Major Property within such nine (9) month period, then Tenant’s rights pursuant to this paragraph shall be reinstated.  In no event shall the right of first refusal provided in this Section 9.1 apply to any foreclosure of any Property or the delivery of any deed-in-lieu of foreclosure and such right of first refusal shall terminate and be of no further force or effect upon and following a foreclosure or the delivery of a deed-in-lieu of foreclosure.

9.2           Right of First Offer on Sale.

 (a)           During the Initial Term, with respect to all Properties that are not Major Properties, and during each and any Renewal Term, with respect to all Properties for which Tenant shall have renewed the term hereof in accordance with the provisions of Section 1.4 of this Lease (as applicable, a “ROFO Eligible Property”), so long as no Event of Default shall have occurred hereunder and be continuing, and for so long as the herein named Tenant, or its Affiliates, shall remain in possession of at least thirty-five percent (35%) of the Net Rentable Area of such ROFO Eligible Property (together, the “ROFO Eligible Conditions”), Tenant shall have the right of  first offer to purchase such Properties should Landlord determine to sell such ROFO Eligible Property, as more fully provided below.  In no event shall the right of first offer provided in this Section 9.2 apply to any foreclosure of any Property or the delivery of any deed-in-lieu of foreclosure and such right of first offer shall terminate and be of no further force or effect upon and following a foreclosure or the delivery of a deed-in-lieu of foreclosure.

 (b)           For so long as the ROFO Eligible Conditions persist, Landlord shall notice Tenant as to the offer price as well as other economic terms upon which Landlord wishes to sell the ROFO Eligible Property, specifying the last date upon which Landlord  will agree to make settlement on such sale.  Tenant shall have thirty (30) days following Landlord’s delivery of such notice within which to respond to such notice. If Tenant does not accept Landlord’s offer within such thirty (30) day period, Tenant’s rights under this Section shall lapse and Landlord shall thereafter be free to market and sell the ROFO Eligible Property upon the same economic terms and for the price stated in the offer for a period of nine (9) months; provided that if Landlord fails to execute a definitive agreement to sell the ROFO Eligible Property within nine (9) months following the date of Landlord’s original notice to Tenant or, within such nine (9) month period, Landlord desires to sell the ROFO Eligible Property for a purchase price or on  economic conditions that are less than the offer price and conditions previously identified to Tenant, Landlord shall re-offer the ROFO Eligible Property to Tenant as set forth above.

9.3           Separate Lease.  If Landlord either (a) conveys a Property to a party that is not an Affiliate of Landlord after complying with the provisions of Sections 9.1 and 9.2, to the extent that the same are applicable, or (b) conveys a Property at which Tenant’s Occupancy Percentage is twenty-five percent (25%) or less to an Affiliate of FSG, if so requested in writing by Landlord, Tenant, as tenant, shall execute a Separate Lease with the new owner of the Property, as landlord, which Separate Lease shall relate solely to the conveyed Property and shall (i) be for the same Term, including Renewal Terms, as would otherwise pertain under this Lease (any such Separate Lease, a “Continuing Term Separate Lease”) or, at Tenant’s election and/or Landlord’s election, but, if at Landlord’s election, subject to disapproval by Tenant in Tenant’s sole discretion, an initial term of five (5) years, with renewal terms of five (5) years each through the Expiration Date (any such Separate Lease, a “Five Year Term Separate Lease”), (ii) be for the same Annual Basic Rent, Excess Basic Rent, if any, and Additional Rent as would otherwise be payable under this Lease (regardless of whether the Separate Lease is a Continuing Term Separate Lease or a Five Year Term Separate Lease) and (iii) otherwise be on all of the same terms and conditions as set forth in this Lease, except that (A) if the Contraction Premises are located in a Property that is subject to a Continuing Term Separate Lease, Tenant shall exercise the Contraction Rights granted to Tenant under Article XI by entering into a Contraction Assignment (if the Contraction Premises constitutes all of the Leased Premises at the Property) or a Contraction Sublease (if the Contraction Premises constitutes a portion, but less than all, of the Leased Premises at the Property) with FSG or, at FSG’s election, an Affiliate of FSG and (B) Tenant shall have no Contraction Rights under Article XI for any Properties subject to Five Year Term Separate Leases.  Immediately upon the execution of a Separate Lease for a Property by the new owner of the Property and Tenant, this Lease shall terminate with respect to such Property and the Separate Lease shall in all aspects be controlling, except for FSG’s obligation to enter into a Contraction Assignment or a Contraction Sublease, as applicable, to effectuate Tenant’s exercise of Contraction Rights for any Property subject to Continuing Term Separate Leases, which obligation of FSG shall continue so long as Tenant continues to have Contraction Rights under this Lease.  Notwithstanding the foregoing, in no event shall Tenant’s right to elect (without Landlord’s approval) a Five Year Term Separate Lease as provided in this Section 9.3 apply to any foreclosure of any Property or the delivery of any deed-in-lieu of foreclosure and Tenant’s right to elect (without Landlord’s approval) a Five Year Term Separate Lease shall terminate and be of no further force or effect upon and following a foreclosure or the delivery of a deed-in-lieu of foreclosure.

ARTICLE X
EXPANSION RIGHTS

10.1           Quarterly Availability Reports.  Landlord shall advise Tenant in writing (each such writing, a “Quarterly Availability Report”) on or about February 10, May 10, August 10 and November 10 during each year of the Initial Term of this Lease of all space then available for leasing in the Properties and in all other properties then owned by Landlord and all other  wholly-owned Affiliates of FSG (any such properties not owned by Landlord being hereinafter referred to as an “Affiliate Owned Property”).  Each Quarterly Availability Report shall list (a) the location of the Property or Affiliate Owned Property at which the space is available, (b) the approximate Net Rentable Area of the available space at each property, (c) the anticipated date of availability and (d) the approximate base rent and estimated additional rent (and other charges) to be paid therefor.  Landlord will use commercially reasonable efforts to provide accurate information in the Quarterly Availability Reports, but Tenant acknowledges and agrees that Landlord does not and shall not represent or warrant the accuracy or completeness of the information contained in such reports or that any space identified as available for leasing in a report shall be available if, as and when Tenant desires to lease such space.  In no event shall Landlord have any liability to Tenant for any inaccurate or incomplete information set forth in a Quarterly Availability Report or shall any failure by Landlord to timely deliver a Quarterly Availability Report to Tenant constitute a Landlord Default under this Lease or provide Tenant with any right or remedy against Landlord or any other person other than an action to specifically enforce Landlord’s obligations under this Section 10.1.

10.2         Tenant’s Expansion Notice.

 (a)           If Tenant shall desire to lease available space at a Property or an Affiliate Owned Property, Tenant shall notify Landlord of such interest (any such notification, a “Tenant’s Expansion Notice”) and identify (a) the Property or the Affiliate Owned Property in which Tenant desires to lease additional space, (b) the approximate Net Rentable Area of the expansion space desired by Tenant, (c) the date by which Tenant desires to occupy the expansion space and (d) whether Tenant is committing, in advance of receiving the Landlord Expansion Response, to lease the space identified in the Tenant Expansion Notice if and when available (any such space, “Pre-Committed Space”) subject to Tenant’s acceptance of Landlord’s determination of the Fair Market Rental Value of such Pre-Committed Space.  Tenant Expansion Notices may also include, or be combined with, Contraction Rights Exercise Notices, as provided in Article XI.

 (b)           Tenant acknowledges that Landlord’s Quarterly Availability Reports shall not identify the Purchase Agreement Vacate Space as available for leasing until after Tenant vacates and surrenders possession of such space to Landlord as provided in the Purchase Agreement.  Accordingly, if Tenant desires to lease Purchase Agreement Vacate Space as Leased Premises hereunder, Tenant shall notify Landlord in writing within the time period specified in the Purchase Agreement of the Purchase Agreement Vacate Space that Tenant desires to lease and whether Tenant desires to add such space to the Leased Premises as Short Term Expansion Space or Coterminous Expansion Space as herein provided.  In the event Tenant elects to add all or any portion of the Purchase Agreement Vacate Space to the Leased Premises as Coterminous Expansion Space, Landlord and Tenant shall re-calculate and confirm the Termination Rights available to Tenant under Section 11.5.

10.3           Landlord Expansion Response.  Landlord shall, within fifteen (15) days following Landlord’s receipt of a Tenant Expansion Notice notify Tenant (any such notification, a “Landlord Expansion Response”) if the space identified in Tenant’s Expansion Notice is available for leasing and, if so, (a) the location, approximate Net Rentable Area and configuration of the potential expansion space, (b) the date by which Landlord anticipates that the potential expansion spaces will become available and (c) Landlord’s opinion of the Fair Market Rental Value of the available potential expansion space.  If no potential expansion space that satisfies Tenant’s criteria is available, the Landlord Expansion Response shall so state.

10.4           Expansion Space Leases.  Subject to the limitations expressed in Section 10.6, Tenant shall have the right and option (“Expansion Rights”) to lease all or a portion of the space available for leasing in the Properties and in Affiliate Owned Properties as either Coterminous Expansion Space or Short Term Expansion Space, as Tenant may elect, on the terms and conditions set forth in this Article X; provided that all Expansion Space leased (a) during any Renewal Term and (b) in any Affiliate Owned Property shall, regardless of Tenant’s election, be regarded as Short Term Expansion Space.  Tenant shall exercise an Expansion Right by written reply to a Landlord Expansion Response (any such timely reply, an “Expansion Space Acceptance”), which shall specify, with particularity, (a) the location, approximate Net Rentable Area and configuration of the space described in the Landlord Expansion Response that Tenant desires to lease, (b) whether Tenant desires to lease such space for a term that is coterminous with the Term of this Lease (“Coterminous Expansion Space”) or for a term of five (5) years (“Short Term Expansion Space”) and (c) whether Tenant agrees with Landlord’s opinion of the Fair  Market Value of the space that Tenant desires to lease or if Tenant desires to have the same determined by appraisal as provided in Sections 1.4(d) and (e).  All space for which Tenant timely exercises an Expansion Right, either as Coterminous Expansion Space or Short Term Expansion Space, shall be referred to as “Expansion Space”.

 (a)           Purchase Agreement Vacate Space that Tenant elects to add to the Lease Premises under this Lease as Coterminous Expansion Space shall be added on the same terms and conditions as apply to all other Leased Premises as then demised hereunder so that (i) the Annual Basic Rent payable for the Purchase Agreement Vacate Space shall be the same as the Annual Basic Rent payable for all other Leased Premises (except Short Term Expansion Space), calculated as the Net Rentable Area of the Purchase Agreement Vacate Space multiplied by the Annual Basic Rent Factor and (ii) the Term of this Lease with respect to the Purchase Agreement Vacate Space shall be coterminous with the Term of this Lease for all other Leased Premises (except Short Term Expansion Space) in the Property in which the Purchase Agreement Vacate Space are located, including any Renewal Terms, as Tenant may elect; provided that such Coterminous Expansion Space shall not (x) generate Relocation Rights under Section 11.3 if the Purchase Agreement Vacate Space is added to the Leased Premises hereunder while Tenant is in possession thereof or within ten (10) business days following the date on which Tenant surrenders possession of such space to Landlord in conformity with the requirements of Section 11 of the Purchase Agreement or (y) constitute Expansion Space for which Tenant shall at any time be obligated to pay Excess Basic Rent under Section 10.5.

 (b)           Coterminous Expansion Space (other than Purchase Agreement Vacate Space) shall be added as Leased Premises under this Lease on the same terms and conditions as apply to all other Leased Premises as then demised hereunder so that (i) the Annual Basic Rent payable for the Coterminous Expansion Space shall be the same as the Annual Basic Rent payable for all other Leased Premises (except Short Term Expansion Space), calculated as the Net Rentable Area of the Coterminous Expansion Space multiplied by the Annual Basic Rent Factor and (ii) the Term of this Lease with respect to the Coterminous Expansion Space shall be coterminous with the Term of this Lease for all other Leased Premises (except Short Term Expansion Space) in the Property in which the Coterminous Expansion Space are located, including any Renewal Terms, as Tenant may elect.  For each square foot of Net Rentable Area of Coterminous Expansion Space (other than Purchase Agreement Vacate Space) added to the Leased Premises by Tenant, Tenant shall receive and be permitted to exercise Relocation Rights as provided in Article XI on Contraction Premises containing up to the same Net Rentable Area; provided that Relocation Rights created by adding any particular Coterminous Expansion Space may only be exercised, if at all, by Tenant’s delivering a Contraction Rights Exercise Notice to Landlord  during the eighteen (18) month period following the date on which such Coterminous Expansion Space was added to the Leased Premises and Tenant began paying Rent thereon (such period for each Coterminous Expansion Space, as applicable, the “Relocation Rights Exercise Period”).

 (c)           Short Term Expansion Space (including any Purchase Agreement Vacate Space) shall be added as Leased Premises under this Lease on the same terms and conditions as apply to all other Leased Premises as then demised hereunder, except that (i) the Annual Basic Rent payable for the Short Term Expansion Space shall be the Fair Market Rental Value of the Short Term Expansion Space, determined by appraisal as provided in Sections 1.4(d) and (e), (ii) the Term of this Lease with respect to the Short Term Expansion Space shall be the lesser of (A) five (5) years or (B) the then remaining balance of the Term for the remainder of the Leased Premises in the Property in which the Short Term Expansion Space are located, (iii) Tenant shall have the right, exercisable by written notice to Landlord not less than twelve (12) months prior to the expiration of the then current Term for the Short Term Expansion Space, to renew the Term for the Short Term Expansion Space for one or more periods, as Tenant may elect, each equal to the lesser of (A) five (5) years or (B) the then remaining balance of the Term for the remainder of the Leased Premises in the Property in which the Short Term Expansion Space are located, (iv) the Annual Basic Rent payable in respect of the Short Term Expansion Space during any renewal Term shall be the Fair Market Rental Value of the Short Term Expansion Space, determined as of the date of Tenant’s renewal notice by appraisal as provided in Sections 1.4(d) and (e), (v) Tenant shall not be permitted to exercise Contraction Rights under this Lease with respect to any Short term Expansion Space and (vi) Short Term Expansion Premises leased by Tenant under this Lease shall constitute “Qualifying Expansion Premises” under the URR Agreement.

 (d)           Tenant shall accept all Expansion Space in its “AS - IS” condition, and Rent for all Expansion Space shall commence on the earlier of (i) the date Tenant commences business operation in such Expansion Space or (ii) ninety (90) days following the date on which Landlord delivers such Expansion Space to Tenant free from the rights of other tenants and occupants.  Tenant shall pay all costs incident to Tenant’s relocation to, moving into and making the Expansion Premises ready for Tenant’s use and occupancy, which tenant improvement work shall be performed by Tenant in conformity with the provisions of Section 5.2.

 (e)           Promptly following Tenant’s timely exercise of an Expansion Right, Landlord and Tenant shall amend the Lease Supplement for the Property in which the Expansion Space are located and Exhibit A to this Lease to reflect the addition of the Expansion Space to the Leased Premises and to confirm the terms thereof, including the Net Rentable Area of the Expansion Space, the Annual Basic Rent payable in connection therewith, the Term of Expansion Space, the change to Tenant’s Occupancy Percentage resulting from the addition of the Expansion Space and the Fair Market Rental Value of any Coterminous Expansion Space for purposes of calculating Excess Basic Rent, if any, determined by appraisal as provided in Sections 1.4(d) and (e).  If the Expansion Space is located in an Affiliate Owned Property, FSG shall cause the Affiliate that owns such property to enter into a separate lease for the Expansion Space with Tenant on the terms and conditions herein set forth and, to the extent applicable, substantially in the form of this Lease.

 (f)           Tenant’s right to lease less than all of the space identified in the Landlord Expansion Response shall be qualified by the requirement that, if Tenant desires to lease less than full floor in a Building, any available space on such partial floor that is not leased by Tenant must have a size and configuration, as reasonably agreed by Landlord and Tenant, that makes it readily leaseable to third party tenants.

10.5           Excess Basic Rent; Recalculation of Termination Rights.  Promptly following the expiration of the Relocation Rights Exercise Period for each Coterminous Expansion Space (other than Purchase Agreement Vacate Space), Landlord shall determine whether Tenant has exercised, in whole or in part, the Relocation Rights created by adding such Coterminous Expansion Space to the Leased Premises and, if so, the Net Rentable Area of the Contraction Premises so terminated.  If the aggregate Net Rentable Area of the Contraction Premises terminated from this Lease as a result of Tenant’s exercise of the Relocation Rights created by a particular Coterminous Expansion Space is less than the Net Rentable Area of such Coterminous Expansion Space (the Net Rentable Area of any such deficiency, the “Unused Relocation Rights Area”), and if the Fair Market Rental Value of such Coterminous Expansion Space (determined as provided in Section 10.4 and calculated on a cost per Net Rentable Area basis) is greater than the Annual Basic Rent Factor at the time such Coterminous Expansion Space is added to the Leased Premises (the amount of any such excess, expressed in cost per Net Rentable Area, the “FMRV Increment”), Tenant shall pay Landlord additional basic rent (“Excess Basic Rent”) during the Initial Term of this Lease for such Coterminous Expansion Space, calculated as the Unused Relocation Rights Area for such Coterminous Expansion Space multiplied by the FMRV Increment for such Coterminous Expansion Space.  The Excess Basic Rent payable by Tenant during the Relocation Rights Exercise Period for each Coterminous Expansion Space shall be payable, lump sum in arrears, at the time Landlord determines that Excess Basic Rent is payable with respect to such Coterminous Expansion Space.  Thereafter, and continuing during the remainder of the Initial Term, Excess Basic Rent shall be payable monthly, in advance, at the same time that Annual Basic Rent is payable.  Any Excess Basic Rent payable by Tenant shall be increased by one and one-half percent (1.5%) at the beginning of, as applicable, the sixth, eleventh and sixteenth Lease Years; provided that the increase following any period of less than five (5) years shall be pro rata.  In the event Tenant is required to pay Excess Basic Rent with respect to any Coterminous Expansion Space as herein provided, effective as of the expiration of the Relocation Rights Exercise Period for such Coterminous Expansion Space, Tenant’s aggregate Termination Rights as described in Section 11.5 shall be increased by an amount equal to the Unused Relocation Rights for such Coterminous Expansion Rights multiplied by six percent (6%), with such product multiplied by a fraction, the numerator of which is the number of  Lease Years remaining when the Relocation Rights Exercise Period for such Coterminous Expansion Space commenced and the denominator of which is fifteen (15).

10.6           Subordination of Expansion Space Rights.  Anything herein contained to the contrary notwithstanding, Tenant’s Expansion Rights as provided in this Article X are and shall be subordinate to any rights heretofore or hereafter granted to any other party with respect to space in any and all Properties and Affiliate Owned Property.  Landlord and the owners of Affiliate Owned Property may, at their discretions, lease available space in any and all Properties and Affiliate Owned Property to any other party on such terms and conditions as they shall determine, at any time, including after Landlord’s delivery of a Landlord Expansion Response, but before Landlord’s receipt of an Expansion Space Acceptance with respect to any Expansion Space.  Landlord and the owners of Affiliate Owned Property may choose to use any space that is or about to become vacant within any Property or Affiliate Owned Property for marketing or property management purposes, without notifying or offering such space to Tenant, or giving rise to any right of Tenant hereunder.  Nothing contained in this Article X is intended, nor may anything herein be relied upon by Tenant, as a representation by Landlord or any other party as to the availability of expansion space within any Property or Affiliate Owned Property at any time, and neither Landlord nor the owner of Affiliate Owned Property shall be obligated to lease any space identified as available on any Landlord Expansion Response to Tenant unless, at the time Landlord receives an Expansion Space Acceptance, Landlord or such owner shall not have entered into a letter of intent or a lease agreement with respect to the Expansion Space that is covered by the Expansion Space Acceptance.  Notwithstanding the foregoing, Landlord shall not enter into a lease or letter of intent for any space identified in a Tenant Expansion Notice as Pre-Committed Space for a period of thirty (30) days following Landlord’s receipt of the Tenant Expansion Notice identifying such Pre-Committed Space.

10.7           Duration.  Tenant’s Expansion Rights under this Article X shall continue throughout the Term until there are fewer than twelve (12) months then remaining in the Term and Tenant has not exercised any then available Renewal Option.  Notwithstanding the foregoing, Landlord shall cause all Separate Leases to include Expansion Rights upon substantially the same the terms and conditions as are set forth in this Article X; provided that Expansion Rights in a Separate Lease shall be limited to leasing available space in the Property subject to such Separate Lease (and not in any other Property or Affiliate Owned Property) and Five Year Term Separate Leases shall only grant Tenant the right and option to lease Short Term Expansion Space.

10.8           Disputes.  Landlord and Tenant shall endeavor to resolve, in good faith, any disagreement arising as a result of Tenant's exercise of Expansion Rights under this Article X, failing which such disagreement shall be resolved in accordance with Article XII; provided that no disagreement between Landlord and Tenant regarding the contents of Tenant's Expansion Space Acceptance shall render any otherwise effective Expansion Space Acceptance ineffective.

ARTICLE XI
CONTRACTION RIGHTS

11.1           Contraction Rights.  Subject to the terms and conditions of this Article XI, during the Initial Term of this Lease (but not during any Renewal Terms), Tenant shall have the right and option (“Contraction Rights”) to terminate this Lease from time to time with respect to portions of the Leased Premises (excluding any Short Term Expansion Space) and/or to terminate a Continuing Term Separate Lease with respect to portions of the premises leased under such Continuing Term Separate Lease (excluding any Short Term Expansion Space), as Tenant may elect, either by exercise of Relocation Rights, Early Termination Rights or Termination Rights on the following terms and conditions.

11.2           Contraction Rights Exercise Notice.  Tenant shall exercise a Contraction Right by written notice to Landlord (any such notice, a “Contraction Rights Exercise Notice”), which shall specify, with particularity, (a) the location, approximate Net Rentable Area and configuration of the portions of the Leased Premises (excluding any Short Term Expansion Space) and/or portions of the premises leased under Continuing Term Separate Leases (excluding any Short Term Expansion Space) that Tenant desires to vacate and to terminate this Lease and/or a Continuing Term Separate Lease with respect to (such space, the “Contraction Premises”), (b) whether Tenant desires to exercise its Contraction Rights for the Contraction Premises as a Relocation Right, an Early Termination Right or a Termination Right or a combination thereof (and, if a combination, the Net Rentable Areas covered by each such form of Contraction Right), (c) the approximate date on which Tenant shall vacate and surrender possession of the Contraction Premises to Landlord, which date shall be no earlier than sixty (60) days following the date of Tenant’s Contraction Rights Exercise Notice for Relocation Rights and Termination Rights and no earlier than fifty-six (56) weeks following the date of Tenant’s Contraction Rights Exercise Notice for Early Termination Rights (except that a Tenant’s Contraction Rights Exercise Notice for Early Termination Rights effective as of the last day of the second Lease Year may be given up to one hundred twenty (120) days prior to the desired vacation and surrender date), (d) Tenant’s determination of the reduction in Rent payable under this Lease and/or Continuing Term Separate Leases that will result from Tenant’s desired surrender of the Contraction Premises and (e) for Early Termination Rights only, the required Early Termination Fee.  If Tenant’s Contraction Rights Exercise Notice indicates that Tenant desires to exercise a Relocation Right and, on the date of the Contraction Rights Exercise Notice, Tenant does not have available Relocation Rights sufficient to cover the Net Rentable Area of the Contraction Premises to be terminated by Relocation Rights, Tenant’s Contraction Rights Exercise Notice shall nevertheless be effective as to the entire Contraction Premises identified therein and Tenant shall vacate and surrender possession of such entire Contraction Premises to Landlord, but, on the Contraction Premises Surrender Date, Tenant’s obligation to pay Rent on the Contraction Premises shall terminate as provided in Section 11.6 only as to the number of square feet of Net Rentable Area that Tenant has available Relocation Rights to cover and Tenant shall continue to pay Rent on (but, after the Contraction Premises Surrender Date, shall not have any possessory rights in) the excess portion of the Contraction Premises until the earlier of the date on which (i) Tenant generates the necessary Relocation Rights by adding sufficient additional Coterminous Expansion Space to the Leased Premises and beginning to pay Rent thereon or (ii) Tenant notifies Landlord in writing that Tenant desires to exercise available Termination Rights on the excess Contraction Premises.  The approximate Net Rentable Area of the Contraction Premises shall be as identified by Tenant in Tenant’s Contraction Rights Exercise Notice, subject to final measurement by Landlord in conformity with the Measurement Standard.  Tenant may exercise available Contraction Rights on whole or partial floors at any Property, as Tenant may elect; provided that if Tenant elects to exercise Contraction Rights on less than full floor in a Building, any such partial floor Contraction Premises shall have a size and configuration, as reasonably agreed by Landlord and Tenant, that makes it readily leaseable to third party tenants.

11.3           Relocation Rights.  Subject to the terms and conditions of this Article XI, during the Initial Term of this Lease (but not during any Renewal Terms), Tenant shall have the right from time to time to exercise Contraction Rights by surrendering to Landlord Contraction Premises containing the same or less Net Rentable Area as the Net Rentable Area of Coterminous Expansion Space added to the Leased Premises by Tenant (such rights, “Relocation Rights”); provided that Tenant shall only be permitted to exercise Relocation Rights during the Relocation Rights Exercise Period for the Coterminous Expansion Space that created the applicable Relocation Rights.

11.4           Early Termination Rights.  Subject to the terms and conditions of this Article XI, during the Initial Term of this Lease (but not during any Renewal Terms), Tenant shall have the right from time to time to exercise Contraction Rights by surrendering to Landlord Contraction Premises containing up to four hundred thousand (400,000) square feet of Net Rentable Area, in the aggregate (such rights, “Early Termination Rights”); provided that (a) until the expiration of the second Lease Year, Tenant may not exercise any Early Termination Rights and (b) prior to the expiration of the third Lease Year, Tenant shall only be permitted to exercise Early Termination Rights by sending Contraction Rights Exercise Notices to Landlord on Contraction Premises containing Net Rentable Area of up to two hundred thousand (200,000) square feet of Net Rentable Area, in the aggregate.  Tenant’s Contraction Rights Exercise Notice for Early Termination Rights shall only be effective if accompanied by a payment in the amount of the Early Termination Fee for the Contraction Premises identified in such notice.  In the event that the Contraction Premises Surrender Date for all or any portion of the Contraction Premises occurs after the anticipated date of termination as stated in the Contraction Rights Exercise Notice, promptly following the Contraction Premises Surrender Date for such Contraction Premises Landlord and Tenant shall re-calculate the Early Termination Fee for the Contraction Premises using the actual Contraction Premises Surrender Date, and Tenant shall pay any additional Early Termination Fee amount to Landlord within twenty (20) days following such determination.

11.5           Termination Rights.  Subject to the terms and conditions of this Article XI, Tenant shall have the right, exercisable at any time after the expiration of the sixth month of the fourth Lease Year and prior to the expiration of the Initial Term, to exercise Contraction Rights by surrendering to Landlord Contraction Premises containing up to Two Hundred Eighty-Two Thousand Eight Hundred Sixty (282,860) square feet of Net Rentable Area (i.e., six percent (6%) of Net Rentable Area of the Leased Premises plus the Exchange Space on the Commencement Date), in the aggregate (such rights, “Termination Rights”); provided that (a) until the expiration of the sixth month of the fourth Lease Year, Tenant may not exercise any Termination Rights and (b) prior to the expiration of the sixth month of the ninth Lease Year, Tenant shall only be permitted to exercise Termination Rights by sending Contraction Rights Exercise Notices to Landlord on Contraction Premises containing Net Rentable Area of up to One Hundred Forty-One Thousand Four Hundred Thirty (141,430) square feet of Net Rentable Area (i.e., three percent (3%) of Net Rentable Area of the Leased Premises plus the Exchange Space on the Commencement Date), in the aggregate.

11.6           Contraction Premises Rent.  Annual Basic Rent, Excess Basic Rent, if any, and Additional Rent for the Contraction Premises shall continue to be due and payable until the later of (a) sixty (60) days following the date of Tenant's Contraction Rights Exercise Notice for such Contraction Premises for Relocation Rights and Termination Rights and fifty-six (56) months following the date of Tenant’s Contraction Rights Exercise Notice for Early Termination Rights (except that a Tenant’s Contraction Rights Exercise Notice for Early Termination Rights effective as of the last day of the second Lease Year may be given up to one hundred twenty (120) days prior to the desired vacation and surrender date) or (b) the date on which Tenant shall vacate and surrender possession of the Contraction Premises to Landlord as provided in Section 4.1 (the later such date, the "Contraction Premises Surrender Date").  Tenant shall bear all costs and expenses incident to vacating and surrendering the Contraction Premises in the condition required by this Article XI.  Promptly following the Contraction Premises Surrender Date, Landlord and Tenant shall amend the Lease Supplement for the Property in which the Contraction Premises are located and Exhibit A to this Lease to reflect the termination of the Contraction Premises from the Leased Premises and to confirm the terms thereof, including the reduction in the Net Rentable Area of the Leased Premises, the reduction in Annual Basic Rent and the change to Tenant’s Occupancy Percentage at the Contraction Premises.

11.7          Surrender; Contraction Premises Demising Work.  Tenant shall remove all of Tenant’s personal property from the Contraction Premises on or before the Contraction Premises Surrender Date.  In the event Tenant fails to remove its personal property from the Contraction Premises by such date, Landlord shall have the right to remove and dispose of the same at Tenant’s expense.  Tenant shall deliver the Contraction Premises to Landlord in the condition as it was required to be maintained by Tenant under this Lease, reasonable wear and tear and Demising Work, if any, excepted, and subject to the provisions of Section 5.3 and Article VI.  Any failure by Tenant to vacate and surrender possession of the Contraction Premises in conformity with the requirements of this Article XI prior to expiration of the Contraction Premises Surrender Date shall entitle Landlord to exercise the rights and remedies expressed in Section 7.6.  As expeditiously as possible following the Contraction Premises Surrender Date, Tenant shall perform, at Tenant's sole cost and expense, any Demising Work required at the Property in which the Contraction Premises are located as provided in Section 5.7. If Tenant fails to expeditiously commence and complete any Demising Work or if Landlord needs to accelerate completion of all or a portion of the Demising Work at a Property to accommodate Landlord’s leasing of space to third party tenants, Landlord shall have the right, but not the obligation, to complete, at Tenant’s sole cost and expense, all or a portion of the unfinished Demising Work.

11.8          Duration.  Any Contraction Rights under this Article XI, including Relocation Rights, Early Termination Rights and Termination Rights, that remain unexercised on the last day of the Initial Term shall automatically, and without further action of Landlord or Tenant, become null and void, and Tenant shall have no Contraction Rights during any Renewal Term.  Relocation Rights created by adding any particular Coterminous Expansion Space may only be exercised, if at all, during the Relocation Rights Exercise Period for such Coterminous Expansion Space.

11.9          Disputes.  Landlord and Tenant shall endeavor to resolve, in good faith, any disagreement arising as a result of Tenant's exercise of Contraction Rights under this Article XI, failing which such disagreement shall be resolved in accordance with Article XII; provided that no disagreement between Landlord and Tenant regarding the contents of Tenant's Contraction Rights Exercise Notice shall render any otherwise effective Contraction Rights Exercise Notice ineffective.

ARTICLE XII
DISPUTE RESOLUTION

12.1         Approval Procedure; Dispute Resolution.

 (a)           When the approval or consent by either Landlord or Tenant is required hereunder and such approval or consent may not be expressly withheld in such party’s sole discretion, the parties shall proceed as follows:

(i)           The party requesting the approval or consent (the “Requesting Party”) shall submit a written request for approval or consent together with such information and supporting documentation as is reasonably required to evaluate the request to the other party (the “Responding Party”).

(ii)           Unless a specific time period for the Responding Party’s response is provided for in this Lease (in which case, such specific time period shall control), the Responding Party shall have ten (10) days to (A) approve in writing the request as submitted, (B) approve in writing the request with conditions, (C) deny in writing the request, or (D) respond with a written schedule of additional information and/or documentation to be submitted by the Requesting Party.  If the Responding Party fails to timely provide any of the above responses, the approval or consent shall be deemed to be given as requested.

(iii)           If the Responding Party requests additional information and/or documentation, then within five (5) days after the Requesting Party delivers same to the Responding Party, the Responding Party shall again respond as set forth in clause (ii) above.  If the Responding Party fails to timely respond as set forth in clause (ii) above, the approval or consent shall be deemed to be given as requested.

(iv)           All approvals, denials, and requests for additional documentation or information, when given, shall be in writing.

12.2          Dispute Resolution.  The parties hereby agree to attempt to resolve all disputes and controversies arising out of or in connection with this Lease or its interpretation, performance or breach, promptly, equitably and in a good faith manner, through discussions and negotiations, but failing same, the parties shall proceed as follows:

 (a)           Upon the occurrence of any controversy or dispute arising out of or relating to this Lease, or its interpretation, performance or breaches, which the parties have not been able to resolve in the ordinary course through discussions and negotiations within a period of thirty (30) days after the dispute or disagreement arises, each party shall appoint a senior officer of its management, fully authorized to settle the dispute or disagreement, to meet at a mutually agreed time and place not later than twenty (20) days after such appointment, to resolve such dispute or disagreement.  Should a resolution of such dispute or disagreement not be obtained within fifteen (15) days after a meeting of such senior officers for such purpose, either party may then, by written notice to the other, submit the controversy or dispute to arbitration in, on an alternating basis, Philadelphia, Pennsylvania or Charlotte, North Carolina (or in such other cities as Landlord and Tenant shall elect, on an alternating basis).  The arbitration shall be conducted under the auspices of JAMS or its successor.  The arbitration shall be initiated by a party by sending notice (the “Arbitration Notice”) of a demand to arbitrate by registered or certified mail to the other party, and to JAMS.  The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought.  If the dispute or disagreement involves a Binding ADR Dispute, Landlord and Tenant shall submit the matter to binding arbitration.  If the dispute or disagreement involves a “Major Dispute” the parties may, but shall not be required to submit the matter to non-binding arbitration.

 (b)           If the dispute or controversy involves the granting, withholding or conditioning of consent or approval of a matter described in Sections 2.4 (Budget), 3.1(b) (Supplemental HVAC), 3.4 (Signage), 3.5 (Communications Equipment), 5.2 (Alterations), 5.7 (Demising Work), 5.8 (Art) and 8.1 (Subletting) hereof (collectively, the “Approval Matters”) or if the dispute or controversy not involving an Approval Matter involves a total cost to either party of One Million Dollars ($1,000,000.00) or less (a “Binding ADR Dispute”), and if the parties shall be unsuccessful in their efforts to negotiate a mutually satisfactory resolution of their dispute or disagreement, the parties shall submit the matter to binding arbitration, and JAMS shall provide to the parties a list of three (3) arbitrators, and each party may strike one.  The remaining arbitrator shall serve as the arbitrator for the dispute.  The arbitrator so selected shall furnish Landlord and Tenant with a written decision within thirty (30) days after his or her selection.  The parties agree to arbitrate any Binding ADR Dispute pursuant to JAMS’ Streamlined Arbitration Rules as amended from time to time, and as modified to the extent practicable to give effect to the agreement of the parties as stated above in this Section 12.2(b).  Binding ADR Disputes shall not be conducted in person unless either Landlord or Tenant shall request an in-person arbitration.  The decision of the arbitrator in a Binding Dispute shall be final and shall be binding upon the parties, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

 (c)           If the dispute or controversy not involving an Approval Matter involves more than a total cost to either party of more than One Million Dollars ($1,000,000.00) under this Lease (“Major Dispute”), and if the parties elect to arbitrate, then JAMS shall provide a list of six (6) available arbitrators from which each party shall select one (1) arbitrator, and a third arbitrator shall be selected by the two (2) arbitrators so selected.  The third arbitrator shall be a neutral arbitrator who has not acted for either party (or is Affiliate) within the five (5) years preceding initiation of the arbitration.  The arbitrators, so selected, shall schedule the arbitration within sixty (60) days following the selection of the third arbitrator, and shall render their decision within sixty (60) days after the arbitration is concluded.  If the parties agree to arbitrate any Major Dispute, they shall do so pursuant to JAMS’ Comprehensive Arbitration Rules, as amended from time to time, and as modified to the extent practicable to give effect to the agreement of the parties as stated above in this Section 12.2(c).  In the instance of a Major Dispute, (A) the decision of the arbitrators shall not be final or binding, (B) either party shall have the right to file suit de novo in a court of competent jurisdiction, and (C) any and all statements, admissions, or other representations made during the arbitration by either party shall be deemed privileged, confidential and inadmissible for any and all purposes in any such subsequent litigation.

 (d)           Notwithstanding the foregoing, this Article XII shall not apply to any disputes, controversies or breaches relating solely to the non-payment of Rent or, unless agreed to by the parties, a Major Dispute.

12.3         Conduct of the Arbitration.  Arbitration proceedings hereunder shall be subject to the following additional provisions:

 (a)           The hearing shall be conducted on a confidential basis without continuance or adjournment;

 (b)           Any offer made or the details of any negotiation of the dispute subject to arbitration prior to arbitration shall not be admissible;

 (c)           Each party shall be entitled to all rights and privileges granted by the arbitrators to the other party;

 (d)           In the arbitration of any Major Dispute, each party shall be entitled to compel the attendance of witnesses or production of documents, and for this purpose, the arbitrators shall have the power to issue subpoenas in accordance with the law of the State of North Carolina;

 (e)           In the arbitration of any Major Dispute, each party shall have the right (upon leave of the arbitrators) to take depositions and obtain other discovery of the scope and in the manner which the arbitrators deem reasonably necessary to the preparation and presentation of the party’s case;

 (f)           The arbitrators shall have the power to impose on any party such terms, conditions, consequences, liabilities, sanctions and penalties as the deem necessary or appropriate (which shall be conclusive, final and enforceable as the award on the merits) to compel or induce compliance with discovery and the appearance of, or production of documents in the custody or, any officer, director, agent or employee of a party any Affiliate of such party;

 (g)           Arbitrators may not award indirect, consequential or punitive damages or issue injunctive relief, and shall have no power to deviate from the provisions of this Lease.

 (h)           Neither party shall be in default under this Lease with respect to any provision hereof during the time period commencing as of the initial notice of desire to arbitrate and ending on the date of resolution by the arbitrators in the case of binding arbitration and ending on the date of a final, unappealable decision of the court in all other circumstances; provided that during said period of arbitration and/or litigation each party shall continue to perform all duties and obligations required to be performed by such party under this Lease and, with respect to the issue under dispute resolution, shall maintain the status quo.

12.4         Alternative Means of Arbitration with AAA.  In the event that JAMS or any successor shall no longer exist or if JAMS or any successor fails to refuses to, or is legally precluded from, accepting submission of such dispute, then the dispute shall be resolved by binding arbitration before the AAA under the AAA’s commercial arbitration rules then in effect.

12.5          Mediation; Litigation.  Unless the parties mutually agree to arbitrate a Major Dispute, prior to either party commencing litigation, the parties shall attempt to mediate such dispute.  Accordingly, except as provided in Sections 12.2(d) or 13.1, no civil action with respect to any dispute or disagreement arising out of or relating to this Lease shall be commenced until the matter has been submitted to JAMS, or its successor, for mediation.  Either party may commence mediation by providing to JAMS and the other party a written request for mediation, setting forth the subject of the dispute and the relief requested.  The parties shall cooperate with JAMS and with one another in selecting a mediator from JAMS’ panel of mediators, and in scheduling the mediation proceedings.  The parties agree that they will participate in the mediation in good faith, and that they will share equally in its costs.  All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator and any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any litigation or other proceeding involving the parties; provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.  Either party may seek equitable relief prior to the mediation to preserve the status quo pending the completion of that process.  Except for such an action to obtain equitable relief, neither party may commence a civil action with respect to the matters submitted to mediation until after the completion of the initial mediation session, or forty-five (45) days after the date of filing the written request for mediation, whichever occurs first. Mediation may continue after the commencement of a civil action, if the parties so desire.  The provisions of this clause may be enforced by any court of competent jurisdiction, and the prevailing party shall be entitled to an award of all costs, fees and expenses, including attorney’s fees, to be paid by the party against whom enforcement is ordered.

ARTICLE XIII
TENANT REMEDIES

13.1          Limited Offset.  If a Landlord Default occurs and is continuing hereunder and Tenant elects to cure or attempts to cure the Landlord Default, and if Landlord fails to reimburse Tenant for such reasonable costs of curing the Landlord Default within thirty (30) days after Tenant’s submission of an invoice for such costs together with reasonable supporting documentation, Tenant may from time to time offset such costs against installments of Annual Basic Rent in an amount not to exceed Five Hundred Thousand Dollars ($500,000.00) in any twelve (12) calendar month period.

13.2          Landlord Letter of Credit.  At the Closing, Landlord shall deliver to Tenant an irrevocable standby letter of credit substantially in the form attached as Exhibit J hereto (“Landlord Letter of Credit”) in the stated amount of Three Million & 00/100 Dollars ($3,000,000.00), with Tenant as the sole beneficiary and issued by a domestic United States bank satisfactory to Tenant.  If Tenant receives a final, non-appealable monetary award in (a) a Binding ADR Dispute, (b) a Major Dispute and neither Landlord nor Tenant timely file suit de novo in a court of competent jurisdiction appealing the decision in the Major Dispute or (c) a court of competent jurisdiction (in any such case, an “Award”), and Landlord fails to pay the Award to Tenant within thirty (30) days after the delivery of a written decision of the Award to Landlord, Tenant may, at any time thereafter, draw against the Landlord Letter of Credit, in whole or in part, to satisfy the Award.  Subject to the provisions of this Section 13.2, Tenant shall have the unconditional right to draw upon the Landlord Letter of Credit to satisfy an Award by presenting Tenant’s site draft to the issuing bank as more fully provided in the Landlord Letter of Credit.  The final expiry date of the Landlord Letter of Credit shall be one (1) month following the Expiration Date of this Lease.

ARTICLE XIV
MISCELLANEOUS

14.1          Notices.  Any notice or other communications required or permitted to be given under this Lease must be in writing and shall be given or delivered at the addresses specified in Section 1.1 and sent by certified United States Mail, return receipt requested, telecopy, or by Federal Express or other nationally recognized overnight courier service.  Any notice shall be deemed given upon receipt or refusal thereof. Either party shall have the right to change its address to which notices shall thereafter be sent and the party to whose attention such notice shall be directed by giving the other party notice thereof in accordance with the provisions of this Section 14.1; provided that such notice of change of address shall become effective only upon the other party’s actual receipt thereof.  Additionally, each of Landlord and Tenant may designate one (1) additional address to which copies of all notices shall be sent.  Additionally, Tenant agrees that copies of all notices of a Landlord Default hereunder shall also be sent to each Interest Holder that notifies Tenant in writing of its interest and the address to which copies of such notices are to be sent.  Notwithstanding anything contained in this Section 14.1 to the contrary, any notice regarding a party’s change of address or designation of additional addressees shall become effective only upon the other party’s actual receipt thereof.  Any notice or other communication sent by either party pursuant to this Section 13.1 shall state, with particularity, by property number, address or other geographic designation noted on Exhibit A, the specific Leased Premises involved.

14.2          Brokers.  Tenant represents that it has not engaged any broker, agent or similar party, other than TCCS and JLL, with respect to the transactions contemplated by this Lease.  Tenant agrees to indemnify and hold harmless Landlord from and with respect to any claims for a brokerage fee, finder’s fee or similar payment with respect to this Lease which is made by any party (other than TCCS and JLL) claiming by, through or under Tenant.  Landlord represents that it has not engaged any broker, agent or similar party with respect to the transactions contemplated by this Lease.  Landlord agrees to indemnify and hold harmless Tenant from and with respect to any claims for a brokerage fee, finder’s fee or similar payment with respect to this Lease which is made by a party claiming by, through or under Landlord.  TCCS and JLL shall be paid a commission due, if any, pursuant to the terms of a separate agreement with such brokers, if, as and when closing shall occur and be completed under such Purchase Agreement.  Neither TCCS or JLL shall be entitled to receive a separate commission from Landlord in connection with this Lease or any amendment, renewal or modification hereof.

14.3          Binding on Successors.  This Lease shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of Landlord, and shall be binding upon and inure to the benefit of Tenant, its legal representatives, successors, and, to the extent assignment may be approved by Landlord hereunder, Tenant’s assigns.  Where appropriate the pronouns of any gender shall include the other gender, and either the singular or the plural shall include the other.

14.4          Rights and Remedies Cumulative.  Except as otherwise provided herein, all rights and remedies of Landlord and Tenant under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law.

14.5          Governing Law.  This Lease shall in all respects be governed by, and construed in accordance with, the laws of the State of North Carolina, including all matters of construction, validity and performance, except laws governing conflicts of law; provided that to the extent the law of the jurisdiction where a Property is located requires that the laws of such jurisdiction apply to any aspect of this Lease, then, to that extent, such laws of such jurisdiction will also apply to such Property.

14.6          Rules of Construction.  The terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party is the “Landlord” or the “Tenant” hereunder or such party or its counsel is the draftsman of this Lease.

14.7          Authority and Qualification.  Tenant warrants that all consents or approvals required of third parties (including its Board of Directors) for the execution, delivery and performance of this Lease have been obtained and that Tenant has the right and authority to enter into and perform its covenants contained in this Lease.  Landlord warrants that all consent or approvals required of third parties (including its Board of Trustees) for the execution, delivery and performance of this Lease have been obtained and that Landlord has the right and authority to enter into and perform its covenants contained in this Lease.  Landlord and Tenant each also represents and warrants that it is lawfully doing business in the state in which the Properties are located.

14.8          Severability.  If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

14.9          Quiet Enjoyment.  Landlord covenants that Tenant shall and may peacefully and quietly have, hold and enjoy the Leased Premises, subject to the other terms hereof; provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and performs all of Tenant’s covenants and agreements herein contained.  It is understood and agreed that subject to the terms of Section 8.2 above, this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during the ownership of Landlord’s interest hereunder.

14.10        Limitation of Personal Liability.  Tenant specifically agrees to look solely to Landlord’s interest in the Properties and the rent and other income derived therefrom after the date execution is levied for the recovery of any monetary judgment against Landlord, it being agreed that neither Landlord nor, in any event, its partners (direct and indirect), shareholders, directors, employees, representatives and officers shall ever be personally liable for any such judgment or for any other liability or obligation of Landlord under this Lease beyond such interest in the Properties.  The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors in interest or for offset or to prosecute any suit or action in connection with enforcement of rights hereunder or arising here from or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

14.11        Memorandum of Lease.  Upon the written request of Tenant, Landlord and Tenant shall enter into a short form of this Lease for the purpose of recording the same, and shall, at Tenant’s expense, record the same.

14.12        Consents.  Except where a party is specifically granted herein the right to approve or consent to a matter in its sole and absolute discretion, whenever in this Lease it is agreed that a party shall have the right to approve or consent to any matter, said party shall not unreasonably withhold, condition or delay its consent or approval.

14.13        Time of the Essence.  Time is of the essence in this Lease.

14.14        Amendments.  This Lease may not be altered, changed or amended, except by an instrument in writing signed by Landlord and Tenant.

14.15        Entirety.  This Lease embodies the entire agreement between Landlord and Tenant relative to the subject matter of this Lease and all summaries, proposals, letters and agreements with respect to the subject matter of this Lease that were entered into prior to the date of this Lease shall be of no further force and effect after the date hereof.

14.16        References.  All references in this Lease to days shall refer to calendar days unless specifically provided to the contrary.

14.17        Counterpart Execution.  This Lease may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

14.18        No Partnership.  Nothing in this Lease creates any relationship between the parties other than that of lessor and lessee and nothing in this Lease, whether the computation of rentals or otherwise, constitutes the Landlord a partner of the Tenant or a joint venturer or member of a common enterprise with the Tenant.

14.19        Captions.  The captions and headings used in this Lease are for convenience and reference only and in no way add to or detract from the interpretation of the provisions of this Lease.

14.20        Required Radon Notice.  RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT A HEALTH RISK TO PERSONS WHO ARE EXPOSED TO IT OVER TIME.  LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA.  ADDITIONAL INFORMATION REGARDING RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT.

14.21        Changes to Properties by Landlord.  Landlord shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring liability to Tenant therefor, to make reasonable changes to the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, and bathrooms in the Common Areas of any Property so long as access to the Leased Premises remains comparable to or better than the access to the Leased Premises available on the Commencement Date, and so long as visibility of the retail portion(s) of the Leased Premises and Tenant’s exterior signage (if any) is not adversely affected.  Landlord shall have the right to close, from time to time, the Common Areas and other portions of the Property for such temporary periods as Landlord deems legally necessary and sufficient to evidence Landlord’s ownership and control thereof and to prevent any claim of adverse possession by, or any implied or actual dedication to, the public or any party other than Landlord.

14.22        Storage Space.  To the extent that any portion of the Leased Premises consists of storage space in or about the Property, Tenant shall use the storage space for storage of files, records, and other personal property only and for no other purpose.  Tenant shall not store any food (other than canned items) or perishable goods, flammable materials (other than paper, cardboard, or normal office supplies), explosives, or any other inherently dangerous material in the storage space.  Except for elevator service to the floor on which the storage space is located and lighting for reasonable visibility in the storage space, Tenant acknowledges and agrees that there shall be no other services whatsoever provided to the storage space.  Tenant agrees and understands that no bailment, deposit of goods for safekeeping, warehouse receipt, bill of lading, or other document of title for the property stored by Tenant is intended or created hereby and Landlord is not engaged in the business of storing goods for hire or in the warehouse business.

14.23        WAIVER OF JURY TRIAL.  LANDLORD AND TENANT EACH HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY ISSUE OR CONTROVERSY ARISING UNDER THIS LEASE.

14.24        Confidential Information.  The form of this Lease has been or will be filed by Landlord with the Securities and Exchange Commission (“SEC”) in compliance with SEC requirements.  Furthermore, Landlord and Tenant acknowledge that either party may be required to make public disclosure of material facts concerning this Lease from time to time in order to satisfy the requirements of applicable securities or banking laws.  Other than such disclosure that may be required to comply with applicable laws, the parties agree to treat as confidential and to use reasonable efforts to prevent the inadvertent disclosure of proprietary information of either party delivered to the other pursuant to or in furtherance of the purposes of this Lease; provided that nothing herein shall be deemed to preclude or impair the ability of either party to deliver any such information to its attorneys, accountants, lenders, investors and other such interested parties.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date aforesaid.

LANDLORD:

FIRST STATES INVESTORS 5200, LLC, a Delaware limited liability company
Witness:

By:
Name: Sonya A. Huffman
Title: Vice President

TENANT:

BANK OF AMERICA, N.A.,
a national banking association

By:
Name: Michael F. Hord
Title: Senior Vice President

Attest:

By:
Name: Jeffrey B. Harrold
Title: Assistant Vice President

LIMITED JOINDER

The undersigned, being the sole member of Landlord, for value received and intending to be legally bound hereby, joins in the execution of this Lease for the limited purposes of (i) agreeing to cause the Affiliate that owns Affiliate Owned Property to enter into a lease for Expansion Space in such property with Tenant as provided in Article X and (ii) agreeing to enter into, or to cause an Affiliate to enter into, Contraction Assignments and Contraction Subleases with Tenant as provided in Article XI.

FSG:

FIRST STATES GROUP, L.P.,
a Delaware limited partnership

Witness:	By: First States Group, LLC, a Delaware limited liability company and its sole general partner

By:
Name: Glenn Blumenthal
Title: Senior Vice President
& Chief Operating Officer

Exhibit A

List of Properties, Leased Premises, Vacate Space and Occupancy Percentages

Project ID	Project Description	Address	City	State	Zip
ARBATM000	Batesville Main Facility	250 S. Broad St. P.O. Box 2557	Batesville, AR	AR	72503
ARBATP080	Batesville Parking	College & Broad Streets	Batesville, AR	AR	72501
ARBEN-000	Bentonville	808 S Walton Blvd	Bentonville, AR	AR	72712
ARDOW-010	Downtown Drive-In	511 Church Street	Jonesboro, AR	AR	72401
ARMCA-080	McAdams Parking Lot	410 W. Washington	Jonesboro, AR	AR	72401
ARMCAT030	McAdams Trust Building	410 S. Main	Jonesboro, AR	AR	72401
ARMOUH000	Mountain Home Main Facility	650 South Street	Mountain Home, AR	AR	72653
AZRH-J000	R.H. Johnson Blvd	19022 R.H. Johnson Blvd	Sun City, AZ	AZ	85375
CAARN-000	Arnold	1082 Highway 4	Arnold, CA	CA	95223
CABAYF000	Bay-Fair Branch	1200 Fairmont Dr	San Leandro, CA	CA	94578
CABURB000	Burlingame Branch	400 El Camino Real	Burlingame, CA	CA	94010
CACANP100	Canoga Park Branch	22004 Sherman Way	Canoga Park, CA	CA	91303
CACOLH000	College Heights	2800 Oswell Street	Bakersfield, CA	CA	93306
CADIN-000	Dinuba	240 East Tulare Street	Dinuba, CA	CA	93618
CAEASF100	East Fresno	4445 East Tulare Street	Fresno, CA	CA	93702
CAEL-C400	El Camino-Keily Branch	2900 El Camino Real	Santa Clara, CA	CA	95051
CAEURM000	Eureka Main Branch	334 F Street	Eureka, CA	CA	95501
CAEURM080	Eureka Main Parking Lot	415 Fourth Street	Eureka, CA	CA	95501
CAFOL-000	Folsom	403 East Bidwell Street	Folsom, CA	CA	95630
CAFORB000	Fort Bragg Branch	228 North Main Street	Fort Bragg, CA	CA	95437
CAHAN-000	Hanford	180 North Redington St	Hanford, CA	CA	93230
CAHEA-000	Healdsburg	502 Healdsburg Avenue	Healdsburg, CA	CA	95448
CAHEMM000	Hemet Main	1687 East Florida Avenue	Hemet, CA	CA	92343
CAHILB200	Hilltop Branch	1300 Hilltop Drive	Redding, CA	CA	96003
CALANM000	Lancaster Main Office	730 West Lancaster Blvd	Lancaster, CA	CA	93534
CALEM-000	Lemoore 587	338 West D Street	Lemoore, CA	CA	93245
CALINV100	Lincoln Village	503 West Benjamin Holt Dr	Stockton, CA	CA	95207
CALIV-000	Livermore	1748 Railroad Ave	Livermore, CA	CA	94550
CAMAR-100	Marysville Branch	619 E Street	Marysville, CA	CA	95901
CAMARL000	Martin Luther King Jr	4103 South Western Avenue	Los Angeles, CA	CA	90062
CAMIS2300	Mission-23rd St Branch	2701 Mission Street	San Francisco, CA	CA	94110
CAMON-400	Montrose	2320 Honolulu Avenue	Montrose, CA	CA	91020
CAONTP000	Ontario Plaza	910 North Mountain Ave	Ontario, CA	CA	91762
CAORA-000	Orangevale Branch	8890 Greenback Lane	Orangevale, CA	CA	95662
CAORO-100	Oroville Branch	1820 Oro Dam Boulevard	Oroville, CA	CA	95965
CAPET-000	Petaluma	200 Kenetucky Street	Petaluma, CA	CA	94952
CAPLE-000	Pleasanton	337 Main Street	Pleasanton, CA	CA	94566
CAPOR-000	Porterville	345 North Main Street	Porterville, CA	CA	93257
CAREE-000	Reedley	936 G Street	Reedley, CA	CA	93654
CARES-000	Reseda Branch	18120 Sherman Way	Reseda, CA	CA	91335
CARID-000	Ridgecrest	101 West Ridgecrest Blvd	Ridgecrest, CA	CA	93555
CARID-080	Ridgecrest Parking	101 West Ridgecrest Blvd	Ridgecrest, CA	CA	93555
CASEAB100	Seaside Branch	1451 Fremont Boulevard	Seaside, CA	CA	93955
CASHEO000	Sherman Oaks	14701 Ventura Boulevard	Sherman Oaks, CA	CA	91403
CASLAV000	Slauson-Vermont Branch	5700 South Vermont Avenue	Los Angeles, CA	CA	90037
CAST-H000	St Helena	1001 Adams St	St Helena, CA	CA	94574
CASTOA000	Stockton Agri-Center	407 North Wilson Way	Stockton, CA	CA	95205
CASUNI100	Sunnyvale Industrial Branch	921 East Arques Avenue	Sunnyvale, CA	CA	94086
CASUSB000	Susanville Branch	50 N. Gay St.	Susanville, CA	CA	96130
CATOLL000	Toluca Lake	4123 West Olive Avenue	Burbank, CA	CA	91505
CATOLL080	Toluca Lake Parking	260 North Pass Ave	Burbank, CA	CA	91505
CATUR-000	Turlock	501 East Main Street	Turlock, CA	CA	95380
CAVACF000	Vacaville Financial Center	150 Parker St	Vacaville, CA	CA	95688

1

Exhibit A

List of Properties, Leased Premises, Vacate Space and Occupancy Percentages

CAVERB000	Vernon Branch	3810 South Santa Fe Ave	Vernon, CA	CA	90058
CAWESL100	West Los Angeles Branch	11501 Santa Monica Blvd	West Los Angeles, CA	CA	90025
CAWILG100	Willow Glen Branch	1245 Lincoln Avenue	San Jose, CA	CA	95125
CAWOO-000	Woodland	50 West Main Street	Woodland, CA	CA	95695
CTBATP076	70 Batterson Park Rd	70 Batterson Park Rd	Farmington, CT	CT	06032
CTFARA076	70 Farmington Ave	70 Farmington Ave	Hartford, CT	CT	06105
CTGREA076	240 Greenwich Ave (Exec)	240 Greenwich Ave	Greenwich, CT	CT	06830
CTMAIS076	777 Main St	777 Main St	Hartford, CT	CT	06115
CTPARL076	100 Park Lane Rd (Rte 202)	100 Park Lane Rd	New Milford, CT	CT	06776
CTWALS000	48 Wall St	48 Wall St	Norwalk, CT	CT	06852
DECHR-030	300 North Wakefield Dr (Chris	300 North Wakefield Dr	Newark, DE	DE	19702
FLBAY-300	Bayshore	6160 14th Street, West	Bradenton, FL	FL	34207
FLBAYP000	Bay Point	5000 Biscayne Boulevard	Miami, FL	FL	33147
FLBELB100	Bellair Bluffs	125 Indian Rocks Rd	Bellaire, FL	FL	33770
FLBLO-100	Blountstown	131 South Pear Street	Blountstown, FL	FL	32424
FLCHAH200	Charlotte Harbor	23081 Harborview Road	Charlotte Harbor, FL	FL	33980
FLCOCV000	Cocoa Village Downtown	430 Brevard Avenue	Cocoa, FL	FL	32922
FLCORR200	Coral Ridge (CF)	3600 N Federal Hwy	Ft. Lauderdale, FL	FL	33308
FLCRYR000	Crystal River	450 SE Hwy 19	Crystal River, FL	FL	34423
FLDAYB200	Daytona Beach Intl Speedway	1025 International Speedway Bd	Daytona Beach, FL	FL	32114
FLDELP000	Del Prado/Viscaya	909 Del Prado Boulevard	Cape Coral, FL	FL	33922
FLEASB100	East Bay Largo	2600 East Bay Drive	Largo, FL	FL	33770
FLEASB110	East Bay Largo Drive-In	2600 East Bay Drive	Largo, FL	FL	33770
FLEUS-010	Eustis-Remote Drive In	Eustis & Lemon St.	Eustis, FL	FL	32726
FLEUS-100	Eustis	100 North Bay St.	Eustis, FL	FL	32726
FLFORM000	Fort Myers Beach	2525 Estero Boulevard	Ft. Myers Beach, FL	FL	33931
FLFORW000	Fort Walton Beach	189 Eglin Prkwy, NE	Ft. Walton Beach, FL	FL	32548
FLFORW010	Fort Walton Beach Remote DI	189 Eglin Parkway NE	Ft. Walton Beach, FL	FL	32548
FLGUL-000	Gulfgate	6525 South Tamiami Trail	Sarasota, FL	FL	34231
FLHOMO000	Homestead Office	850 Homestead Blvd.	Homestead, FL	FL	33030
FLINDR000	Indian Rocks	12046 Indian Rocks Road	Largo, FL	FL	33770
FLINV-010	Inverness Drive-In	940 West Main Street	Inverness, FL	FL	34450
FLINV-400	Inverness	S Main Street and Highland	Inverness, FL	FL	34450
FLJAC-200	Jacaranda/West Sunrise	8190 West Sunrise Blvd.	Plantation, FL	FL	33322
FLJAYO000	Jay Office	3927 Hwy 4	Jay, FL	FL	32565
FLLAKC100	Lake City Downtown	150 W. Madison Street	Lake City, FL	FL	32055
FLLAKW500	Lake Wales Downtown	One North First Street	Lake Wales, FL	FL	33853
FLLIVO100	Live Oak	201 S. Ohio Ave.	Live Oak, FL	FL	32060
FLLON-000	Longwood/Central Pkwy	390 West Highway 434	Longwood, FL	FL	32750
FLMIAS000	Miami Shores/Shores Villages	9499 Northeast 2nd Avenue	Miami Shores, FL	FL	33138
FLMIAS200	Miami Shores	9190 Biscayne Blvd.	Miami, FL	FL	33138
FLMID-300	Midway	7760 W. Flagler Street	Miami, FL	FL	33144
FLPAL-100	Palatka	620 S. Hwy 19	Palatka, FL	FL	32177
FLPALB030	Palm Beach Vault	5701 Village Blvd.	West Palm Beach, FL	FL	33407
FLPLA-000	Plantation	7001 West Broward Boulevard	Plantation, FL	FL	33317
FLPLA-010	Plantation Drive-In	7001 W Broward Blvd	Plantation, FL	FL	33317
FLSOUL000	South Lakeland/Lake Miriam	5001 South Florida Avenue	Lakeland, FL	FL	33803
FLST-P000	St. Petersburg Beach	7500 Gulf Blvd.	St. Petersburg, FL	FL	33706
FLTARS000	Tarpon Springs	116 South Pinellas Avenue	Tarpon Springs, FL	FL	34688
FLTAV-100	Tavernier	92200 Over Seas Hwy	Tavernier, FL	FL	33070
FLTROC000	Trouble Creek	4526 US Hwy 19	New Port Richey, FL	FL	34652
FLTROC010	Trouble Creek Remote Drive In	4526 US Hwy 19	New Port Richey, FL	FL	34652
FLWEEW000	Weeki Wachee	9223 Cortez Blvd.	Brooksville, FL	FL	34613
FLWES-700	Westside	4311 Manatee Ave. West	Bradenton, FL	FL	34209
GAABEV000	Aberdeen Village	500 Northlake Drive Aberdeen Village Center	Peachtree City, GA	GA	30303
GADEC-000	Decatur (BS)	163 Clairmont Avenue	Decatur, GA	GA	30030
GADUBM000	Dublin Main Office	215 West Jackson Street	Dublin, GA	GA	31021

2

Exhibit A

List of Properties, Leased Premises, Vacate Space and Occupancy Percentages

GAEASP000	East Point	2818 East Point Street	East Point, GA	GA	30344
GAFIT-010	Fitzgerald Drive-In	315 W. Central Ave.	Fitzgerald, GA	GA	31750
GAFITM000	Fitzgerald Main	115 E. Central Ave.	Fitzgerald, GA	GA	31750
GAHAR-010	Hartwell Drive-in	241 E. Howell St.	Hartwell, GA	GA	30643
GAHARM000	Hartwell Main	241 E. Howell St.	Hartwell, GA	GA	30643
GAHOU-000	Houston (BS)	1005 Northside Drive	Perry, GA	GA	31069
GAJES-000	Jesup	204 W. Cherry Street	Jesup, GA	GA	31545
GANEWM000	Newnan Main	17-23 Greenville Street	Newnan, GA	GA	30263
KS38S-000	38th St. Facility	1314 N. 38th	Kansas City, KS	KS	66102
MA102M076	1025 - 1075 Main (Building I	1025 -1075 Main (blds I & II)	Waltham, MA	MA	02451
MA46-P000	46 Pleasant St	46 Pleasant St	Malden, MA	MA	02148
MAMALO030	200 Exchange St (Malden Ops C	200 Exchange St	Malden, MA	MA	02140
MAPLES076	700 Pleasant St	700 Pleasant St	New Bedford, MA	MA	02740
MDEAS-000	Easton - BAL	36 N. Washington Street P. O. Box 630	Easton, MD	MD	21601
MDLANP000	Langley Park	7950 New Hampshire Avenue	Langley Park, MD	MD	20783
MDLANP080	Langley Park Parking	7900-8050 New Hampshire Ave.	Langley Park, MD	MD	20787
MDTOW-000	Towson (NCNB)	32 West Pennsylvania Avenue	Towson, MD	MD	21204
MDWHE-000	Wheaton	2601 University Boulevard	Wheaton, MD	MD	20902
MECOUS000	178 Court St	178 Court St	Auburn, ME	ME	04210
MEFLEC076	80 Exchange St (Fleet Ctr)	80 Exchange St	Bangor, ME	ME	04401
MEGAND030	65 Gannett Dr	65 Gannett Dr	South Portland, ME	ME	04106
MOBAL-000	Ballwin Facility	15115 Manchester Road	Ballwin, MO	MO	63011
MOBEL-000	Belton Facility	1818 East North Avenue	Belton, KS	MO	64012
MOEASA000	East Arrow	102 E. Arrow St. PO Box 10	Marshall, MO	MO	65340
MOFOR-200	Forsyth Facility	Highway 160 & Main St.	Forsyth, MO	MO	65653
MOFROS000	Front Street Facility	#1 Front Street	Troy, MO	MO	63379
MOI70N000	I-70 & Noland Facility	4041 Lynn Court Drive	Independence, MO	MO	64055
MOKANC031	Kansas City Ops Center	2001 NE 46th Street	Kansas City, MO	MO	64116
MOMETH000	Metropolitan/Holmes	8550 Holmes Rd.	Kansas City, MO	MO	64131
MOOFAM000	O'Fallon MO Facility	311 S. Main	O'Fallon, MO	MO	63366
MOWES-100	Westport Facility	331 Westport Road	Kansas City, MO	MO	64111
NCGATC076	Gateway Center - Charlotte	901 West Trade Street	Charlotte, NC	NC	28202
NCHENM200	Hendersonville Main Office	707 North Main Street	Hendersonville, NC	NC	28739
NHCENS000	20 Central Sq	20 Central Sq	Keene, NH	NH	03431
NHMAIS076	143-157 Main St	143-157 Main St	Nashua, NH	NH	03060
NHMARS000	3 Pleasant St (Market Sq)	3 Pleasant St	Portsmouth, NH	NH	03801
NJ310B000	3109 Bergenline Ave (31st S	3109 Bergenline Ave	Union City, NJ	NJ	07087
NJ639R000	639 Rte 18 & Arthur St	639 Rte 18 & Arthur St	East Brunswick, NJ	NJ	08816
NJBEER076	40 Beechwood Rd	40 Beechwood Rd	Summit, NJ	NJ	07901
NJBELA076	209-215 Bellevue Ave	209-215 Bellevue Ave	Hammonton, NJ	NJ	08037
NJCARC176	301 Carnegie Ctr (pkg 3600 Br	301 Carnegie Ctr	Princeton, NJ	NJ	08543
NJCENA000	Central Ave & Rte 46	Central Ave & Rte 46	Teterboro, NJ	NJ	07608
NJCHAB000	150 Chambers Bridge Rd	150 Chambers Bridge Rd	Brick, NJ	NJ	08723
NJCRAR000	591 Cranbury Rd	591 Cranbury Rd	East Brunswick, NJ	NJ	08816
NJEASR000	54 East Ridgewood Ave	54 East Ridgewood Ave	Ridgewood, NJ	NJ	07450
NJHACS000	207-209 Hackensack St	207-209 Hackensack St	Wood Ridge, NJ	NJ	07075
NJHUNS100	4 Hunter St	4 Hunter St	Lodi, NJ	NJ	07644
NJHWY9076	3670 Hwy 9	3670 Hwy 9	Freehold, NJ	NJ	07728
NJMAIC000	Main & Corliss	Main & Corliss	Allenhurst, NJ	NJ	08046
NJMAIS300	276 Main St	276 Main St	Orange, NJ	NJ	07050
NJMAPA100	161 Maplewood Ave (Main)	161 Maplewood Ave	Maplewood, NJ	NJ	07040
NJNASS076	90 Nassau St (pkg 440 Vandeve	90 Nassau St	Princeton, NJ	NJ	08542
NJNORW000	601,607-609 North Wood Ave	601,607-609 N Wood Ave	Linden, NJ	NJ	07036
NJNSRT070	395 N/S Rte 70	395 N/S Rte 70	Lakewood, NJ	NJ	08701
NJRT13076	243 Rte 130	243 Rte 130	Bordentown, NJ	NJ	08505
NJRT-2076	1125 Rte 22 West	1125 Rte 22 West	Bridgewater, NJ	NJ	08807
NJRT-7076	4900 Rte 70	4900 Rte 70	Pennsauken, NJ	NJ	08109

3

Exhibit A

List of Properties, Leased Premises, Vacate Space and Occupancy Percentages

NJRTS2000	263 Rts 202/31	263 Rts 202/31	Flemington, NJ	NJ	08822
NJSOUO000	8 South Orange Ave	8 South Orange Ave	South Orange, NJ	NJ	07079
NJSOUW000	35 South Washington Ave	35 South Washington Ave	Bergenfield, NJ	NJ	07621
NJSPRA200	367 Springfield Ave	367 Springfield Ave	Summit, NJ	NJ	07901
NJSUMR100	296 Summerhill Rd	296 Summerhill Rd	Spotswood, NJ	NJ	08884
NJTILR000	1501 Tilton Rd	1501 Tilton Rd	Northfield, NJ	NJ	08225
NMAMA-000	Amador	250 W. Amador	Las Cruces, NM	NM	88001
NMLASC076	Las Cruces Main Aux. Bldg.	250-B W. Amador	Las Cruces, NM	NM	88001
NMLASC080	Las Cruces Br. Parking	12642 W. Mountain	Las Cruces, NM	NM	88004
NMRAT-010	Raton--Motor Facility	1233 S. 2nd Street	Raton, NM	NM	87740
NMRATM000	Raton--Main Facility	130 Park Avenue	Raton, NM	NM	87740
NMSANF010	Santa Fe - Motor Bank	1234 St. Michael's Drive	Santa Fe, NM	NM	87501
NMSANF200	Santa Fe--Main Facility	1234 St. Michael's Drive	Santa Fe, NM	NM	87501
NVLASV030	Las Vegas Operations CTR	4101 E. Charleston Blvd	Las Vegas, NV	NV	89104
NVRENO030	Reno Operations Center	895 S. 21St Street	Sparks, NV	NV	89431
NY168S000	91-16 168th St	91-16 168 Street	Jamaica, NY	NY	11432
NY333P000	3330 Park Ave	3330 Park Ave	Wantagh, NY	NY	11793
NY540B076	540 Broadway	540 Broadway	Albany, NY	NY	12207
NY575B030	575 Broadway (Peter D Kiernan	575 Broadway	Albany, NY	NY	12207
NY79-M000	79 Main St	79 Main St	Port Washington, NY	NY	11050
NYBROH076	300 Broad Hollow Rd (Corp HQ)	300 Broadhollow Rd	Melville, NY	NY	11747
NYBROH080	Broadhollow Parking Lot	300 Broadhollow Road	Melville, NY	NY	11747
NYBROR076	600 Broadhollow Rd	600 Broad Hollow Rd	Melville, NY	NY	11747
NYCUTM020	17 Cutter Mill Rd	17 Cutter Mill Rd	Great Neck, NY	NY	11021
NYEASA076	1 East Ave	One East Ave	Rochester, NY	NY	14638
NYEASP000	52 East Park Ave	52 East Park Ave	Long Beach, NY	NY	11561
NYFOUP076	10 Fountain Plz / 560 Main St	560 Main St	Buffalo, NY	NY	14202
NYGENS076	268 Genesee St (Complex)	268 Genesee/Court St	Utica, NY	NY	13502
NYGENS176	120 Genesee St	120 Genesee St	Auburn, NY	NY	13021
NYGRAA100	2300 Grand Ave	2300 Grand Ave	Baldwin, NY	NY	11510
NYHEM-076	15 Hempstead	15 Hempstead Gardens Dr	West Hempstead, NY	NY	11552
NYHEMA000	269 Hempstead Ave	269 Hempstead Ave	Malverne, NY	NY	11565
NYHEMA076	60 Hempstead Ave	60 Hempstead Ave	West Hempstead, NY	NY	11552
NYHEMA080	60 Hempstead Ave Parking	60 Hempstead Ave/Woodview Road	West Hempstead, NY	NY	11552
NYHEMT000	2310 Hempstead Tpke	2310 Hempstead Tpke	East Meadow, NY	NY	11554
NYHEMT200	3161 Hempstead Tpke	3161 Hempstead Tpke	Levittown, NY	NY	11756
NYIRMA010	8 Irma Ave (Auto)	Eight Irma Ave	Port Washington, NY	NY	11050
NYJAMS080	49 James St	49 James St	Albany, NY	NY	12201
NYJERA076	20 Jerusalem Ave	20 Jerusalem Ave	Hicksville, NY	NY	11802
NYLIBP076	200 Liberty Plz	200 Liberty Plz	Rome, NY	NY	13440
NYMERA076	15 Merrick Ave	15 Merrick Ave	Merrick, NY	NY	11566
NYMIDN000	10 Middle Neck Rd	10 Middle Neck Rd	Great Neck, NY	NY	11021
NYPREP076	500 East Genesee St (Presiden	500 East Genesee St	Syracuse, NY	NY	13214
NYSTAS076	500 State St	500 State St	Schenectady, NY	NY	12305
NYSTAS176	69 State St	69 State St	Albany, NY	NY	12201
NYSTAS276	63 State St	63 State St	Albany, NY	NY	12205
NYTHIS076	418 Third St	418 Third St, Suite 101	Niagara Falls, NY	NY	14301
NYTRAR030	2970 Transit Rd	2970 Transit Rd	West Seneca, NY	NY	14224
OKBROA000	Broken Arrow Facility	1800 S Elm Place	Broken Arrow, OK	OK	74012
OKCAT-000	Catoosa Facility	1801 N. Hwy 66	Catoosa, OK	OK	74015
OKENI-000	Enid Facility	300 W. Randolf	Enid, OK	OK	73701
OKFOUC000	Founder's Center	5613 N. May Avenue	Oklahoma City, OK	OK	73112
OKNORP076	North Pointe Facility	205 E. Pine	Tulsa, OK	OK	74106
OKTULS000	Tulsa Security/31st Street	10802 E. 31st Street	Tulsa, OK	OK	74147
OKWES-000	Western Drive In	5051 S. Lewis	Tulsa, OK	OK	74105
ORGRAP100	Grants Pass	735 SE 6th Street	Grants Pass, OR	OR	97526
ORGRE-000	Gresham	200 East Powell Blvd	Gresham, OR	OR	97030

4

Exhibit A

List of Properties, Leased Premises, Vacate Space and Occupancy Percentages

ORPAR-000	Parkrose	10120 NE Sandy Blvd	Portland, OR	OR	97220
ORRED-000	Redmond	552 S 6th St	Redmond, OR	OR	97756
PABLAM030	550 Blair Mill Rd	550 Blair Mill Rd	Horsham, PA	PA	19044
PABUSA100	9501 Bustleton Ave	9501 Bustleton Ave	Philadelphia, PA	PA	19115
PAEAST100	6 East Trenton Ave	6 East Trenton Ave	Morrisville, PA	PA	19067
PALAW-000	6425 Rising Sun Ave (Lawndale	6425 Rising Sun Ave	Philadelphia, PA	PA	19111
PASANH030	1000 Sandy Hill Rd (Sandy Hil	1000 Sandy Hill Rd	Norristown, PA	PA	19401-4181
PATOUD076	200 Tournament Dr	200 Tournament Dr	Horsham, PA	PA	19044
RIDUPD076	125 Dupont Dr (operations ctr	125 Dupont Dr	Providence, RI	RI	02907
RIJORS030	50 Jordan St	50 Jordan St	East Providence, RI	RI	02915
RIPOSR076	6725 Post Rd	6725 Post Rd	North Kingstown, RI	RI	02852
SCFLOM000	Florence Main Office	265 South Irby Street	Florence, SC	SC	29501
SCGREM100	Greenwood Main Office	323 Main Street	Greenwood, SC	SC	29646
SCHILH000	Hilton Head -- Pope Ave.	59 Pope Avenue	Hilton Head, SC	SC	29928
SCROCH300	Rock Hill MO (RHNB)	222 East Main Street	Rock Hill, SC	SC	29730
SCSPAM000	Spartanburg Main Office	295 East Main Street	Spartanburg, SC	SC	29302
TNCLAM000	Clarksville Main Office	215 Legion Street	Clarksville, TN	TN	37040
TNCLAM081	Clarksville M.O. Pkg. Lot #2	326 Main Street	Clarksville, TN	TN	37040
TNCOLM000	Columbia Main Office	200 West 7th Street	Columbia, TN	TN	38401
TNKIN-000	Kingsport	1201 North Eastman Road	Kingsport, TN	TN	37664
TNLEB-000	Lebanon Main Office	120 West Main Street	Lebanon, TN	TN	37087
TNOAKR000	Oak Ridge Main Office	795 Main Street West	Oak Ridge, TN	TN	37830
TNOAKR080	Oak Ridge Main Office Parking	795 Main Street West	Oak Ridge, TN	TN	37830
TXBEA-010	Beaumont Remote Motor Bank	2635 Broadway	Beaumont, TX	TX	77702
TXBEA-080	Beaumont Parking	2634 Liberty	Beaumont, TX	TX	77702-1935
TXCAMW000	Camp Wisdom	600 East Camp Wisdom	Duncanville, TX	TX	75116-2799
TXCAMW080	Camp Wisdom - Parking	611 Michaels	Duncanville, TX	TX	75116-2799
TXCAMW081	Camp Wisdom - Parking	607 Michaels	Duncanville, TX	TX	75116-2799
TXCAMW082	Camp Wisdom - Parking	603 Michaels	Duncanville, TX	TX	75116-2799
TXHAR-000	Harlandale	111 Rayburn	San Antonio, TX	TX	78221-1336
TXHAR-010	Harlandale Remote Motor Bank I	111 Rayburn	San Antonio, TX	TX	78221-1336
TXNED-000	Nederland	1308 Boston	Nederland, TX	TX	77627
TXNED-010	Nederland Remote Motor Bank	1323 Boston	Nederland, TX	TX	77627
TXNORH000	Northern Hills	12303 Nacogdoches	San Antonio, TX	TX	78217-2197
TXNORH010	Northern Hills Remote Motor Bk	11714 Perrin Beitel	San Antonio, TX	TX	78233
TXNORH050	Northern Hills Land	11714 Perrin Beitel	San Antonio, TX	TX	78217-2106
TXPAM-000	Pampa - Main	100 N. Cuyler	Pampa, TX	TX	79065
TXPAM-010	Pampa Motor Bank	301 N. Cuyler	Pampa, TX	TX	79065
TXSHOC100	Shoal Creek (BB)	7900 Shoal Creek	Austin, TX	TX	78703
TXSTE-200	Steeplechase (Cy-Fair) (CH)	11025 FM 1960 W.	Houston, TX	TX	77065
TXUVA-000	Uvalde	220 East Main Street	Uvalde, TX	TX	78801-5639
TXUVA-080	Uvalde - Parking	220 East Main Street	Uvalde, TX	TX	78801-5639
TXWICF010	Wichita Falls Rmt Motor Bk	807 Lamar Street	Wichita Falls, TX	TX	76301-6826
TXWICF083	Wichita Falls - Parking	808 Lamar Street	Wichita Falls, TX	TX	76301-6826
TXWICF100	Wichita Falls (New)	2733 Midwestern Parkway	Wichita Falls, TX	TX	76308
VAABI-000	Abingdon	271 West Main Street	Abingdon, VA	VA	24210
VACENS000	Central Springfield	6315 Backlick Road	Springfield, VA	VA	22150
VACOLR000	Coliseum-Riverdale	2030 Coliseum Drive, #A	Hampton, VA	VA	23666
VAFAIC000	Fairfax Courthouse	10440 Main Street	Fairfax, VA	VA	22030
VAORA-000	Orange	113 West Main Street	Orange, VA	VA	22960
VAPROR000	Providence Road	6025 Providence Road	Virginia Beach, VA	VA	23464
VAROBB000	Robinson & Broad	2601 West Broad Street	Richmond, VA	VA	23220
WABAL-000	Ballard	2010 NW Market Street	Seattle, WA	WA	98107
WACAM-000	Camas	528 NE 4th Ave	Camas, WA	WA	98607
WACLA-000	Clarkston	748 6th St	Clarkston, WA	WA	99403
WAEDM-000	Edmonds	306 Main St	Edmonds, WA	WA	98020
WAGRE-000	Greenwood	404 N 85th Street	Seattle, WA	WA	98103

5

Exhibit A

List of Properties, Leased Premises, Vacate Space and Occupancy Percentages

WAIND-000	Industrial Br	2764 1st Ave S	Seattle, WA	WA	98134
WAKEN-100	Kennewick	3420 W. Kennewick Ave	Kennewick, WA	WA	99336
WALYN-000	Lynden Branch	700 Front St	Lynden, WA	WA	98264
WALYN-080	Lynden BR Parking	700 Front ST	Lynden, WA	WA	98264
WAPORT000	Port Townsend	734 Water Street	Port Townsend, WA	WA	98368
WAQUI-000	Quincy Branch	500 Central Ave S	Quincy, WA	WA	98848
WASEQ-000	Sequim	114 S Sequim Ave	Sequim, WA	WA	98382
WAWENV000	Wenatchee Valley	30 S Wenatchee Ave	Wenatchee, WA	WA	98801
XYZ000000	Exchange Property

6

Exhibit A

List of Properties, Leased Premises, Vacate Space and Occupancy Percentages

Project ID	Project Description	Property Type	Leased Premises	Vacate Space	Total SF	Occupancy Percentage
ARBATM000	Batesville Main Facility	Banking Center w/ Motor Bank	5,402	4,123	18,603	29.0%
ARBATP080	Batesville Parking	Parking Lot	0	-	1	29.0%
ARBEN-000	Bentonville	Banking Center w/ Motor Bank	8,754	-	10,754	81.4%
ARDOW-010	Downtown Drive-In	Remote Motor Bank	786	-	786	100.0%
ARMCA-080	McAdams Parking Lot	Parking Lot	0	-	1	35.5%
ARMCAT030	McAdams Trust Building	Banking Center w/o Motor Bank	7,183	12,778	20,207	35.5%
ARMOUH000	Mountain Home Main Facility	Banking Center w/ Motor Bank	9,920	6,039	15,959	62.2%
AZRH-J000	R.H. Johnson Blvd	Banking Center w/ Motor Bank	12,916	-	12,916	100.0%
CAARN-000	Arnold	Banking Center w/o Motor Bank	10,573	-	10,573	100.0%
CABAYF000	Bay-Fair Branch	Banking Center w/o Motor Bank	10,477	4,778	15,255	68.7%
CABURB000	Burlingame Branch	Banking Center w/ Motor Bank	12,270	-	12,270	100.0%
CACANP100	Canoga Park Branch	Banking Center w/o Motor Bank	10,899	-	10,899	100.0%
CACOLH000	College Heights	Banking Center w/o Motor Bank	12,477	-	12,477	100.0%
CADIN-000	Dinuba	Banking Center w/o Motor Bank	10,450	-	10,450	100.0%
CAEASF100	East Fresno	Banking Center w/o Motor Bank	11,411	-	11,411	100.0%
CAEL-C400	El Camino-Keily Branch	Banking Center w/o Motor Bank	5,643	7,495	13,138	42.9%
CAEURM000	Eureka Main Branch	Banking Center w/o Motor Bank	14,223	4,066	18,289	77.8%
CAEURM080	Eureka Main Parking Lot	Parking Lot	1	-	1	77.7%
CAFOL-000	Folsom	Banking Center w/o Motor Bank	9,115	4,371	13,486	67.6%
CAFORB000	Fort Bragg Branch	Banking Center w/o Motor Bank	8,540	3,645	12,185	70.1%
CAHAN-000	Hanford	Banking Center w/ Motor Bank	11,008	2,952	13,960	78.9%
CAHEA-000	Healdsburg	Banking Center w/o Motor Bank	11,060	-	11,060	100.0%
CAHEMM000	Hemet Main	Banking Center w/o Motor Bank	17,800	-	17,800	100.0%
CAHILB200	Hilltop Branch	Banking Center w/o Motor Bank	9,891	4,188	14,080	70.3%
CALANM000	Lancaster Main Office	Banking Center w/o Motor Bank	13,953	4,590	18,543	75.2%
CALEM-000	Lemoore 587	Banking Center w/o Motor Bank	9,113	-	10,310	88.4%
CALINV100	Lincoln Village	Banking Center w/o Motor Bank	13,516	4,778	18,294	73.9%
CALIV-000	Livermore	Banking Center w/o Motor Bank	17,590	-	17,590	100.0%
CAMAR-100	Marysville Branch	Banking Center w/o Motor Bank	5,364	5,742	11,105	48.3%
CAMARL000	Martin Luther King Jr	Banking Center w/o Motor Bank	12,232	-	12,232	100.0%
CAMIS2300	Mission-23rd St Branch	Banking Center w/o Motor Bank	12,393	-	12,393	100.0%
CAMON-400	Montrose	Banking Center w/o Motor Bank	10,859	-	10,859	100.0%
CAONTP000	Ontario Plaza	Banking Center w/o Motor Bank	12,220	4,030	16,250	75.2%
CAORA-000	Orangevale Branch	Banking Center w/o Motor Bank	9,718	4,270	13,988	69.5%
CAORO-100	Oroville Branch	Banking Center w/o Motor Bank	6,284	6,660	12,945	48.5%
CAPET-000	Petaluma	Banking Center w/o Motor Bank	13,263	3,525	17,330	76.5%
CAPLE-000	Pleasanton	Banking Center w/o Motor Bank	8,886	4,300	13,186	67.4%
CAPOR-000	Porterville	Banking Center w/ Motor Bank	11,513	2,028	15,521	74.2%
CAREE-000	Reedley	Banking Center w/o Motor Bank	8,923	3,645	12,568	71.0%
CARES-000	Reseda Branch	Banking Center w/o Motor Bank	10,964	3,200	14,164	77.4%
CARID-000	Ridgecrest	Banking Center w/o Motor Bank	10,428	-	10,428	100.0%
CARID-080	Ridgecrest Parking	Parking Lot	1	-	1	100.0%
CASEAB100	Seaside Branch	Banking Center w/o Motor Bank	7,539	4,066	11,605	65.0%
CASHEO000	Sherman Oaks	Banking Center w/o Motor Bank	10,595	-	10,595	100.0%
CASLAV000	Slauson-Vermont Branch	Banking Center w/o Motor Bank	13,763	-	13,763	100.0%
CAST-H000	St Helena	Banking Center w/o Motor Bank	12,568	-	12,568	100.0%
CASTOA000	Stockton Agri-Center	Banking Center w/o Motor Bank	12,309	4,778	17,087	72.0%
CASUNI100	Sunnyvale Industrial Branch	Banking Center w/o Motor Bank	9,577	9,815	19,392	49.4%
CASUSB000	Susanville Branch	Banking Center w/o Motor Bank	8,244	4,137	12,382	66.6%
CATOLL000	Toluca Lake	Banking Center w/o Motor Bank	14,175	-	14,175	100.0%
CATOLL080	Toluca Lake Parking	Parking Lot	1	-	1	100.0%
CATUR-000	Turlock	Banking Center w/ Motor Bank	12,113	2,400	14,513	83.5%
CAVACF000	Vacaville Financial Center	Banking Center w/o Motor Bank	11,311	6,199	17,510	64.6%

7

Exhibit A

List of Properties, Leased Premises, Vacate Space and Occupancy Percentages

CAVERB000	Vernon Branch	Banking Center w/o Motor Bank	13,495	-	13,495	100.0%
CAWESL100	West Los Angeles Branch	Banking Center - Retail	15,348	-	15,348	100.0%
CAWILG100	Willow Glen Branch	Banking Center w/o Motor Bank	6,338	3,863	10,201	62.1%
CAWOO-000	Woodland	Banking Center w/ Motor Bank	8,368	8,255	16,623	50.3%
CTBATP076	70 Batterson Park Rd	Office Space	126,711	-	126,711	100.0%
CTFARA076	70 Farmington Ave	Office Space	7,449	32,083	39,532	18.8%
CTGREA076	240 Greenwich Ave (Exec)	Office Space	31,873	-	38,042	83.8%
CTMAIS076	777 Main St	Office Space	235,849	92,949	338,337	69.7%
CTPARL076	100 Park Lane Rd (Rte 202)	Office Space	5,304	15,570	20,874	25.4%
CTWALS000	48 Wall St	Banking Center w/o Motor Bank	7,021	16,480	23,501	29.9%
DECHR-030	300 North Wakefield Dr (Chris	Operations Center	121,800	-	121,800	100.0%
FLBAY-300	Bayshore	Banking Center w/ Motor Bank	10,608	6,992	17,600	60.3%
FLBAYP000	Bay Point	Banking Center w/o Motor Bank	8,765	-	15,922	55.0%
FLBELB100	Bellair Bluffs	Banking Center w/ Motor Bank	5,965	10,265	16,230	36.8%
FLBLO-100	Blountstown	Banking Center w/ Motor Bank	6,549	5,897	12,446	52.6%
FLCHAH200	Charlotte Harbor	Banking Center w/ Motor Bank	5,415	3,765	12,030	45.0%
FLCOCV000	Cocoa Village Downtown	Office Space	7,444	14,499	35,208	21.1%
FLCORR200	Coral Ridge (CF)	Banking Center w/ Motor Bank	7,450	-	18,687	39.9%
FLCRYR000	Crystal River	Banking Center w/ Motor Bank	10,260	3,024	13,500	76.0%
FLDAYB200	Daytona Beach Intl Speedway	Banking Center w/ Motor Bank	14,400	-	14,400	100.0%
FLDELP000	Del Prado/Viscaya	Banking Center w/ Motor Bank	7,606	4,872	12,478	61.0%
FLEASB100	East Bay Largo	Banking Center w/ Motor Bank	8,030	8,340	16,370	49.1%
FLEASB110	East Bay Largo Drive-In	Remote Motor Bank	332	-	332	100.0%
FLEUS-010	Eustis-Remote Drive In	Remote Motor Bank	485	-	485	100.0%
FLEUS-100	Eustis	Banking Center w/o Motor Bank	6,686	6,143	14,029	47.7%
FLFORM000	Fort Myers Beach	Banking Center w/ Motor Bank	6,432	617	12,324	52.2%
FLFORW000	Fort Walton Beach	Banking Center w/ Motor Bank	7,265	-	14,931	48.7%
FLFORW010	Fort Walton Beach Remote DI	Remote Motor Bank	400	-	400	100.0%
FLGUL-000	Gulfgate	Banking Center w/ Motor Bank	10,174	-	12,632	80.5%
FLHOMO000	Homestead Office	Banking Center w/ Motor Bank	12,393	-	15,528	79.8%
FLINDR000	Indian Rocks	Banking Center w/ Motor Bank	6,480	9,333	15,813	41.0%
FLINV-010	Inverness Drive-In	Remote Motor Bank	350	-	350	100.0%
FLINV-400	Inverness	Banking Center w/ Motor Bank	8,403	8,457	16,860	49.8%
FLJAC-200	Jacaranda/West Sunrise	Banking Center w/ Motor Bank	7,668	7,668	15,336	50.0%
FLJAYO000	Jay Office	Banking Center w/ Motor Bank	5,217	5,117	10,334	50.5%
FLLAKC100	Lake City Downtown	Banking Center w/ Motor Bank	4,957	14,074	19,031	26.0%
FLLAKW500	Lake Wales Downtown	Banking Center w/ Motor Bank	6,500	10,100	19,500	33.3%
FLLIVO100	Live Oak	Banking Center w/ Motor Bank	4,910	-	18,000	27.3%
FLLON-000	Longwood/Central Pkwy	Banking Center w/ Motor Bank	5,099	7,814	13,916	36.6%
FLMIAS000	Miami Shores/Shores Villages	Banking Center w/ Motor Bank	6,996	8,114	18,170	38.5%
FLMIAS200	Miami Shores	Banking Center w/ Motor Bank	5,974	-	11,737	50.9%
FLMID-300	Midway	Banking Center w/ Motor Bank	14,092	-	14,092	100.0%
FLPAL-100	Palatka	Banking Center w/ Motor Bank	3,633	3,655	10,800	33.6%
FLPALB030	Palm Beach Vault	Operations Center	14,252	-	14,252	100.0%
FLPLA-000	Plantation	Banking Center w/ Motor Bank	13,296	-	13,296	100.0%
FLPLA-010	Plantation Drive-In	Remote Motor Bank	670	-	670	100.0%
FLSOUL000	South Lakeland/Lake Miriam	Banking Center w/ Motor Bank	4,800	3,200	9,600	50.0%
FLST-P000	St. Petersburg Beach	Banking Center w/ Motor Bank	5,612	6,088	11,700	48.0%
FLTARS000	Tarpon Springs	Banking Center w/ Motor Bank	7,800	5,480	13,280	58.7%
FLTAV-100	Tavernier	Banking Center w/ Motor Bank	7,560	2,790	10,350	73.0%
FLTROC000	Trouble Creek	Banking Center w/ Motor Bank	5,998	-	15,475	38.8%
FLTROC010	Trouble Creek Remote Drive In	Remote Motor Bank	600	-	600	100.0%
FLWEEW000	Weeki Wachee	Banking Center w/ Motor Bank	10,684	4,113	16,630	64.2%
FLWES-700	Westside	Banking Center w/ Motor Bank	6,540	3,795	12,300	53.2%
GAABEV000	Aberdeen Village	Banking Center w/ Motor Bank	13,990	-	19,058	73.4%
GADEC-000	Decatur (BS)	Banking Center w/ Motor Bank	7,743	5,257	13,000	59.6%
GADUBM000	Dublin Main Office	Banking Center w/ Motor Bank	-	14,196	15,506	0.0%

8

Exhibit A

List of Properties, Leased Premises, Vacate Space and Occupancy Percentages

GAEASP000	East Point	Banking Center w/ Motor Bank	6,558	4,678	15,042	43.6%
GAFIT-010	Fitzgerald Drive-In	Remote Motor Bank	475	-	475	100.0%
GAFITM000	Fitzgerald Main	Banking Center w/o Motor Bank	4,642	4,082	9,575	48.5%
GAHAR-010	Hartwell Drive-in	Remote Motor Bank	367	-	367	100.0%
GAHARM000	Hartwell Main	Banking Center w/o Motor Bank	5,863	5,863	11,726	50.0%
GAHOU-000	Houston (BS)	Banking Center w/ Motor Bank	-	6,052	7,000	0.0%
GAJES-000	Jesup	Banking Center w/ Motor Bank	6,700	5,400	12,100	55.4%
GANEWM000	Newnan Main	Banking Center w/ Motor Bank	5,574	11,900	19,940	28.0%
KS38S-000	38th St. Facility	Banking Center w/o Motor Bank	4,652	6,524	16,587	28.0%
MA102M076	1025 - 1075 Main (Building I	Office Space	283,742	-	283,742	100.0%
MA46-P000	46 Pleasant St	Banking Center w/o Motor Bank	7,541	14,129	21,854	34.5%
MAMALO030	200 Exchange St (Malden Ops C	Operations Center	311,587	-	311,587	100.0%
MAPLES076	700 Pleasant St	Office Space	14,291	14,803	68,718	20.8%
MDEAS-000	Easton - BAL	Banking Center w/o Motor Bank	-	11,153	18,679	0.0%
MDLANP000	Langley Park	Banking Center w/ Motor Bank	-	8,585	13,116	0.0%
MDLANP080	Langley Park Parking	Parking Lot	-	1	1	0.0%
MDTOW-000	Towson (NCNB)	Banking Center w/ Motor Bank	3,602	3,633	10,820	33.3%
MDWHE-000	Wheaton	Banking Center w/ Motor Bank	6,554	6,706	18,391	35.6%
MECOUS000	178 Court St	Banking Center w/o Motor Bank	8,931	2,163	13,600	65.7%
MEFLEC076	80 Exchange St (Fleet Ctr)	Office Space	21,133	15,210	93,598	22.6%
MEGAND030	65 Gannett Dr	Operations Center	26,610	6,793	33,403	79.7%
MOBAL-000	Ballwin Facility	Banking Center w/ Motor Bank	7,558	6,663	14,221	53.1%
MOBEL-000	Belton Facility	Banking Center w/ Motor Bank	8,000	7,720	15,720	50.9%
MOEASA000	East Arrow	Banking Center w/ Motor Bank	5,397	11,401	16,798	32.1%
MOFOR-200	Forsyth Facility	Banking Center w/ Motor Bank	5,327	4,556	10,645	50.0%
MOFROS000	Front Street Facility	Banking Center w/ Motor Bank	5,168	7,781	12,949	39.9%
MOI70N000	I-70 & Noland Facility	Banking Center w/ Motor Bank	9,719	3,635	13,941	69.7%
MOKANC031	Kansas City Ops Center	Operations Center	228,636	81,980	310,616	73.6%
MOMETH000	Metropolitan/Holmes	Banking Center w/ Motor Bank	6,796	-	13,573	50.1%
MOOFAM000	O'Fallon MO Facility	Banking Center w/ Motor Bank	4,097	7,354	11,451	35.8%
MOWES-100	Westport Facility	Banking Center w/ Motor Bank	7,995	11,233	19,228	41.6%
NCGATC076	Gateway Center - Charlotte	Office Space	298,091	-	310,208	96.1%
NCHENM200	Hendersonville Main Office	Banking Center w/ Motor Bank	7,926	3,534	11,460	69.2%
NHCENS000	20 Central Sq	Banking Center w/ Motor Bank	8,560	7,969	20,593	41.6%
NHMAIS076	143-157 Main St	Office Space	26,737	14,847	52,451	51.0%
NHMARS000	3 Pleasant St (Market Sq)	Banking Center w/o Motor Bank	14,189	-	14,189	100.0%
NJ310B000	3109 Bergenline Ave (31st S	Banking Center w/o Motor Bank	6,031	-	13,974	43.2%
NJ639R000	639 Rte 18 & Arthur St	Banking Center w/o Motor Bank	14,920	-	14,920	100.0%
NJBEER076	40 Beechwood Rd	Office Space	13,132	-	13,132	100.0%
NJBELA076	209-215 Bellevue Ave	Office Space	26,941	-	26,941	100.0%
NJCARC176	301 Carnegie Ctr (pkg 3600 Br	Office Space	43,300	84,322	127,622	33.9%
NJCENA000	Central Ave & Rte 46	Banking Center w/o Motor Bank	-	10,407	13,448	0.0%
NJCHAB000	150 Chambers Bridge Rd	Banking Center w/o Motor Bank	5,936	5,022	16,940	35.0%
NJCRAR000	591 Cranbury Rd	Banking Center w/o Motor Bank	10,587	5,309	15,896	66.6%
NJEASR000	54 East Ridgewood Ave	Banking Center w/ Motor Bank	15,000	12,000	27,000	55.6%
NJHACS000	207-209 Hackensack St	Banking Center w/o Motor Bank	4,937	1,263	11,700	42.2%
NJHUNS100	4 Hunter St	Banking Center w/o Motor Bank	6,565	3,852	12,917	50.8%
NJHWY9076	3670 Hwy 9	Office Space	19,651	5,702	25,353	77.5%
NJMAIC000	Main & Corliss	Banking Center w/o Motor Bank	10,429	3,485	13,914	75.0%
NJMAIS300	276 Main St	Banking Center w/o Motor Bank	8,168	23,462	31,630	25.8%
NJMAPA100	161 Maplewood Ave (Main)	Banking Center w/o Motor Bank	9,038	4,706	19,706	45.9%
NJNASS076	90 Nassau St (pkg 440 Vandeve	Office Space	8,982	17,377	26,359	34.1%
NJNORW000	601,607-609 North Wood Ave	Banking Center w/o Motor Bank	16,597	-	16,597	100.0%
NJNSRT070	395 N/S Rte 70	Banking Center w/o Motor Bank	13,859	-	17,490	79.2%
NJRT13076	243 Rte 130	Office Space	3,144	22,578	33,911	9.3%
NJRT-2076	1125 Rte 22 West	Office Space	49,273	31,153	94,932	51.9%
NJRT-7076	4900 Rte 70	Office Space	17,732	4,000	21,732	81.6%

9

Exhibit A

List of Properties, Leased Premises, Vacate Space and Occupancy Percentages

NJRTS2000	263 Rts 202/31	Banking Center w/ Motor Bank	3,886	7,308	11,194	34.7%
NJSOUO000	8 South Orange Ave	Banking Center w/o Motor Bank	4,967	759	13,211	37.6%
NJSOUW000	35 South Washington Ave	Banking Center w/o Motor Bank	10,100	2,500	12,600	80.2%
NJSPRA200	367 Springfield Ave	Banking Center w/o Motor Bank	14,941	-	14,941	100.0%
NJSUMR100	296 Summerhill Rd	Banking Center w/o Motor Bank	7,945	-	16,107	49.3%
NJTILR000	1501 Tilton Rd	Banking Center w/o Motor Bank	9,301	-	15,478	60.1%
NMAMA-000	Amador	Banking Center w/ Motor Bank	6,756	-	10,756	62.8%
NMLASC076	Las Cruces Main Aux. Bldg.	Office Space	-	-	5,190	0.0%
NMLASC080	Las Cruces Br. Parking	Parking Lot	1	-	1	100.0%
NMRAT-010	Raton--Motor Facility	Remote Motor Bank	774	-	774	100.0%
NMRATM000	Raton--Main Facility	Banking Center w/o Motor Bank	-	14,108	14,108	0.0%
NMSANF010	Santa Fe - Motor Bank	Remote Motor Bank	7,180	-	7,180	100.0%
NMSANF200	Santa Fe--Main Facility	Banking Center w/o Motor Bank	15,629	16,810	32,439	48.2%
NVLASV030	Las Vegas Operations CTR	Operations Center	98,058	50,000	148,058	66.2%
NVRENO030	Reno Operations Center	Operations Center	22,658	18,000	40,658	60.6%
NY168S000	91-16 168th St	Banking Center w/o Motor Bank	10,089	-	10,089	100.0%
NY333P000	3330 Park Ave	Banking Center w/o Motor Bank	7,514	735	11,264	66.7%
NY540B076	540 Broadway	Office Space	-	62,737	62,737	0.0%
NY575B030	575 Broadway (Peter D Kiernan	Operations Center	103,638	-	103,638	100.0%
NY79-M000	79 Main St	Banking Center w/o Motor Bank	5,009	9,919	15,663	32.0%
NYBROH076	300 Broad Hollow Rd (Corp HQ)	Office Space	45,131	33,086	257,436	17.5%
NYBROH080	Broadhollow Parking Lot	Parking Lot	1	-	1	100.0%
NYBROR076	600 Broadhollow Rd	Office Space	13,337	6,667	20,004	66.7%
NYCUTM020	17 Cutter Mill Rd	Remote ATM	126	-	126	100.0%
NYEASA076	1 East Ave	Office Space	73,160	20,665	98,717	74.1%
NYEASP000	52 East Park Ave	Banking Center w/o Motor Bank	10,790	-	11,040	97.7%
NYFOUP076	10 Fountain Plz / 560 Main St	Office Space	56,936	68,559	198,259	28.7%
NYGENS076	268 Genesee St (Complex)	Office Space	36,000	36,549	72,549	49.6%
NYGENS176	120 Genesee St	Office Space	30,295	16,594	48,144	62.9%
NYGRAA100	2300 Grand Ave	Banking Center w/o Motor Bank	9,038	2,825	12,849	70.3%
NYHEM-076	15 Hempstead	Office Space	32,574	-	32,574	100.0%
NYHEMA000	269 Hempstead Ave	Banking Center w/o Motor Bank	7,875	1,579	11,548	68.2%
NYHEMA076	60 Hempstead Ave	Office Space	18,335	40,641	69,998	26.2%
NYHEMA080	60 Hempstead Ave Parking	Parking Lot	0	-	1	26.2%
NYHEMT000	2310 Hempstead Tpke	Banking Center w/o Motor Bank	8,038	-	11,071	72.6%
NYHEMT200	3161 Hempstead Tpke	Banking Center w/o Motor Bank	11,788	-	11,788	100.0%
NYIRMA010	8 Irma Ave (Auto)	Remote Motor Bank	100	-	100	100.0%
NYJAMS080	49 James St	Parking Lot	1	-	1	100.0%
NYJERA076	20 Jerusalem Ave	Office Space	-	21,947	26,657	0.0%
NYLIBP076	200 Liberty Plz	Office Space	2,176	31,299	37,299	5.8%
NYMERA076	15 Merrick Ave	Office Space	17,117	-	24,392	70.2%
NYMIDN000	10 Middle Neck Rd	Banking Center w/o Motor Bank	9,465	-	10,236	92.5%
NYPREP076	500 East Genesee St (Presiden	Office Space	-	20,872	20,872	0.0%
NYSTAS076	500 State St	Office Space	20,787	27,275	81,577	25.5%
NYSTAS176	69 State St	Office Space	106,544	26,890	166,506	64.0%
NYSTAS276	63 State St	Office Space	-	-	8,164	0.0%
NYTHIS076	418 Third St	Office Space	11,118	9,328	20,446	54.4%
NYTRAR030	2970 Transit Rd	Operations Center	88,970	-	88,970	100.0%
OKBROA000	Broken Arrow Facility	Banking Center w/ Motor Bank	5,646	-	10,446	54.0%
OKCAT-000	Catoosa Facility	Banking Center w/ Motor Bank	5,476	6,104	11,580	47.3%
OKENI-000	Enid Facility	Banking Center w/ Motor Bank	3,892	4,789	8,681	44.8%
OKFOUC000	Founder's Center	Banking Center w/ Motor Bank	14,201	7,267	21,468	66.2%
OKNORP076	North Pointe Facility	Banking Center - Retail	6,097	13,095	48,072	12.7%
OKTULS000	Tulsa Security/31st Street	Banking Center w/ Motor Bank	7,943	3,084	13,791	57.6%
OKWES-000	Western Drive In	Banking Center w/ Motor Bank	5,366	4,666	10,032	53.5%
ORGRAP100	Grants Pass	Banking Center w/ Motor Bank	7,828	9,403	20,337	38.5%
ORGRE-000	Gresham	Banking Center w/ Motor Bank	12,687	-	15,229	83.3%

10

Exhibit A

List of Properties, Leased Premises, Vacate Space and Occupancy Percentages

ORPAR-000	Parkrose	Banking Center w/ Motor Bank	8,246	6,437	14,682	56.2%
ORRED-000	Redmond	Banking Center w/ Motor Bank	3,649	1,388	5,037	72.4%
PABLAM030	550 Blair Mill Rd	Operations Center	95,990	-	95,990	100.0%
PABUSA100	9501 Bustleton Ave	Banking Center w/o Motor Bank	18,500	-	18,500	100.0%
PAEAST100	6 East Trenton Ave	Banking Center w/o Motor Bank	7,187	3,723	12,650	56.8%
PALAW-000	6425 Rising Sun Ave (Lawndale	Banking Center w/o Motor Bank	3,331	11,669	15,000	22.2%
PASANH030	1000 Sandy Hill Rd (Sandy Hil	Operations Center	1,400	40,319	45,000	3.1%
PATOUD076	200 Tournament Dr	Office Space	-	83,729	83,729	0.0%
RIDUPD076	125 Dupont Dr (operations ctr	Office Space	150,558	-	176,203	85.4%
RIJORS030	50 Jordan St	Operations Center	-	-	76,382	0.0%
RIPOSR076	6725 Post Rd	Office Space	8,772	6,169	23,241	37.7%
SCFLOM000	Florence Main Office	Banking Center w/ Motor Bank	6,570	6,570	13,140	50.0%
SCGREM100	Greenwood Main Office	Banking Center w/ Motor Bank	7,245	16,996	24,241	29.9%
SCHILH000	Hilton Head -- Pope Ave.	Banking Center w/ Motor Bank	9,133	7,595	17,340	52.7%
SCROCH300	Rock Hill MO (RHNB)	Banking Center w/ Motor Bank	10,317	2,141	17,263	59.8%
SCSPAM000	Spartanburg Main Office	Banking Center w/ Motor Bank	11,990	6,688	18,678	64.2%
TNCLAM000	Clarksville Main Office	Banking Center w/ Motor Bank	8,611	12,250	24,142	35.7%
TNCLAM081	Clarksville M.O. Pkg. Lot #2	Parking Lot	0	-	1	29.2%
TNCOLM000	Columbia Main Office	Banking Center w/ Motor Bank	5,293	6,269	11,562	45.8%
TNKIN-000	Kingsport	Banking Center w/ Motor Bank	3,868	5,391	14,625	26.4%
TNLEB-000	Lebanon Main Office	Banking Center w/ Motor Bank	6,555	7,292	13,847	47.3%
TNOAKR000	Oak Ridge Main Office	Banking Center w/ Motor Bank	9,115	2,673	18,235	50.0%
TNOAKR080	Oak Ridge Main Office Parking	Parking Lot	1	-	1	100.0%
TXBEA-010	Beaumont Remote Motor Bank	Remote Motor Bank	6,660	-	6,660	100.0%
TXBEA-080	Beaumont Parking	Parking Lot	1	-	1	100.0%
TXCAMW000	Camp Wisdom	Banking Center w/ Motor Bank	4,425	3,255	7,680	57.6%
TXCAMW080	Camp Wisdom - Parking	Parking Lot	1	-	1	57.6%
TXCAMW081	Camp Wisdom - Parking	Parking Lot	1	-	1	57.6%
TXCAMW082	Camp Wisdom - Parking	Parking Lot	1	-	1	57.6%
TXHAR-000	Harlandale	Banking Center w/o Motor Bank	7,537	8,367	15,904	47.4%
TXHAR-010	Harlandale Remote Motor Bank I	Remote Motor Bank	1,289	-	1,289	100.0%
TXNED-000	Nederland	Banking Center w/o Motor Bank	5,341	11,233	16,574	32.2%
TXNED-010	Nederland Remote Motor Bank	Remote Motor Bank	2,357	-	2,357	100.0%
TXNORH000	Northern Hills	Banking Center w/ Motor Bank	8,042	-	8,042	100.0%
TXNORH010	Northern Hills Remote Motor Bk	Remote Motor Bank	1,300	6,047	7,347	17.7%
TXNORH050	Northern Hills Land	Vacant Land	-	-	1	0.0%
TXPAM-000	Pampa - Main	Banking Center w/ Motor Bank	5,045	10,767	18,463	27.3%
TXPAM-010	Pampa Motor Bank	Remote Motor Bank	1,449	-	1,449	100.0%
TXSHOC100	Shoal Creek (BB)	Banking Center w/ Motor Bank	5,379	3,958	9,337	57.6%
TXSTE-200	Steeplechase (Cy-Fair) (CH)	Banking Center w/ Motor Bank	10,502	-	15,372	68.3%
TXUVA-000	Uvalde	Banking Center w/ Motor Bank	4,935	5,436	12,805	38.5%
TXUVA-080	Uvalde - Parking	Parking Lot	0	-	1	38.5%
TXWICF010	Wichita Falls Rmt Motor Bk	Remote Motor Bank	850	-	850	100.0%
TXWICF083	Wichita Falls - Parking	Parking Lot	1	-	1	100.0%
TXWICF100	Wichita Falls (New)	Banking Center w/ Motor Bank	8,876	500	15,015	59.1%
VAABI-000	Abingdon	Banking Center w/ Motor Bank	6,900	4,710	11,610	59.4%
VACENS000	Central Springfield	Banking Center w/ Motor Bank	9,404	6,511	21,522	43.7%
VACOLR000	Coliseum-Riverdale	Banking Center w/ Motor Bank	10,595	974	14,802	71.6%
VAFAIC000	Fairfax Courthouse	Banking Center w/o Motor Bank	16,130	-	16,130	100.0%
VAORA-000	Orange	Banking Center w/ Motor Bank	6,467	1,824	13,041	49.6%
VAPROR000	Providence Road	Banking Center w/ Motor Bank	-	10,819	10,819	0.0%
VAROBB000	Robinson & Broad	Banking Center w/ Motor Bank	13,466	-	19,465	69.2%
WABAL-000	Ballard	Banking Center w/ Motor Bank	9,676	7,905	17,581	55.0%
WACAM-000	Camas	Banking Center w/ Motor Bank	3,830	4,064	7,894	48.5%
WACLA-000	Clarkston	Banking Center w/ Motor Bank	9,009	-	9,009	100.0%
WAEDM-000	Edmonds	Banking Center w/ Motor Bank	7,955	3,296	11,251	70.7%
WAGRE-000	Greenwood	Banking Center w/ Motor Bank	7,622	4,625	12,248	62.2%

11

Exhibit A

List of Properties, Leased Premises, Vacate Space and Occupancy Percentages

WAIND-000	Industrial Br	Banking Center w/ Motor Bank	5,176	9,261	14,437	35.9%
WAKEN-100	Kennewick	Banking Center w/ Motor Bank	9,337	3,977	13,314	70.1%
WALYN-000	Lynden Branch	Banking Center w/ Motor Bank	4,501	4,032	8,533	52.7%
WALYN-080	Lynden BR Parking	Parking Lot	1	-	1	52.8%
WAPORT000	Port Townsend	Banking Center w/o Motor Bank	5,380	3,912	10,133	53.1%
WAQUI-000	Quincy Branch	Banking Center w/ Motor Bank	4,066	4,414	8,480	47.9%
WASEQ-000	Sequim	Banking Center w/ Motor Bank	8,949	3,847	12,796	69.9%
WAWENV000	Wenatchee Valley	Banking Center w/ Motor Bank	9,892	7,761	17,653	56.0%
XYZ000000	Exchange Property		34,891	(34,891)	-	100.0%
			4,714,348	1,936,414	7,628,394	61.8%

12

B of A Property ID:________________
Master Lease dated __________, 2004

EXHIBIT B-1

[FORM OF]
LEASE SUPPLEMENT

THIS LEASE SUPPLEMENT (this "Supplement") is made and entered into as of _______, 2004 (the "Supplement Effective Date"), by and between ____________________________, a _________ (hereinafter called "Landlord"), and BANK OF AMERICA, N.A., a national banking association (hereinafter called "Tenant").

BACKGROUND

Landlord and Tenant have executed and delivered a certain Master Lease Agreement dated __________, 2004 ("Master Lease") with respect to which Landlord has agreed to lease and demise to Tenant, and Tenant has agreed to lease and take from Landlord certain Leased Premises, as such term is defined in the Master Lease; and

Pursuant to the Master Lease, Landlord and Tenant have agreed to execute and deliver a Lease Supplement for purposes of better describing and depicting the individual Leased Premises and certain attributes relating thereto, and certain Landlord and Tenant rights and obligations relating thereto; and

Landlord and Tenant have agreed to execute and deliver this Lease Supplement to more fully describe the Leased Premises identified below and such attributes, rights and obligations.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

Basic Leased Premises Data. The following Basic Leased Premises Data is hereby incorporated into and made a part of the Master Lease between Landlord and Tenant.

B of A Property ID:	[________________________]
Property Street Address:	[________________________]
Commencement Date:	______________________, 2003
Leased Premises:	Those portions of the Building demised and leased to Tenant as identified on the floor plan attached as Exhibit B-1-A.

Drive-Through Banking Facility (If applicable):	The portion of the Project in which Tenant conducts drive through banking operations, together with ingress and egress points to such area, as shown on the plan or drawing attached as Exhibit B-1-B. So long as Tenant leases other Leased Premises within the Project for business purposes, the Drive-Through Banking Facility shall be deemed included as part of the Leased Premises, but excluded from the calculation of the Net Rentable Area of Leased Premises for purposes of calculating Tenant's Annual Basic Rent and Occupancy Percentage.
Parking Areas (If applicable):	The exclusive and non-exclusive parking areas and facilities for the Project as indicated on Exhibit B-1-C.
Net Rentable Area of Leased Premises:	_______ square feet.
Net Rentable Area of Building:	_______ square feet.
Tenant's Occupancy Percentage:	_______ %.
Annual Basic Rent:	[________________]
Janitorial Specifications:	As set forth on Exhibit B-1-E.
Above Standard Services:	As set forth on Exhibit B-1-F.
Tenant Use Generators, UPS, Etc.:	As set forth on Exhibit B-1-G.
Parking Area Lighting Schedule:	
B of A Named Building:	
Signage & Planned Signage Changes:	As set forth on Exhibit B-1-H.
MEP Maintenance Schedule:	As set forth on Exhibit B-1-I.
Landscaping Specifications:	As set forth on Exhibit B-1-J.
Other:	

1-PH/1764684.20

2

Exhibits attached to and made a part of this Lease Supplement:

Exhibit B-1-A - Floor Plan of Leased Premises

Exhibit B-1-B - Plan of Drive-Through Banking Facility

Exhibit B-1-C - Plan of Parking Areas

Exhibit B-1-E – Janitorial Specifications

Exhibit B-1-F – Above Standard Services

Exhibit B-1-G –Tenant Use Generators, UPS, Etc.

Exhibit B-1-H –Signage and Planned Signage Changes

Exhibit B-1-I –MEP Maintenance Schedule

Exhibit B-1-J –Landscaping Specifications

1-PH/1764684.20

3

IN WITNESS WHEREOF, the parties hereto have executed this Lease Supplement as of the Supplement Effective Date first above noted.

LANDLORD:

Witness:

______________________________,
a ____________________

____
Name:

By:________________________
Name:______________________
Title:_______________________

TENANT:

Witness:

BANK OF AMERICA, N.A.,
a national banking association

____
Name:

By:__________________________
Name:
Title:

1-PH/1764684.20

4

B of A Property ID:______________
Master Lease dated __________, 2004
Lease Supplement dated ___________, ___

EXHIBIT B-2

[FORM OF]
AMENDMENT TO LEASE SUPPLEMENT

THIS AMENDMENT TO LEASE SUPPLEMENT (this "Amendment to Supplement") is made and entered into as of _______, 200_ (the "Supplement Amendment Effective Date"), by and between ______________________________, a _________ (hereinafter called "Landlord"), and BANK OF AMERICA, N.A., a national banking association (hereinafter called "Tenant").

BACKGROUND

Landlord and Tenant executed and delivered a certain Master Lease Agreement dated __________, 2004 ("Master Lease") with respect to which Landlord agreed to lease and demise to Tenant, and Tenant agreed to lease and take from Landlord certain Leased Premises, as such term is defined in the Master Lease; and

Pursuant to the Master Lease, Landlord and Tenant executed and delivered a certain Lease Supplement dated _______, 2004 (the "Lease Supplement") for purposes of better describing and depicting the individual Leased Premises and certain attributes relating thereto, and certain Landlord and Tenant rights and obligations relating thereto; and

Landlord and Tenant have agreed to execute and deliver this Amendment to Lease Supplement to amend the description of the Leased Premises identified below, and such attributes, rights and obligations, all as more fully set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1. Basic Leased Premises Data. The Lease Supplement is hereby amended as follows: [*insert specific amendment and substitute exhibits, as required*].

2. Landlord shall prepare and Landlord and Tenant will initial an amended Exhibit A to the Lease reflecting the amendments to the Lease Supplement set forth in this Amendment.

3. Except as expressly amended hereby, all of the terms and provisions set forth in the Lease Supplement remain in full force and effect, and unmodified hereby.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Lease Supplement as of the Supplement Amendment Effective Date first above noted.

LANDLORD:

Witness:

_____________________________,
a ___________________

____
Name:

By:_________________________
Name:_______________________
Title:_______________________

TENANT:

Witness:

BANK OF AMERICA, N.A.,
a national banking association

____
Name:

By:___________________________
Name:
Title:

1-PH/1764684.20

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EXHIBIT C

Confidentiality Agreement

1. Definition. For the purposes of this Agreement, "Confidential Information" shall mean any information which ______________________________ ("Owner") in good faith believes in some material part, alone or in combination with other information (1) provides Owner with an economic value from its disclosure or use, and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

2. Restrictions on Disclosure of Confidential Information to Qualified Persons. All information exchanged between Owner, Bank of America, N.A. ("Tenant"), and ____________________ ("Auditor"), with respect to operating expense and tax pass-throughs (collectively, "CAM Charges") assessed against Tenant, in connection with Tenant's lease of space in that certain building located at ______________________________, ________ ("Building") shall be deemed Confidential Information for the purposes of this Agreement.

3. Qualified Persons. "Qualified Person" includes employees of Auditor and Tenant, and any outside law firms or accounting firms representing Auditor or Tenant and their support personnel (including paralegals, photocopy operators, and any independent contractors hired by any such party to make photocopies of documents containing Confidential Information) and the principals and agents for those parties.

4. Maintenance of Confidential Information. All documents or other materials containing Confidential Information shall be maintained at all times in the custody of Auditor and shall be labeled and secured in a manner designed to prevent any disclosure to persons who are not Qualified Persons under this Agreement. Auditor agrees to exercise reasonable diligence to insure that Qualified Persons to whom the Confidential Information is disclosed maintain its confidentiality.

5. Disclosure of Confidential Information. Auditor acknowledges that Confidential Information shall not be used or disclosed (other than to Qualified Persons) for any purpose without the prior consent of Owner, unless required or compelled by judicial process. If Confidential Information is provided to non-Qualified Persons, Auditor acknowledges that Owner shall be entitled to a temporary and permanent injunction to prevent the disclosure of such Confidential Information. In addition, Owner shall be entitled to a mandatory injunction requiring the return of all Confidential Information from any person in possession of Confidential Information.

6. No Solicitation. Except for Tenant and other existing clients of Auditor, Auditor agrees that it shall not solicit business from any of the other tenants in the Building, nor shall it request that Tenant so solicit other tenants on Auditor's behalf, with respect to the review or analysis of CAM Charges assessed any of them by Owner.

7. Attorney's Fees. If any action is instituted to enforce or construe this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and all costs at all levels, including appeals.

8. Miscellaneous. This Agreement shall be subject to and construed in accordance with the laws of the State in which the Building is located. If any provision of this Agreement is held or rendered illegal or unenforceable, it shall be considered separate and severable from this Agreement and the remaining provisions of this Agreement shall remain in force and bind the parties as though the illegal or unenforceable provision had never been included in this Agreement. This Agreement sets forth the entire agreement between Owner and Auditor and there are no other agreements or understandings between them. This Agreement may not be modified except by an instrument in writing executed by Owner and Auditor. This Agreement may be executed in counterparts, each of which counterparts shall constitute an original and all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature which shall, for all purposes, serve as an original executed counterpart of this Agreement upon delivery of an executed copy hereof by facsimile.

9. Consideration. Auditor acknowledges that it has received sufficient and adequate consideration from Owner in exchange for the obligations of Auditor hereunder. Said consideration including, but not limited to, Owner's agreement to provide reasonable access to all relevant information relating to the CAM Charges, and assistance to Auditor with respect to Auditor's review and analysis of Tenant's CAM Charges. Auditor also acknowledges the receipt of Ten and No/100 Dollars ($10.00) as additional consideration for its obligations hereunder. Further, Auditor acknowledges that Owner is providing access to Confidential Information and cooperating with Auditor in reliance upon Auditor fully performing and honoring its obligations hereunder. Auditor acknowledges that Owner would not have provided such access or cooperation without Auditor assuming the obligations stated herein.

AUDITOR:

By:__________________________
Print Name:____________________
Its:___________________________
Authorized Signature

Date:_________________________

OWNER:

By:______________________________
Print Name:_______________________
Its:______________________________
Authorized Signature

Date:____________________________

EXHIBIT D

Form of Subordination, Non-Disturbance and Attornment Agreement

Prepared by and Record and Return to:

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

BANK OF AMERICA, N.A.,
Tenant

AND

[______________________
Lender
having an address at

]

Dated: as of __________, 2004

Prepared by and Record and Return to:

(Legal Descriptions of the Properties Encumbered by this Instrument can be found on Exhibits A-1 to A-__ hereto)

1-PH/1764684.20 1

SUBORDINATION,

NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT made as of this ______________, 2004, between [______________], a _________, having an address at ______________ (hereinafter called "Lender"), and BANK OF AMERICA, N.A., a national banking association, having an address at 525 North Tryon, 3rd Floor, Charlotte, NC 28255 (hereinafter called "Tenant").

W I T N E S S E T H:

WHEREAS, by that certain Master Lease Agreement dated _________, 2004 (the "Lease") between FIRST STATES INVESTORS 5200, LLC, a Delaware limited liability company (hereinafter called "Landlord"), as landlord, and Tenant, as tenant, Landlord leased to Tenant certain premises (the "Premises") located in the property described in Exhibit A-1 to A-___ annexed hereto and made a part hereof (the "Property"); and

WHEREAS, Lender is about to make a loan to Landlord, which loan shall be secured by, among other things, that certain [Combined Fee and Leasehold Multistate Mortgage, Deed to Secure Debt, Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents, and Security Deposits dated as of _________, 2004] by Landlord to Lender (together with all amendments, renewals, increases, modifications, replacements, substitutions, extensions, spreaders and consolidations thereof and all re-advances thereunder and addictions thereto, is referred to as the "Security Instrument") encumbering the Property; and

WHEREAS, Lender and Tenant desire to confirm their understanding and agreement with respect to the Lease and the Security Instrument.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Lender and Tenant hereby agree and covenant as follows:

The Lease, and all of the terms, covenants, provisions and conditions thereof (including, without limitation, any right of first refusal, right of first offer, option or any similar right with respect to the sale or purchase of the Property, or any portion thereof) is, shall be and shall at all times remain and continue to be subject and subordinate in all respects to the lien, terms, covenants, provisions and conditions of the Security Instrument and to all advances and re-advances made thereunder and all sums secured thereby. This provision shall be self-operative but Tenant shall execute and deliver any additional instruments which Lender may reasonably require to effect such subordination.

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So long as (i) Tenant is not in default (beyond any period given in the Lease to Tenant to cure such default) in the payment of rent, percentage rent or additional rent or in the performance or observance of any of the other terms, covenants, provisions or conditions of the Lease on Tenant's part to be performed or observed, (ii) Tenant is not in default under this Agreement and (iii) the Lease is in full force and effect: (a) Tenant's possession of the Premises and Tenant's rights and privileges under the Lease, or any extensions or renewals thereof which may be effected in accordance with any option therefor which is contained in the Lease, shall not be diminished or interfered with by Lender, and Tenant's occupancy of the Premises shall not be disturbed by Lender for any reason whatsoever during the term of the Lease or any such extensions or renewals thereof and (b) Lender will not join Tenant as a party defendant in any action or proceeding to foreclose the Security Instrument or to enforce any rights or remedies of Lender under the Security Instrument which would cut-off, destroy, terminate or extinguish the Lease or Tenant's interest and estate under the Lease (except to the extent required so that Tenant's right to receive or set-off any monies or obligations owed or to be performed by any of Lender's predecessors-in-interest shall not be enforceable thereafter against Lender or any of Lender's successors-in-interest). Notwithstanding the foregoing provisions of this paragraph, if it would be procedurally disadvantageous for Lender not to name or join Tenant as a party in a foreclosure proceeding with respect to the Security Instrument, Lender may so name or join Tenant without in any way diminishing or otherwise affecting the rights and privileges granted to, or inuring to the benefit of, Tenant under this Agreement.

(A) After notice is given by Lender that the Security Instrument is in default and that the rentals under the Lease should be paid to Lender, Tenant will attorn to Lender and pay to Lender, or pay in accordance with the directions of Lender, all rentals and other monies due and to become due to Landlord under the Lease or otherwise in respect of the Premises. Such payments shall be made regardless of any right of set-off, counterclaim or other defense which Tenant may have against Landlord, whether as the tenant under the Lease or otherwise.

In addition, if Lender (or its nominee or designee) shall succeed to the rights of Landlord under the Lease through possession or foreclosure action, delivery of a deed or otherwise, or another person purchases the Property or the portion thereof containing the Premises upon or following foreclosure of the Security Instrument or in connection with any bankruptcy case commenced by or against Landlord, then at the request of Lender (or its nominee or designee) or such purchaser (Lender, its nominees and designees, and such purchaser, and their respective successors and assigns, each being a "Successor-Landlord"), Tenant shall attorn to and recognize Successor-Landlord as Tenant's landlord under the Lease and shall

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promptly execute and deliver any instrument that Successor-Landlord may reasonably request to evidence such attornment. Upon such attornment, the Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor-Landlord and Tenant upon all terms, conditions and covenants as are set forth in the Lease. If the Lease shall have terminated by operation of law or otherwise as a result of or in connection with a bankruptcy case commenced by or against Landlord or a foreclosure action or proceeding or delivery of a deed in lieu, upon request of Successor-Landlord, Tenant shall promptly execute and deliver a direct lease with Successor-Landlord which direct lease shall be on substantially the same terms and conditions as the Lease (subject, however, to the provisions of clauses (i)-(v) of this paragraph 3(B)) and shall be effective as of the day the Lease shall have terminated as aforesaid. Notwithstanding the continuation of the Lease, the attornment of Tenant thereunder or the execution of a direct lease between Successor-Landlord and Tenant as aforesaid, Successor-Landlord shall not:

(1) be liable for any previous act or omission of Landlord under the Lease;

(2) be subject to any off-set, defense or counterclaim which shall have theretofore accrued to Tenant against Landlord;

(3) be bound by any modification of the Lease or by any previous prepayment of rent or additional rent made more than one (1) month prior to the date same was due which Tenant might have paid to Landlord, unless such modification or prepayment shall have been expressly approved in writing by Lender;

(4) be liable for any security deposited under the Lease unless such security has been physically delivered to Lender or Successor-Landlord; and

(5) be liable or obligated to comply with or fulfill any of the obligations of the Landlord under the Lease or any agreement relating thereto with respect to the construction of, or payment for, improvements on or above the Premises (or any portion thereof), leasehold improvements, tenant work letters and/or similar items.

Tenant agrees that without the prior written consent of Lender, it shall not (a) amend, modify, terminate or cancel the Lease or any extensions or

4

renewals thereof, (b) except as expressly provided in the Lease, tender a surrender of the Lease, (c) make a prepayment of any rent or additional rent more than one (1) month in advance of the due date thereof, or (d) subordinate or permit the subordination of the Lease to any lien subordinate to the Security Instrument. Any such purported action without such consent shall be void as against the holder of the Security Instrument.

(A) Tenant shall promptly notify Lender of any default by Landlord under the Lease and of any act or omission of Landlord which would give Tenant the right to cancel or terminate the Lease or to claim a partial or total eviction.

In the event of a default by Landlord under the Lease which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate the Lease or to claim a partial or total eviction, or in the event of any other act or omission of Landlord which would give Tenant the right to cancel or terminate the Lease, Tenant shall not exercise such right (i) until Tenant has given written notice of such default, act or omission to Lender and (ii) unless Lender has failed, within thirty (30) days after Lender receives such notice, to cure or remedy the default, act or omission or, if such default, act or omission shall be one which is not reasonably capable of being remedied by Lender within such thirty (30) day period, until a reasonable period for remedying such default, act or omission shall have elapsed following the giving of such notice and following the time when Lender shall have become entitled under the Security Instrument to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under the Lease or otherwise, after similar notice, to effect such remedy, or longer than 60 days from notice to Landlord by Tenant), provided that Lender shall with due diligence give Tenant written notice of its intention to and shall commence and continue to, remedy such default, act or omission. If Lender cannot reasonably remedy a default, act or omission of Landlord until after Lender obtains possession of the Premises, Tenant may not terminate or cancel the Lease or claim a partial or total eviction by reason of such default, act or omission until the expiration of a reasonable period necessary for the remedy after Lender secures possession of the Premises. To the extent Lender incurs any expenses or other costs in curing or remedying such default, act or omission, including, without limitation, attorneys' fees and disbursements, Lender shall be subrogated to Tenant's rights against Landlord.

Notwithstanding the foregoing, Lender shall have no obligation hereunder to remedy such default, act or omission.

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To the extent that the Lease shall entitle Tenant to notice of the existence of any mortgage and the identity of any mortgagee or any ground lessor, this Agreement shall constitute such notice to Tenant with respect to the Security Instrument and Lender.

Upon and after the occurrence of a default under the Security Instrument, which is not cured after any applicable notice and/or cure periods, Lender shall be entitled, but not obligated, to exercise the claims, rights, powers, privileges and remedies of Landlord under the Lease and shall be further entitled to the benefits of, and to receive and enforce performance of, all of the covenants to be performed by Tenant under the Lease as though Lender were named therein as Landlord.

Anything herein or in the Lease to the contrary notwithstanding, in the event that a Successor-Landlord shall acquire title to the Property or the portion thereof containing the Premises, Successor-Landlord shall have no obligation, nor incur any liability, beyond Successor-Landlord's then interest, if any, in the Property, and Tenant shall look exclusively to such interest, if any, of Successor-Landlord in the Property for the payment and discharge of any obligations imposed upon Successor-Landlord hereunder or under the Lease, and Successor-Landlord is hereby released or relieved of any other liability hereunder and under the Lease. Tenant agrees that, with respect to any money judgement which may be obtained or secured by Tenant against Successor-Landlord, Tenant shall look solely to the estate or interest owned by Successor-Landlord in the Property, and Tenant will not collect or attempt to collect any such judgement out of any other assets of Successor-Landlord.

Notwithstanding anything to the contrary in the Lease, Tenant agrees for the benefit of Landlord and Lender that, except as permitted by, and fully in accordance with, applicable law, Tenant shall not generate, store, handle, discharge or maintain in, on or about any portion of the Property, any asbestos, polychlorinated biphenyls, or any other hazardous or toxic materials, wastes and substances which are defined, determined or identified as such (including, but not limited to, pesticides and petroleum products if they are defined, determined or identified as such) in any federal, state or local laws, rules or regulations (whether now existing or hereafter enacted or promulgated) or any judicial or administrative interpretation of any thereof, including any judicial or administrative interpretation of any thereof, including any judicial or administrative orders or judgments.

If the Lease provides that Tenant is entitled to expansion space, Successor-Landlord shall have no obligation nor any liability for failure to provide such expansion space if a prior landlord (including, without limitation,

6

Landlord), by reason of a lease or leases entered into by such prior landlord with other tenants of the Property, has precluded the availability of such expansion space.

Except as specifically provided in this Agreement, Lender shall not, by virtue of this Agreement, the Security Instrument or any other instrument to which Lender may be a party, be or become subject to any liability or obligation to Tenant under the Lease or otherwise.

(A) Tenant acknowledges and agrees that this Agreement satisfies and complies in all respects with the provisions of Section 7.7 of the Lease and that this Agreement supersedes (but only to the extent inconsistent with) the provisions of such Article and any other provision of the Lease relating to the priority or subordination of the Lease and the interests or estates created thereby to the Security Instrument.

Tenant agrees to enter into a subordination, non-disturbance and attornment agreement with any lender which shall succeed Lender as lender with respect to the Property, or any portion thereof, provided such agreement is substantially similar to this Agreement.

(A) Any notice required or permitted to be given by Tenant to Landlord shall be simultaneously given also to Lender, and any right to Tenant dependent upon notice shall take effect only after notice is so given. Performance by Lender shall satisfy any conditions of the Lease requiring performance by Landlord, and Lender shall have a reasonable time to complete such performance as provided in Paragraph 5 hereof.

All notices or other communications required or permitted to be given to Tenant or to Lender pursuant to the provisions of this Agreement shall be in writing and shall be deemed given only if mailed by United States registered mail, postage prepaid, or if sent by nationally recognized overnight delivery service (such as Federal Express or United States Postal Service Express Mail), addressed as follows: to Tenant, at the address first set forth above, Attention: Property Services, with a copy to Bank of America, N.A., 901 Main Street, 68th Floor, Dallas, TX 75202-3714, Attention: Michael F. Hord, Associate General Counsel, and a copy to Trammell Crow Corporate Services, Inc., 2850 North Federal Highway, Lighthouse Point, Florida 33064, Attention: Chuck Dunn, Senior Vice President, and a copy to Jones Lang LaSalle Americas, Inc., 355 South Grand Avenue, Suite 4280, Los Angeles, CA 90071, Attention: John L. Vinnicombe, Executive Vice President; to Lender, at the address first set forth above, Attention: _______________, with a copy to _______________;

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or to such other address or number as such party may hereafter designate by notice delivered in accordance herewith. All such notices shall be deemed given three (3) business days after delivery to the United States Post office registry clerk if given by registered mail, or on the next business day after delivery to an overnight delivery courier.

This Agreement may be modified only by an agreement in writing signed by the parties hereto, or their respective successors-in-interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns. The term "Lender" shall mean the then holder of the Security Instrument. The term "Landlord" shall mean the then holder of the landlord's interest in the Lease. The term "person" shall mean an individual, joint venture, corporation, partnership, trust, limited liability company, unincorporated association or other entity. All references herein to the Lease shall mean the Lease as modified by this Agreement and to any amendments or modifications to the Lease which are consented to in writing by Lender. Any inconsistency between the Lease and the provisions of this Agreement shall be resolved, to the extent of such inconsistency, in favor of this Agreement.

Tenant hereby represents to Lender as follows:

(a) The Lease is in full force and effect and has not been further amended.

(b) There has been no assignment of the Lease or subletting of any portion of the premises demised under the Lease.

(c) There are no oral or written agreements or understandings between Landlord and Tenant relating to the premises demised under the Lease or the Lease transaction except as set forth in the Lease.

(d) The execution of the Lease was duly authorized and the Lease is in full force and effect and to the best of Tenant's knowledge there exists no default (beyond any applicable grace period) on the part of either Tenant or Landlord under the Lease.

(e) There has not been filed by or against nor to the best of the knowledge and belief of Tenant is there threatened against Tenant, any petition under the bankruptcy laws of the United States.

(f) To the best of Tenant's knowledge, there is no present assignment, hypothecation or pledge of the Lease or rents accruing under the Lease by Landlord, other than pursuant to the Security Instrument.

Whenever, from time to time, reasonably requested by Lender (but not more than two (2) times during any calendar year), Tenant shall execute and

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deliver to or at the direction of Lender, and without charge to Lender, one or more written certifications, in a form acceptable to Tenant, of all of the matters set forth in Paragraph 15 above, and any other information the Lender may reasonably require to confirm the current status of the Lease.

BOTH TENANT AND LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

19. This Agreement may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one binding Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Subordination, Non-Disturbance and Attornment Agreement as of the day and year first above written.

[______________],

a __________

By: ______________________

Name:

Title:

By: ______________________

Name:

Title:

BANK OF AMERICA, N.A., a national banking association

By: ______________________

Name:

Title:

AGREED AND CONSENTED TO:

LANDLORD:

By:______________________________

Name: Sonya A. Huffman

Title: Vice President

FIRST STATES INVESTORS 5200, LLC ACKNOWLEDGMENT PAGES

EXHIBIT E

Form of Tenant Estoppel

ESTOPPEL CERTIFICATE

[INSERT NAME OF LENDER]
its successors and assigns (together with its successors and assigns, "Lender")
[INSERT ADDRESS OF LENDER]

FIRST STATES INVESTORS 5200, LLC,
its successors and assigns (together with its successors and assigns, "Landlord")
c/o First States Group, L.P.
1725 The Fairway
Jenkintown, PA  19046

RE:	Master Lease Agreement:	Effective as of September 27, 2004
Landlord:	First States Investors 5200, LLC, its successors and assigns

Tenant:	Bank of America, N.A.

Ladies and Gentlemen:

As a tenant under the above-referenced Master Lease Agreement (the “Lease”), the undersigned (the “Tenant”) hereby acknowledges for the benefit of Landlord, the current owner of the property containing the Leased Premises (as defined in the Lease), and Lender which has or is proposing to make a loan (the “Loan”) on the above-referenced real property, the truth and accuracy of the following statements pertaining to the Lease, to the best of Tenant’s knowledge as of the date hereof, but subject to any matters that a physical inspection of the Leased Premises would disclose:

1.
Tenant has accepted and is in full possession of the Leased Premises, including all improvements, additions and alterations thereto required to be made by Landlord under the Lease.  The Leased Premises is comprised of those properties identified on Schedule A attached hereto together with other areas more particularly described in the Lease Supplements, true and correct copies of which have previously been delivered to Landlord and Lender (the “Lease Supplements”).  Additionally, Tenant is entitled to exclusive and non-exclusive use of the parking spaces in the parking facilities serving the subject buildings as set forth in the Lease Supplements.  Notwithstanding the foregoing, Tenant has advised Lender that, pursuant to the terms of that certain Agreement of Sale and Purchase dated September 27, 2004 (the “Purchase Agreement”), copies of which has been previously delivered to Lender, Landlord and Tenant have agreed to review and modify the Lease Supplements to confirm the accuracy thereof and conformance to the terms and conditions of the Lease.

2.
Tenant is not in default of its obligations under the Lease, is paying full rent stipulated therein with no offset, defense or claim of any kind and Tenant has not assigned, sublet, transferred or hypothecated its interest under the Lease.

3.
Landlord is not presently in default under any of the terms, covenants or provisions of the Lease, nor has any event occurred which with the passage of time and/or the giving of notice (if required by the Lease) would constitute an event of default under the Lease.

4.
Landlord has satisfactorily complied with all of the requirements and conditions precedent to the commencement of the term of the Lease as specified in said Lease, including, without limitation, completion of any required tenant improvements.  There are no unfunded tenant obligations of Landlord under the Lease.

5.	The initial Annual Basic Rent payable by Tenant under the Lease is set forth on Schedule B attached hereto.

6.	Except as provided in the Lease, there are no rent abatements or free rent periods now or in the future.

7.	No rent (including expense reimbursements), other than for the current month, has been paid more than one (1) month in advance.

8.	No security deposit has been paid by Tenant to Landlord under the Lease.

9.
The Lease is for a term expiring on September 27, 2019.  Tenant has options to renew the Lease as set forth in the Lease.  Tenant does not have any right to renew, extend or terminate the term of the Lease except as expressly provided in the Lease.

10.
Tenant hereby acknowledges that (i) the Lease is valid and enforceable in accordance with its terms against the Tenant, (ii) there have been no modifications or amendments to the Lease, (iii) the Lease and the Lease Supplements represent the entire agreement between the Landlord and the Tenant (subject to the terms of the Purchase Agreement), (iv) that it has no notice of prior assignments, hypothecation or pledge of rents or of the Lease except in connection with any prior financing by Landlord being repaid from the proceeds of the Loan, and (v) that notice of the assignment of Landlord’s interest in said Lease may be given by mail, at the Leased Premises, or as otherwise directed herein or in the Lease.

11.	A true and complete copy of the Lease (excluding the Lease Supplements) is attached hereto as Schedule C.

12.	The execution and delivery of this Certificate by Tenant does not require any consent, vote or approval which has not been given or taken.

13.	This Certificate may not be changed, waived or discharged orally, but only by an instrument in writing.

14.
Except as expressly provided in the Lease, there are no purchase options under the Lease or other agreements giving Tenant any rights or options to purchase the Leased Premises and/or improvements, or a part thereof, on which the space covered by the Lease is located.

15.	This Certificate shall be binding upon the Tenant and shall inure to the benefit of the respective successors and assigns of Landlord and Lender.

16.	This Certificate shall not have the effect of modifying any provision of the Lease.

17.	Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

This Certificate is executed and delivered by the undersigned with the knowledge that Lender will rely upon the statements and agreements contained herein in connection with the making of the Loan on the above-referenced real property and may rely hereon.  If the mortgage loan becomes the subject of a securitization, this Certificate may also be relied upon by the credit rating agency, if any, rating the securities collaterallized by the mortgage loan as well as any issuer of such securities, and any servicer and/or trustee acting in respect of such securitization.

DATED: as of September 27, 2004.

TENANT:

Witness:	BANK OF AMERICA, N.A.,
a national banking association

By:
Name:	Name:
Title:

Schedule A

Leased Premises

Schedule B

Annual Basic Rent

Schedule C

The Lease

EXHIBIT F

Form of Subtenant Non-Disturbance Agreement

[To be included Post Closing]

EXHIBIT G

Form of Separate Lease

[To be included Post Closing]

EXHIBIT H

Form of Contraction Assignment

Property Name:

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE ("Assignment"), is made as of the _____ day of _________, 2004, by BANK OF AMERICA, N.A., ("Assignor"), and [_________________________________], a [_______________________], ("Assignee").

RECITALS

A. Assignor is the holder of the tenant's interest under that certain lease by and between [____________________], as Landlord, and Assignor, as Tenant dated __________ (the "Lease") for a portion of the property located at ____________________________ and more particularly described in Exhibit "A" attached hereto.

B. Assignor desires to assign, transfer, sell and convey to Assignee, its leasehold interest in the Lease and Assignee desires to accept such assignment and assume all of Assignor's covenants and obligations under the Lease arising, accruing or to be performed from and after the date hereof.

AGREEMENT

NOW THEREFORE, for and in consideration of the foregoing, and other good and valuable consideration and the agreements set forth herein, Assignor and Assignee agree as follows:

1. Assignment. Assignor hereby assigns, transfers, sells and conveys to Assignee, its successors and assigns, all of Assignor's right, title and interest as tenant in and to the Lease.

2. Assumption. Assignee, for itself, its successors and assigns, hereby assumes and agrees to perform, undertake and be responsible for any and all covenants, agreements, obligations, duties and responsibilities and liabilities of Assignor under the Lease, arising, accruing or to be performed from and after the date hereof.

3. Indemnity by Assignor. Assignor agrees to indemnify, defend and hold Assignee harmless from any claim, liability, cost or expense (including without limitation reasonable attorney's fees and costs) arising out of any obligation or liability under the Lease that was to be performed by Assignor or that accrued or became due by Assignor on or before the date hereof.

4. Binding Effect. This Assignment shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns.

IN WITNESS WHEREOF, the Assignor and Assignee have caused this Assignment to be properly executed as of the day and year first above written.

BANK OF AMERICA, N.A.

By:____________________________
Name:
Title:

[____________________]
a [___________________]

By:____________________________
Name:
Title:

CONSENT OF LANDLORD

[If required under "Separate Lease"]

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, and hereby intending to be legally bound hereby, the undersigned [__________________________], being the holder of the Landlord's interest in, to and under the within described Lease, hereby consents to the within Assignment and Assumption of Lease, and releases Assignor of and from any liabilities or obligations under the said Lease first arising, accruing or to be performed from and after the date hereof.

[________________________________]

____

____

STATE OF ____________

COUNTY OF _________________

The foregoing instrument was acknowledged before me this _____ day of ______ ______, 2004, by __________________________ as Landlord under that certain Lease dated_______________________ and that he or she has personally appeared before me and is personally known to me or presented __________________ as identification.

____
Print Name: ________________________
Notary Public State and
Commission Number: _________________
My Commission Expires: ______________

STATE OF ____________

COUNTY OF ___________

The foregoing instrument was acknowledged before me this _____ day of _________, 2004, by ____________________ as ________ [______] of **Bank of America, N.A.,** on behalf of said association. He or she has personally appeared before me and is personally known to me or presented ________________________ as identification.

____
Print Name: ______________________
Notary Public State and
Commission Number: ______________
My Commission Expires: ____________

STATE OF ____________

COUNTY OF ________________

The foregoing instrument was acknowledged before me this _____ day of ______ ______, 2004, by _________________________ as ______________ of _________ ______, a ______________ He or she has personally appeared before me and is personally known to me or presented ______________________ as identification.

____
Print Name: ______________________
Notary Public State and
Commission Number: _______________
My Commission Expires: _____________

<u>EXHIBIT I</u>

Form of Contraction Sublease

[To be included Post Closing]

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SEP 30'04 14:37 FR WACHOVIA INT. 3367350954 TO 917043836205 P.02/07

WACHOVIA

VOID VOID VOID

OUR CREDIT NO.	ISSUE DATE	EXPIRY DATE	LETTER OF CREDIT AMOUNT
SM210268W	SEPTEMBER 30,2004	SEPTEMBER 30,2005	$7,000,000.00 USD

BENEFICIARY:

NAME: BANK OF AMERICA, N.A.
ADDRESS: 525 NORTH TRYON STREET
6TH FLOOR –
CORPORATE REAL ESTATE DEPT
NC1-023-03-03
CHARLOTTE, NC 28255
ATTN: PROPERTY SERVICES

APPLICANT:

NAME: FIRST STATES INVESTORS 5200, LLC
ADDRESS: 680 OLD YORK ROAD
JENKINTOWN, PA 19046

DEAR BENEFICIARY:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR AS BENEFICIARY, IN THE LETTER OF CREDIT AMOUNT SET FORTH ABOVE (AS THE SAME MAY BE REDUCED FROM TIME TO TIME AS PROVIDED BELOW) WHICH IS AVAILABLE BY PAYMENT AGAINST THE FOLLOWING DOCUMENTS:

1. THE BENEFICIARY'S DRAFT(S) DRAWN ON US AT SIGHT, DULY ENDORSED ON THE REVERSE SIDE THEREOF, AND BEARING THE CLAUSE: "DRAWN UNDER WACHOVIA BANK, NATIONAL ASSOCIATION STANDBY LETTER OF CREDIT NUMBER SM210268W."

2. A TYPEWRITTEN STATEMENT, PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY STATING THEREIN ONE OR THE OTHER OF THE FOLLOWING STATEMENTS:

"A LANDLORD DEFAULT HAS OCCURRED UNDER THE MASTER LEASE AGREEMENT DATED OCTOBER 1, 2004, BETWEEN FIRST STATES INVESTORS 5200, LLC, AS LANDLORD (THE "LANDLORD"), AND BANK OF AMERICA, N.A., AS TENANT (THE "TENANT"), BY REASON OF WHICH EVENT OF DEFAULT THE TENANT IS ENTITLED TO IMMEDIATE

CONTINUED ON NEXT PAGE WHICH FORMS AN INTEGRAL PART OF THIS LETTER OF CREDIT

0000 (0904) REV. 01

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SEP 30'04 14:38 FR WACHOVIA INT. 3367350954 TO 917043836205 P.03/07

WACHOVIA

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SM210268W, PG NO. 2

PAYMENT IN CASH OF THE AMOUNT OF USD (SUPPLY AMOUNT), WHICH IS THE AMOUNT OF THE SITE DRAFT THAT ACCOMPANIES THIS WRITTEN STATEMENT AND THE UNDERSIGNED IS THEREFORE

ENTITLED TO DEMAND, AND DOES HEREBY DEMAND, PAYMENT OF SUCH AMOUNT UNDER WACHOVIA BANK, NATIONAL ASSOCIATION STANDBY LETTER OF CREDIT NUMBER SM210268W"

OR

"THE UNDERSIGNED HAS BEEN NOTIFIED BY WACHOVIA BANK, NATIONAL ASSOCIATION THAT IT HAS ELECTED NOT TO EXTEND ITS LETTER OF CREDIT SM210268W AND THE UNDERSIGNED IS THEREFORE ENTITLED TO DEMAND AND DOES HEREBY DEMAND PAYMENT OF THE FULL STATED AMOUNT OF SUCH LETTER OF CREDIT."

3. THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENTS, IF ANY, FOR OUR ENDORSEMENT. (IF YOUR DEMAND REPRESENTS A PARTIAL DRAWING HEREUNDER, WE WILL ENDORSE THE ORIGINAL CREDIT AND RETURN SAME TO YOU FOR POSSIBLE FUTURE CLAIMS. IF, HOWEVER, YOUR DEMAND REPRESENTS A FULL DRAWING OR IF SUCH DRAWING IS PRESENTED ON THE DAY OF THE RELEVANT EXPIRATION DATE HEREOF, WE WILL HOLD THE ORIGINAL FOR OUR FILES AND REMOVE SAME FROM CIRCULATION.)

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT WRITTEN AMENDMENT FOR ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRY DATE UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO SUCH EXPIRATION DATE, WE SEND THE BENEFICIARY NOTICE IN WRITING THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT BEYOND THE INITIAL EXPIRY DATE OR ANY EXTENDED DATE THEREOF. HOWEVER, THIS STANDBY LETTER OF CREDIT SHALL NOT BE EXTENDED BEYOND 09/30/06 WHICH WILL BE CONSIDERED THE FINAL EXPIRATION DATE. ANY REFERENCE TO A FINAL EXPIRATION DATE DOES NOT IMPLY THAT WACHOVIA BANK, NATIONAL ASSOCIATION IS OBLIGATED TO EXTEND THIS CREDIT BEYOND THE INITIAL EXPIRY DATE OR ANY EXTENDED DATE THEREOF.

WE ENGAGE WITH YOU THAT ALL DOCUMENTS PRESENTED IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED BY US IF DELIVERED TO WACHOVIA BANK AT ITS OFFICE AT 401 LINDEN STREET, WINSTON-SALEM, NC 27101, PRIOR TO 5 P.M. ON OR BEFORE THE EXPIRATION DATE HEREOF.

CONTINUED ON NEXT PAGE WHICH FORMS AN INTEGRAL PART OF THIS LETTER OF CREDIT

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SEP 30'04 14:39 FR WACHOVIA INT. 3367350954 TO 917043836205 P.04/07

WACHOVIA

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SM210268W PAGE NO. 3

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN THIS LETTER OF CREDIT IS SUBJECT TO THE "UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS" (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO.500.

ALL INQUIRIES REGARDING THIS CREDIT SHOULD BE DIRECTED TO US AT OUR PHONE NUMBER 1-800-776-3862.

WACHOVIA BANK, NATIONAL ASSOCIATION

AUTHORIZED SIGNATURE

REV. 01

Schedule 1
Annual Basic Rent Factor Table

Lease Year	Annual Basic Rent Factor	Increase Factor
1	$9.17	n/a
2 - 5	$6.72	n/a
6 - 10	$6.82	1.015
11 - 15	$6.93	1.015
16 – 20	$7.62	1.1
21 - 25	$8.00	1.05
26 - 30	$8.40	1.05
31 - 35	$8.82	1.05
36 - 40	$9.26	1.05
41 - 45	$9.72	1.05
46 - 50	$10.21	1.05

NOTE:  At Closing and again, if necessary, following Landlord’s re-measurement of the Buildings pursuant to the Measurement Standard, Landlord and Tenant shall re-calculate the Annual Basic Rent Factor as the annual rental rate, per square foot of Net Rentable Area, calculated as the quotient of (i) the aggregate of the Property Amounts for all Properties subject to this Lease, divided by (ii) the aggregate Net Rentable Area of the Leased Premises.

As used herein, “Property Amount” shall mean, for each Property subject to this Lease, the product of (i) the Agreed Upon Purchase Price for such Property, multiplied by (ii) 0.08549, multiplied by (iii) the Occupancy Percentage of such Property.

At Closing and again, if necessary, following Landlord’s re-measurement of the Buildings pursuant to the Measurement Standard, Tenant agrees that Tenant’s Aggregate Occupancy Percentage (as defined in the Purchase Agreement) shall not be less than sixty-one & 8/10 percent (61.8%).

SCHEDULE 3 TO MASTER LEASE

DESCRIPTION OF ENVIRONMENTAL INFORMATION

As defined in the Lease, “Environmental Information” shall mean and include the following Phase I Environmental Site Assessments, together with all analytical results, tables, appendices, supplements and addenda referenced therein and relating thereto, and also including any and all follow-on Phase II and other investigations and reports actually performed in connection with the enumerated Environmental Site Assessments:

1.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 250 S. Broad Street, P.O. Box 2557, Batesville, AR 72503.

2.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 808 S Walton Blvd, Bentonville, AR 72712.

3.	Phase I Environmental Site Assessment prepared by EMG dated September 24, 2004 for the properties located at 511 Church Street, Jonesboro, AZ 72401.

4.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 410 S. Main, Jonesboro, AK 72401.

5.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 650 South Street, Mountain Home, AR 72653.

6.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 19022 R.H. Johnson Blvd, Sun City, AZ 85375.

7.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 1082 Highway 4, Arnold, CA 95223.

8.	Phase I Environmental Site Assessment prepared by EMG dated June 22, 2004 for the properties located at 1200 Fairmont Dr., San Leandro, CA 94578.

9.	Phase I Environmental Site Assessment prepared by EMG dated June 23, 2004 for the properties located at 400 El Camino Real, Burlingame, CA 94010.

10.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 22004 Sherman Way, Canoga Park, CA 91303.

11.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 2800 Oswell Street, Bakersfield, CA 93306.

12.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 240 East Tulare Street, Dinuba, CA 93618.

13.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 4445 East Tulare Street, Fresno, CA 93702.

14.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 2900 El Camino Real, Santa Clara, CA 95051.

15.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 334 F Street, Eureka, CA 95501.

16.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 403 East Bidwell Street, Folsom, CA 95630.

17.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 228 North Main Street, Fort Bragg, CA 95437.

18.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 180 North Redington St., Hanford, CA 93230.

19.	Phase I Environmental Site Assessment prepared by EMG dated June 22, 2004 for the properties located at 502 Healdsburg Avenue, Healdsburg, CA 95448.

20.	Phase I Environmental Site Assessment prepared by EMG dated June 23, 2004 for the properties located at 1687 East FL Avenue, Hemet, CA 92343.

21.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 1300 Hilltop Drive, Redding, CA 96003.

22.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 730 West Lancaster Blvd., Lancaster, CA 93534.

23.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 338 West D Street, Lemoore, CA 93245.

24.	Phase I Environmental Site Assessment prepared by EMG dated June 23, 2004 for the properties located at 503 West Benjamin Holt Dr., Stockton, CA 95207.

25.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 1748 Railroad Ave., Livermore, CA 94550.

26.	Phase I Environmental Site Assessment prepared by EMG dated June 27, 2004 for the properties located at 619 E Street, Marysville, CA 95901.

27.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 4103 South Western Avenue, Los Angeles, CA 90062.

28.	Phase I Environmental Site Assessment prepared by EMG dated June 23, 2004 for the properties located at 2701 Mission Street, San Francisco, CA 94110.

29.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 2320 Honolulu Avenue, Montrose, CA 91020.

30.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 910 North Mountain Ave., Ontario, CA 91762.

31.	Phase I Environmental Site Assessment prepared by EMG dated June 29, 2004 for the properties located at 8890 Greenback Lane, Orangevale, CA 95662.

32.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 1820 Oro Dam Boulevard, Oroville, CA 95965.

33.	Phase I Environmental Site Assessment prepared by EMG dated June 22, 2004 for the properties located at 200 Kenetucky Street, Petaluma, CA 94952.

34.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 337 Main Street, Pleasanton, CA 94566.

35.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 345 North Main Street, Porterville, CA 93257.

36.	Phase I Environmental Site Assessment prepared by EMG dated June 27, 2004 for the properties located at 936 G Street, Reedley, CA 93654.

37.	Phase I Environmental Site Assessment prepared by EMG dated June 22, 2004 for the properties located at 18120 Sherman Way, Reseda, CA 91335.

38.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 101 West Ridgecrest Blvd., Ridgecrest, CA 93555.

39.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 1451 Fremont Boulevard, Seaside, CA 93955.

40.	Phase I Environmental Site Assessment prepared by EMG dated June 23, 2004 for the properties located at 14701 Ventura Boulevard, Sherman Oaks, CA 91403.

41.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 5700 South Vermont Avenue, Los Angeles, CA 90037.

42.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 1001 Adams St., St. Helena, CA 94574.

43.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 407 North Wilson Way, Stockton, CA 95205.

44.	Phase I Environmental Site Assessment prepared by EMG dated June 27, 2004 for the properties located at 921 East Arques Avenue, Sunnyvale, CA 94086.

45.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 50 N. Gay St., Susanville, CA 96130.

46.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 4123 West Olive Avenue, Burbank, CA 91505.

47.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 501 East Main Street, Turlock, CA 95380.

48.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 150 Parker St., Vacaville, CA 95688.

49.	Phase I Environmental Site Assessment prepared by EMG dated June 23, 2004 for the properties located at 3810 South Santa Fe Ave., Vernon, CA 90058.

50.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 11501 Santa Monica Blvd., West Los Angeles, CA 90025.

51.	Phase I Environmental Site Assessment prepared by EMG dated June 23, 2004 for the properties located at 1245 Lincoln Avenue, San Jose, CA 95125.

52.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 50 West Main Street, Woodland, CA 95695.

53.	Phase I Environmental Site Assessment prepared by EMG dated June 23, 2004 for the properties located at 70 Batterson Park Rd., Farmington, CT 06032.

54.	Phase I Environmental Site Assessment prepared by EMG dated June 22, 2004 for the properties located at 70 Farmington Ave., Hartford, CT 06105.

55.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 240 Greenwich Ave., Greenwich, CT 06830.

56.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 777 Main St., Hartford, CT 06115.

57.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 100 Park Lane Rd., New Milford, CT 06776.

58.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 48 Wall St., Norwalk, CT 06852.

59.	Phase I Environmental Site Assessment prepared by EMG dated June 23, 2004 for the properties located at 300 North Wakefield Dr., Newark, DE 19702.

60.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 6160 14th Street, West, Bradenton, FL 34207.

61.	Phase I Environmental Site Assessment prepared by EMG dated June 23, 2004 for the properties located at 5000 Biscayne Boulevard, Miami, FL 33147.

62.	Phase I Environmental Site Assessment prepared by EMG dated June 29, 2004 for the properties located at 125 Indian Rocks Rd., Bellaire, FL 33770.

63.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 131 South Pear Street, Blountstown, FL 32424.

64.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 23081 Harborview Road, Charlotte Harbor, FL 33980.

65.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 430 Brevard Avenue, Cocoa, FL 32922.

66.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 3600 N Federal Hwy., Ft. Lauderdale, FL 33308.

67.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 450 SE Hwy 19, Crystal River, FL 34423.

68.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 1025 International Speedway Blvd., Daytona Beach, FL 32114.

69.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 909 Del Prado Boulevard, Cape Coral, FL 33922.

70.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 2600 East Bay Drive, Largo, FL 33770.

71.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 100 North Bay St., Eustis, FL 32726.

72.	Phase I Environmental Site Assessment prepared by EMG dated June 27, 2004 for the properties located at 2525 Estero Boulevard, Ft. Myers Beach, FL 33931.

73.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 189 Eglin Parkway, NE., Ft. Walton Beach, FL 32548.

74.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 6525 South Tamiami Trail, Sarasota, FL 34231.

75.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 850 Homestead Blvd., Homestead, FL 33030.

76.	Phase I Environmental Site Assessment prepared by EMG dated June 29, 2004 for the properties located at 12046 Indian Rocks Road, Largo, FL 33770.

77.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 940 West Main Street, Inverness, FL 34450.

78.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 8190 West Sunrise Blvd., Plantation, FL 33322.

79.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 3927 Hwy 4., Jay, FL 32565.

80.	Phase I Environmental Site Assessment prepared by EMG dated June 22, 2004 for the properties located at 164 W. Madison Street, Lake City, FL 32055.

81.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at One North First Street, Lake Wales, FL 33853.

82.	Phase I Environmental Site Assessment prepared by EMG dated June 23, 2004 for the properties located at 201 S. Ohio Ave., Live Oak, FL 32060.

83.	Phase I Environmental Site Assessment prepared by EMG dated June 22, 2004 for the properties located at 390 West Highway 434, Longwood, FL 32750.

84.	Phase I Environmental Site Assessment prepared by EMG dated June 23, 2004 for the properties located at 9499 Northeast 2nd Avenue, Miami Shores, FL 33138.

85.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 9190 Biscayne Blvd., Miami Shores, FL 33138.

86.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 7760 W. Flagler Street, Miami, FL 33144.

87.	Phase I Environmental Site Assessment prepared by EMG dated June 22, 2004 for the properties located at 620 S. Hwy 19., Palatka, FL 32177.

88.	Phase I Environmental Site Assessment prepared by EMG dated June 29, 2004 for the properties located at 5701 Village Blvd., West Palm Beach, FL 33407.

89.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 7001 West Broward Boulevard, Plantation, FL 33317.

90.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 5001 South Florida Avenue, Lakeland, FL 33803.

91.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 7500 Gulf Blvd., St. Petersburg, FL 33706.

92.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 116 South Pinellas Avenue, Tarpon Springs, FL 34688.

93.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 92200 Over Seas Hwy., Tavernier, FL 33070.

94.	Phase I Environmental Site Assessment prepared by EMG dated June 29, 2004 for the properties located at 4526 US Hwy 19, New Port Richey, FL 34652.

95.	Phase I Environmental Site Assessment prepared by EMG dated 28, 2004 for the properties located at 9223 Cortez Blvd., Weekiwachee, FL 34613.

96.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 4311 Manatee Ave. West, Bradenton, FL 34209.

97.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 500 Northlake Drive, Aberdeen Village Center, Peachtree City, GA 30303.

98.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 163 Clairmont Avenue, Decatur, GA 30030.

99.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 215 West Jackson Street, Dublin, GA 31021.

100.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 2818 East Point Street, East Point, GA 30344.

101.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 155 E. Central Ave., Fitzgerald, GA 31750.

102.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 241 E. Howell St., Hartwell, GA 30643.

103.	Phase I Environmental Site Assessment prepared by EMG dated September 1, 2004 for the properties located at 1005 Northside Drive, Perry, GA 31069.

104.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 204 W. Cherry Street, Jesup, GA 31545.

105.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 17-23 Greenville Street, Newnan, GA 30263.

106.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 1314 N. 38th., Kansas City, KS 66102.

107.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 1025 -1075 Main (Blds I & II)., Waltham, MA 02451.

108.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 46 Pleasant St., Malden, MA 02148.

109.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 200 Exchange St., Malden, MA 02140.

110.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 700 Pleasant St., New Bedford, MA 02740.

111.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 36 N. Washington Street, P. O. Box 630, Easton, MD 21601.

112.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 7950 New Hampshire Avenue, Langley Park, MD 20783.

113.	Phase I Environmental Site Assessment prepared by EMG dated June 11, 2004 for the properties located at 32 West Pennsylvania Avenue, Towson, MD 21204.

114.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 2601 University Boulevard, Wheaton, MD 20902.

115.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 178 Court St., Auburn, ME 04210.

116.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 80 Exchange St., Bangor, ME 04401.

117.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 65 Gannett Dr., South Portland, ME 04106.

118.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 15115 Manchester Road, Ballwin, MO 63011.

119.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 1818 East North Avenue, Belton, MO 64012.

120.	Phase I Environmental Site Assessment prepared by EMG dated June 22, 2004 for the properties located at 102 E. Arrow St., PO Box 10, Marshall, MO 65340.

121.	Phase I Environmental Site Assessment prepared by EMG dated June 23, 2004 for the properties located at Highway 160 & Main St., Forsyth, MO 65653.

122.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at #1 Front Street, Troy, MO 63379.

123.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 4041 Lynn Court Drive, Independence, MO 64055.

124.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 2001 NE 46th Street, Kansas City, MO 64116.

125.	Phase I Environmental Site Assessment prepared by EMG dated June 23, 2004 for the properties located at 8550 Holmes Rd., Kansas City, MO 64131.

126.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 311 S. Main, O'Fallon, MO 63366.

127.	Phase I Environmental Site Assessment prepared by EMG dated June 22, 2004 for the properties located at 331 Westport Road, Kansas City, MO 64111.

128.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 901 West Trade Street, Charlotte, NC 28202.

129.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 707 North Main Street, Hendersonville, NC 28739.

130.	2 Phase I Environmental Site Assessment prepared by EMG dated June 21, 2004 for the properties located at 20 Central Sq., Keene, NH 03431.

131.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 143-157 Main St., Nashua, NH 03060.

132.	Phase I Environmental Site Assessment prepared by EMG dated June 22, 2004 for the properties located at 3 Pleasant St., Portsmouth, NH 03801.

133.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 3109 Bergenline Ave., Union City, NJ 07087.

134.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 639 Rte 18 & Arthur St., East Brunswick, NJ 08816.

135.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 40 Beechwood Rd., Summit, NJ 07901.

136.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 209-215 Bellevue Ave., Hammonton, NJ 08037.

137.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 301 Carnegie Ctr., Princeton, NJ 08543.

138.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at Central Ave & Rte 46., Teterboro, NJ 07608.

139.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 150 Chambers Bridge Rd., Brick, NJ 08723.

140.	Phase I Environmental Site Assessment prepared by EMG dated June 16, 2004 for the properties located at 591 Cranbury Rd., East Brunswick, NJ 08816.

141.	Phase I Environmental Site Assessment prepared by EMG dated June 29, 2004 for the properties located at 54 East Ridgewood Ave., Ridgewood, NJ 07450.

142.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 207-209 Hackensack St., Wood Ridge, NJ 07075.

143.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 4 Hunter St., Lodi, NJ 07644.

144.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 3670 Hwy 9, Freehold, NJ 07728.

145.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at Main & Corliss, Allenhurst, NJ 08046.

146.	Phase I Environmental Site Assessment prepared by EMG dated June 29, 2004 for the properties located at 276 Main St., Orange, NJ 07050.

147.	Phase I Environmental Site Assessment prepared by EMG dated June 27, 2004 for the properties located at 161 Maplewood Ave., Maplewood, NJ 07040.

148.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 90 Nassau St., Princeton, NJ 08542.

149.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 601, 607-609 N Wood Ave., Linden, NJ 07036.

150.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 395 State Rte 70, Lakewood, NJ 08701.

151.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 243 Rte 130, Bordentown, NJ 08505.

152.	Phase I Environmental Site Assessment prepared by EMG dated June 27, 2004 for the properties located at 1125 Rte 22 West, Bridgewater, NJ 08807.

153.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 4900 Rte 70., Pennsauken, NJ 08109.

154.	Phase I Environmental Site Assessment prepared by EMG dated June 23, 2004 for the properties located at 263 Rts 202/31, Flemington, NJ 08822.

155.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 8 South Orange Ave., South Orange, NJ 07079.

156.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 35 South Washington Ave., Bergenfield, NJ 07621.

157.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 367 Springfield Ave., Summit, NJ 07901.

158.	Phase I Environmental Site Assessment prepared by EMG dated June 16, 2004 for the properties located at 296 Summerhill Rd., Spotswood, NJ 08884.

159.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 1501 Tilton Rd., Northfield, NJ 08225.

160.	Phase I Environmental Site Assessment prepared by EMG dated June 23, 2004 for the properties located at 250 W. Amador, Las Cruces, NM 88001.

161.	Phase I Environmental Site Assessment prepared by EMG dated June 23, 2004 for the properties located at 250-B W. Amador, Las Cruces, NM 88001.

162.	Phase I Environmental Site Assessment prepared by EMG dated June 23, 2004 for the properties located at 1233 S. 2nd Street, Raton, NM 87740.

163.	Phase I Environmental Site Assessment prepared by EMG dated June 23, 2004 for the properties located at 130 Park Avenue, Raton, NM 87740.

164.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 1234 St. Michael's Drive, Santa Fe, NM 87501.

165.	Phase I Environmental Site Assessment prepared by EMG dated September 1, 2004 for the properties located at 4101 E. Charleston Blvd., Las Vegas, NV 89104.

166.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 895 S. 21st Street, Sparks, NV 89431.

167.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 91-16 168 Street, Jamaica, NY 11432.

168.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 3330 Park Ave., Wantagh, NY 11793.

169.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 575 Broadway, Albany, NY 12207.

170.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 79 Main St., Port Washington, NY 11050.

171.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 600 Broadhollow Rd., Melville, NY 11747.

172.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 300 Broadhollow Road, Melville, NY 11747.

173.	Phase I Environmental Site Assessment prepared by EMG dated September 24, 2004 for the properties located at 17 Cutter Mill Rd., Great Neck, NY 11021.

174.	Phase I Environmental Site Assessment prepared by EMG dated June 23, 2004 for the properties located at One East Ave., Rochester, NY 14638.

175.	Phase I Environmental Site Assessment prepared by EMG dated June 30, 2004 for the properties located at 52 East Park Ave., Long Beach, NY 11561.

176.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 560 Main St., Buffalo, NY 14202.

177.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 268 Genesee/Court St., Utica, NY 13502.

178.	Phase I Environmental Site Assessment prepared by EMG dated June 23, 2004 for the properties located at 120 Genesee St., Auburn, NY 13021.

179.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 2300 Grand Ave., Baldwin, NY 11510.

180.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 15 Hempstead Gardens Dr., West Hempstead, NY 11552.

181.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 269 Hempstead Ave., Malverne, NY 11565.

182.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 60 Hempstead Ave., West Hempstead, NY 11552.

183.	Phase I Environmental Site Assessment prepared by EMG dated June 30, 2004 for the properties located at 2310 Hempstead Tpke., East Meadow, NY 11554.

184.	Phase I Environmental Site Assessment prepared by EMG dated June 23, 2004 for the properties located at 3161 Hempstead Tpke., Levittown, NY 11756.

185.	Phase I Environmental Site Assessment prepared by EMG dated September 24, 2004 for the properties located at Eight Irma Ave., Port Washington, NY 11050.

186.	Phase I Environmental Site Assessment prepared by EMG dated September 1, 2004 for the properties located at 49 James St., Albany, NY 12201.

187.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 20 Jerusalem Ave., Hicksville, NY 11802.

188.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 200 Liberty Plaza, Rome, NY 13440.

189.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 15 Merrick Ave., Merrick, NY 11566.

190.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 10 Middle Neck Rd., Great Neck, NY 11021.

191.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 500 East Genesee St., Syracuse, NY 13214.

192.	Phase I Environmental Site Assessment prepared by EMG dated June 21, 2004 for the properties located at 500 State St., Schenectady, NY 12305.

193.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 69 State St., Albany, NY 12201.

194.	Phase I Environmental Site Assessment prepared by EMG dated September 1, 2004 for the properties located at 63 State St., Albany, NY 12205.

195.	Phase I Environmental Site Assessment prepared by EMG dated June 23, 2004 for the properties located at 418 Third St, Suite 101., Niagara Falls, NY 14301.

196.	Phase I Environmental Site Assessment prepared by EMG dated June 22, 2004 for the properties located at 2970 Transit Rd., West Seneca, NY 14224.

197.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 1800 S Elm Place, Broken Arrow, OK 74012.

198.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 1801 N. Hwy 66, Catoosa, OK 74015.

199.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 300 W. Randolf, Enid, OK 73701.

200.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 5613 N. May Avenue, Oklahoma City, OK 73112.

201.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 205 E. Pine, Tulsa, OK 74106.

202.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 10801 E. 31st Street, Tulsa, OK 74147.

203.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 5051 S. Lewis, Tulsa, OK 74105.

204.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 735 SE 6th Street, Grants Pass, OR 97526.

205.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 200 East Powell Blvd., Gresham, OR 97030.

206.	Phase I Environmental Site Assessment prepared by EMG dated June 27, 2004 for the properties located at 10120 NE Sandy Blvd., Portland, OR 97220.

207.	Phase I Environmental Site Assessment prepared by EMG dated August 3, 2004 for the properties located at 552 S. 6th St., Redmond, OR 97756.

208.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 550 Blair Mill Rd., Horsham, PA 19044.

209.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 9501 Bustleton Ave., Philadelphia, PA 19115.

210.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 6 East Trenton Ave., Morrisville, PA 19067.

211.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 6425 Rising Sun Ave., Philadelphia, PA 19111.

212.	Phase I Environmental Site Assessment prepared by EMG dated August 4, 2004 for the properties located at 1000 Sandy Hill Rd., Norristown, PA 19401-4181.

213.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 200 Tournament Dr., Horsham, PA 19044.

214.	Phase I Environmental Site Assessment prepared by EMG dated June 23, 2004 for the properties located at 125 Dupont Dr., Providence, RI 02907.

215.	Phase I Environmental Site Assessment prepared by EMG dated June, 2004 for the properties located at 50 Jordan St., East Providence, RI 02915.

216.	Phase I Environmental Site Assessment prepared by EMG dated June 23, 2004 for the properties located at 6725 Post Rd., North Kingstown, RI 02852.

217.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 265 South Irby Street, Florence, SC 29501.

218.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 323 Main Street, Greenwood, SC 29646.

219.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 59 Pope Avenue, Hilton Head, SC 29928.

220.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 222 East Main Street, Rock Hill, SC 29730.

221.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 295 East Main Street, Spartanburg, SC 29302.

222.	Phase I Environmental Site Assessment prepared by EMG dated June 22, 2004 for the properties located at 215 Legion Street, Clarksville, TN 37040.

223.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 200 West 7th Street, Columbia, TN 38401.

224.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 1201 North Eastman Road, Kingsport, TN 37664.

225.	Phase I Environmental Site Assessment prepared by EMG dated June 22, 2004 for the properties located at 120 West Main Street, Lebanon, TN 37087.

226.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 795 Main Street West, Oak Ridge, TN 37830.

227.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 2634 Liberty, Beaumont, TX 77702-1935.

228.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 600 East Camp Wisdom, Duncanville, TX 75116-2799.

229.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 111 Rayburn, San Antonio, TX 78221-1336.

230.	Phase I Environmental Site Assessment prepared by EMG dated August 13, 2004 for the properties located at 1308 Boston, Nederland, TX 77627.

231.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 11714 Perrin Beitel, San Antonio, TX 78233.

232.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 100 N. Cuyler, Pampa, TX 79065.

233.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 301 N. Cuyler, Pampa, TX 79065.

234.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 7900 Shoal Creek, Austin, TX 78703.

235.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 11025 FM 1960 W., Houston, TX 77065.

236.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 220 East Main Street, Uvalde, TX 78801-5639.

237.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 2733 Midwestern Parkway, Wichita Falls, TX 76308.

238.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 271 West Main Street, Abingdon, VA 24210.

239.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 6315 Backlick Road, Springfield, VA 22150.

240.	Phase I Environmental Site Assessment prepared by EMG dated June 24, 2004 for the properties located at 2030 Coliseum Drive, #A., Hampton, VA 23666.

241.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 10440 Main Street, Fairfax, VA 22030.

242.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 113 West Main Street, Orange, VA 22960.

243.	Phase I Environmental Site Assessment prepared by EMG dated June 23, 2004 for the properties located at 6025 Providence Road, Virginia Beach, VA 23464.

244.	Phase I Environmental Site Assessment prepared by EMG dated June 17, 2004 for the properties located at 2601 West Broad Street, Richmond, VA 23220.

245.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 2010 NW Market Street, Seattle, WA 98107.

246.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 528 NE 4th Ave., Camas, WA 98607.

247.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 748 6th St., Clarkston, WA 99403.

248.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 306 Main St., Edmonds, WA 98020.

249.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 404 E. 85th Street, Seattle, WA 98103.

250.	Phase I Environmental Site Assessment prepared by EMG dated June 26, 2004 for the properties located at 2764 1st Ave S., Seattle, WA 98134.

251.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 3420 W. Kennewick Ave., Kennewick, WA 99336.

252.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 700 Front St., Lynden, WA 98264.

253.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 734 Water Street, Port Townsend, WA 98368.

254.	Phase I Environmental Site Assessment prepared by EMG dated June 25, 2004 for the properties located at 500 Central Ave S., Quincy, WA 98848.

255.	Phase I Environmental Site Assessment prepared by EMG dated June 29, 2004 for the properties located at 114 S. Sequim Ave., Sequim, WA 98382.

256.	Phase I Environmental Site Assessment prepared by EMG dated June 28, 2004 for the properties located at 30 S. Wenatchee Ave., Wenatchee, WA 98801.

Schedule 4 to Master Lease Agreement - BAC Artwork

Serial#	Part#	Title	Artist	Floor	Dept	Contact	Space	Installed

CAMON-400 – Montrose
34042		No Title	Unk-Unknown,	1		Rebecca 818-542-6715	Open	03-Mar-04
40966		Triangle Pattern Quilt	Unk-USA,		Branch 223	Rebecca 818-542-6715	Open	29-Jan-04
42036		Studio Rodeo #3	Holder, Ken	1	223	Rebecca 818-542-6715	behind teller	29-Oct-03
42037		Studio Rodeo #8	Holder, Ken	1	223	Rebecca 818-542-6715	behind teller	29-Oct-03
42038		Studio Rodeo #9	Holder, Ken	1	223	Rebecca 818-542-6715	behind teller	29-Oct-03
42943		A Man In An Oasis	Sweet, Paula	1	223	Rebecca 818-542-6715	open	29-Oct-03
44507		Rimrock #1	Brach, Paul		Branch 223	Rebecca 818-542-6715	Open	29-Jan-04
44508		Rimrock #2	Brach, Paul		Branch 223	Rebecca 818-542-6715	Open	29-Jan-04
44519		Magsud	Morphesis, James		Branch 223	Rebecca 818-542-6715	Open	29-Jan-04
81068		Aucologen	Gura, Kathy		Branch 223	Rebecca 818-542-6715	Open	29-Jan-04
82504		Quadrant I (1 of 4 In "Quadrant Series")	Sturman, Eugene	1	223	Rebecca 818-542-6715	back entrance	29-Oct-03
82507		Quadrant IV (4 of 4 In "Quadrant Series")	Sturman, Eugene	1	223	Rebecca 818-542-6715	back entrance	29-Oct-03

CATOLL000 - Toluca Lake
40255		Concentrum	Inukai,	1	411	LINDA VAN DUYER, 592-8918	BEHIND TELLR LN-OPEN AREA	01-Jul-94
40722		Black Diamond With Gems	Torreano, John	1	411	LINDA VAN DYER, 592-8918	OPEN AREA	01-Apr-94
40723		Yellow Diamond With Gems	Torreano, John	1	411	LINDA VAN DYER, 592-8918	OPEN AREA	01-Apr-94
40724		White Diamond With Gems	Torreano, John	1	411	LINDA VAN DYER, 592-8918	OPEN AREA	01-Apr-94
40876		Andy Mouse (2 of 4 In Series)	Haring & Warhol, Keith Haring	1	411	LINDA VAN DYER, 592-8918	OPEN AREA	01-Apr-94
42004		Spun For James Kirsh	Francis, Sam	1	411	LINDA VAN DYER, 592-8918	OPEN AREA	01-Apr-94
42559		Kalenderblatt	Stroud, Peter	1	411	LINDA VAN DUYER, 592-8918	BEHIND TELLR LN-OPEN AREA	01-Jul-94
42582		Spontaneous/Non-Spontaneous Discrimination	Paolozzi, Eduardo	1	411	LINDA VAN DUYER, 592-8918	BEHIND TELLR LN-OPEN AREA	01-Jul-94

CAWESL100 - West Los Angeles Branch
34093		Freeze Frame VI California Suite	Vaccarino, Robin	1	Branch	Aaron Young 310-996-7800	Open	27-Apr-04
34094		Freeze Frame II California Suite	Vaccarino, Robin	1	Branch	Aaron Young 310-996-7800	Open	27-Apr-04
34095		Freeze Frame V California Suite	Vaccarino, Robin	1	Branch	Aaron Young 310-996-7800	Open	27-Apr-04
34096		Freeze Frame III	Vaccarino, Robin	1	Branch	Aaron Young 310-996-7800	Open	27-Apr-04
34097		Freeze Frame I	Vaccarino, Robin	1	Branch	Aaron Young 310-996-7800	Open	27-Apr-04
40041		Zeppelin Island	Crutchfield, William	1	Branch	Aaron Young 310-996-7800	Near merchant teller	27-Apr-04
40099		Untitled/Paper Clip	Smith, Richard	1	Branch	Aaron Young 310-996-7800	Behind teller	27-Apr-04
40100		Untitled/Paper Clip	Smith, Richard	1	Branch	Aaron Young 310-996-7800	Behind teller	27-Apr-04

Schedule 4 to Master Lease Agreement - BAC Artwork
Serial#	Part#	Title	Artist	Floor	Dept	Contact	Space	Installed

80894		Bel Air Suite (1 of 3 In Set)	Tillyer, William	1	Branch	Aaron Young 310-996-7800	Deposit area	27-Apr-04
80895		Bel Air Suite (2 of 3 In Set)	Tillyer, William	1	Branch	Aaron Young 310-996-7800	Deposit area	27-Apr-04
80896		Bel Air Suite (3 of 3 In Set)	Tillyer, William	1	Branch	Aaron Young 310-996-7800	Deposit area	27-Apr-04

MOBAL-000 - Ballwin Facility
38298		Log Cabin, Manchester, MO	Molloy, John	1		Lisa Lieb 314-466-6048	banking center	11-Jul-02
38299		Lyceum Building	Molloy, John	1		Lisa Lieb 314-466-6048	banking center	11-Jul-02
38300		Union Station Entrance	Molloy, John	1		Lisa Lieb 314-466-6048	banking center	11-Jul-02
38301		Ballwin Farm	Molloy, John	1		Lisa Lieb 314-466-6048	banking center	11-Jul-02

MOBEL-000 - Belton Facility
36109		Abilene	McCain, Buckshot Frederick	1		Steven Srader 816-979-4690	Lobby	04-Apr-03

NCGATC076 - Gateway Center – Charlotte
52469		Twist	Tinsley, Barry	0		Becky Hannum 704-388-3104	courtyard-on pole	03-Dec-02
		Family (Mother, Father, Child				Becky Hannum 704-388-3104	exterior courtyard

NMSANF076 - Santa Fe–Main Facility
10684		Supply Wagon	Bodelson, Dan	1		Debbra Colman	vault
10685		Indian Chief w/Tomahawk	Scholder, Fritz	2			office	06-Nov-00
10686		The Seven Ten Out of Douglas	Shufelt, Robert	1		Enid Cherry, JLL Albuq 505 282 3207	Hallway
10687		Autumn Shadows	Rice, Ramon	1		Enid Cherry , JLL ALB 505 282 3200	cred dept
10688		(Pueblo Scene)	Anderson, Ray	1		Enid Cherry, JLL ALB 5050 282 3200
10689		(Red Oxide Skip Over Desert)	Sisson, Lawrence	2		Enid Cherrry Jll Albuq 505 282 3702	board room
10690		Bargain on the Plaza, Santa Fe 1840	Waterhouse, Col. Charles	1		Brandy Wilson, JLL, 505 282 3203	lobby
10691		Santuario de Guadalupe - Early 1830's	Eubanks, Tony	1		Enid Cherry, JLL, ALB, 505 282 3200	lobby
10692		Respect	Houser, Allan	1		Brandy Avery, JLL, 505 282 3203	lobby	18-Dec-00
10693		Train at Rowe	Anderson, Roy	1		Enid Cherry, JLL, ALB, 505 282 3200	lobby
10694		General Kearney, Army of the West	Spaulding, Don	1		Enid Cherry, JLL, ALB, 505 282 3200	lobby
10695		1610 Don Pedro de Peralta, Founding of Santa Fe	Grinnell, Roy	1		Brandy Wilson, 505 282 3203	lobby
10696		The Trail to Santa Fe	Niblett, Gary	1		Brandy Wilson, JLL, 505 282 3202	lobby
10804		Unknown	Multiple Artists, Multiple Artists	2	board
35550		Song of Sun Turning North	Kloss, Gene	1		Enid Cherry, JLL ALBQ, 505 282 3207	Bank Investment Services reception	30-May-03
35551		Indian Chief with Tomahawk	Scholder, Fritz	1		Enid Cherry JLL Albuq 505 282 3207	Bank Investment Services office	29-May-03

Schedule 4 to Master Lease Agreement - BAC Artwork
Serial#	Part#	Title	Artist	Floor	Dept	Contact	Space	Installed

35552		Bufflalo Dancer	Scholder, Fritz	1		Enid Cherry Jll ALB 505 282 3703	Bank investment services office	30-May-03
35553		On Christmas Day	Kloss, Gene	1		Enid Cherry JLL Albuq, 505 282 3207	Bank Investment Services Reception	30-May-03
35554		Indian Pottery	Rommell, Lee	1		Enid Cherry Jll Alb 505 282 3703	Office	30-May-03
35555		Protector's Message	La Fountain, Preston	1		Enid Cherry JLL ALB, 505 282 3702	Platform	23-May-03
35556		Market Day	Rommell, Lee	1		Enid Cherry JLL ALB, 505 282 3703	Office	30-May-03
35557		Sunset Sonata	Graves, Valerie	1		Enid Cherry, Jll Alb, 505 282 3703	Office	30-May-03
35558		Spirit of Woman	La Fountain, Preston	1		Enid Cherry, JLL ALB, 505 282 3702	office	30-May-03
35559		Navajo Rug	Unk-USA, Navajo	1		Enid Cherry, JLL ALB 505 282 3073	Platform	30-May-03

NVRENO030 - Reno Operations Center
47160		Homage To Griffin	Bell, Larry	1		Annie Waters, 602 523 2810	Storage	05-Mar-02
35602		Center Stage	McCollum,
35603		Southern Exposure	McCollum,
35604		Untitled #3	Aguilar, Kevin
35605		Winter Rider	Morrow, K
35619		Channel Island, Death Valley	Harris, Glorianne
35620		Concrete Grass	Harris, Glorianne
35621		Vapors Concrete and Gray	Harris, Glorianne
35625		Untitled (Yellow X )	Antreasian, Garo
35626		Untitled (Gray tile profiles)	Antreasian, Garo
35627		Untitled (rainbow end)	Antreasian, Garo
35628		Untitled ( gray v's)	Antreasian, Garo
47114		Big Cactus II	Fincher, John
		More work of various quality in storage in this building.

OKFOUC000 - Founder's Center
32124		Untitled (House, Snow, Trees, Fence)	Taylor, D.	1		Jeff Hawthorn 405-848-7680	storage	03-Aug-01

WABAL-000 – Ballard
58599		Untitled	Unknown,	1	37605	Rob Martin		27-Mar-01
58603		Salmon	Peterson, Bob	1	37065	Rob Martin		27-Mar-01
58604		North Star Coming	Munzo, Rie	1	37065	Rob Martin		27-Mar-01

WAIND-000 - Industrial Br
58687		Seattle Skyline with Ship	Wolfe, Art	1	30502	Joseph Zaraglia		01-Mar-01
58688		Pike Place Market II	Wolfe, Art	1	30502	Joseph Zavaglia		01-Mar-01

Schedule 4 to Master Lease Agreement - BAC Artwork

Serial#	Part#	Title	Artist	Floor	Dept	Contact	Space	Installed

58689		Pike Place Market I	Wolfe, Art	1	30502	Joseph Zavaglia		01-Mar-01
58690		Ferry Boat	Wolfe, Art	1	30502	Joseph Zavaglia		01-Mar-01
58691		Flag Plaza Seattle Center	Wolfe, Art	1	30502	Joseph Zavaglia		01-Mar-01
58692		Seattle Skyline with Space Needle	Wolfe, Art	1	30502	Joseph Zavaglia		01-Mar-01

WAKEN-100 – Kennewick
58705		Don't Hurry Tomorrow	Kemble, Richard	1	33902	Robert A. Stuart		07-Mar-01
58706		Cloudy Down Tahoma	Lazelle, Keith	1	33902	Robert A. Stuart		07-Mar-01
58707		Landscape	Bardner,	1	33902	Robert A. Stuart		07-Mar-01
58708	A	Abstract	Singleton, S.	1	33902	Robert A. Stuart		08-Mar-01
58709		Diamond Grids	Anderson, Larry	1	33902	Robert A. Stuart		08-Mar-01
58710		Landscape with Stump	Berlin, Paul	1	33902	Robert A. Stuart		19-Nov-93
58711	B	Abstract	Singleton, S.	1	33902	Robert A. Stuart		08-Mar-01
58712	A	Abstract	Singleton, S.	1	33902	Robert A. Stuart		08-Mar-01
58713	B	Abstract	Singleton, S.	1	33902	Robert A. Stuart		08-Mar-01

WAPORT000 - Port Townsed
58757		Slopeside	Matzke, Augusta	1	55707	Janice Sanford		05-Mar-01
58758		Port Townsend Street Scene	Haave,	1	55707	Janice Sanford		05-Mar-01
58759		Ships in Harbor	Eisele, C.	1	55707	Janice Sanford		05-Mar-01
58760		Abstract	Stimson,	1	55707	Janice Sanford		05-Mar-01

WASEQ-000 – Sequim
58813		Glacier Peak	Darby, Robert D.	1	65003	Jean Blaurock		19-Jan-04
58814	`	Beach With Distant Rocks	LaFall,	1	65003	Jean Baurock		19-Jan-04
58815		Trees In Tile and Board	Farrell, J.	1	65003	Jean Blaurock		19-Jan-04

WAWENV000 - Wenatchee Valley
58930		Farm Scene	Reynolds, Lee	1	81802	Rick Hallberg		15-Jun-01
58931		Lunch ll	Calkins, H.	1	81802	Rick Hallberg		10-Nov-93

Schedule 5 To Master Lease

Renewal Term Annual Basic Rent Illustration

The following illustrates the calculation and allocation of Annual Basic Rent at renewal under two different Fair Market Rental Value (“FMRV”) assumption sets.

TABLE ONE  - BASE ASSUMPTIONS:

	A	B	C	D
Project	Non-FMRV Renewal Space	FMRV Space	Total Renewal Premises NRA (A + B)	Annual Basic Rent Factor
Project A	85,000 RSF	15,000 RSF	100,000 RSF	$9.00/RSF
Project B	25,000 RSF	None	25,000 RSF	$9.00/RSF
Project C	40,000 RSF	10,000 RSF	50,000 RSF	$9.00/RSF
Project D	75,000 RSF	None	75,000 RSF	$9.00/RSF

Illustration One

Aggregate FMRV for Non-FMRV Renewal Space is greater than the Maximum Renewal Term Basic Rent for the Non-FMRV Renewal Space.

Assume the Base Assumptions in Table One above which show that (i) the Renewal Premises includes space at four Projects, (ii) the Renewal Premises at two of the Projects includes FMRV Space (iii) the Annual Basic Rent Factor for the applicable Renewal Term as set forth on Schedule 1 to the Lease is $9.00 per RSF. Also assume the Fair Market Rental Value (determined either by agreement of the parties or by appraisal as provided in the Lease) for each of the Projects is as noted below:

Project	FMRV
Project A	$15.00/RSF
Project B	$10.00/RSF
Project C	$6.00/RSF
Project D	$8.00/RSF

Step 1 - Calculate the Aggregate FMRV Rent for the Non-FMRV Renewal Space:

Project	Non-FMRV Renewal Space		FMRV		FMRV Rent (A x B)
Project A	85,000 RSF	X	$15.00/RSF	=	$1,275,000
Project B	25,000 RSF	X	$10.00/RSF	=	$250,000
Project C	40,000 RSF	X	$6.00/RSF	=	$240,000
Project D	75,000 RSF	X	$8.00/RSF	=	$600,000
Aggregate FMRV Rent					$2,365,000

Step 2 - Calculate the Maximum Renewal Term Basic Rent for the Non-FMRV Renewal Space:

Project	Non-FMRV Renewal Space		Annual Basic Rent Factor		Maximum Renewal Term Basic Rent
Project A	85,000 RSF	X	$9.00/RSF	=	$765,000
Project B	25,000 RSF	X	$9.00/RSF	=	$225,000
Project C	40,000 RSF	X	$9.00/RSF	=	$360,000
Project D	75,000 RSF	X	$9.00/RSF	=	$675,000
Maximum Renewal Term Basic Rent					$2,025,000

Step 3 – Allocate Maximum Renewal Term Basic Rent for the Renewal Premises amongst the Projects

In this illustration, the Aggregate FMRV Rent for the Non-FMRV Renewal Space exceeds the Maximum Renewal Term Basic Rent for the Non-FMRV Renewal Space, requiring a special allocation of the total Maximum Renewal Term Basic Rent for the Non-FMRV Renewal Space amongst the Projects according to FMRV.

This allocation is accomplished by reducing the FMRV proportionately for each Project containing Non-FMRV Renewal Space by multiplying it by a fraction, expressed as a decimal, the numerator of which is the Maximum Renewal Term Basic Rent (i.e., $2,025,000.00) and the denominator of which is the Aggregate FMRV Rent (i.e., $2,365,000.00):

Rent Adjustment Factor  = 0.85624  (i.e., $2,025,000.00/$2,365,000.00)

Project	Non-FMRV Renewal Space	FMRV Rent	Rent Adjustment Factor	Adjusted FMRV Rent
Project A	85,000 RSF	$1,275,000	0.85624	$1,091,702
Project B	25,000 RSF	$250,000	0.85624	$214,059
Project C	40,000 RSF	$240,000	0.85624	$205,497
Project D	75,000 RSF	$600,000	0.85624	$513,742
TOTAL		$2,365,000		$2,025,000

Step 4 – Calculate Annual Basic Rent for Renewal Premises (FMRV Space only)

Project	Renewal Premises FMRV Space	FMRV	FMRV Rent for Renewal Premises FMRV Space only
Project A	15,000 RSF	$15.00/RSF	$225,000
Project B		$10.00/RSF	$0
Project C	10,000 RSF	$6.00/RSF	$60,000
Project D		$8.00/RSF	0
TOTAL			$285,000

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Step 5 – Sum components to determine Annual Basic Rent for all Renewal Premises

	A	B	C
Project	Adjusted FMRV Rent for Non-FMRV Renewal Space	FMRV Rent for FMRV Space only	Total Annual Basic Rent for all Renewal Premises (A + B)
Project A	$1,091,702	$225,000	$1,316,702
Project B	$214,059	$0	$214,059
Project C	$205,497	$60,000	$265,497
Project D	$513,742	0	$513,742
TOTAL	$2,025,000	$285,000	$2,310,000

Illustration Two

Aggregate FMRV Rent for Non-FMRV Renewal Space is less than or equal to the Maximum Renewal Term Basic Rent for the Non-FMRV Renewal Space.

Assume the Base Assumptions shown in Table One above which show that (i) the Renewal Premises includes space at four Projects, (ii) the Renewal Premises at two of the Projects includes FMRV Space (iii) the Annual Basic Rent Factor for the applicable Renewal Term as set forth on Schedule 1 to the Lease is $9.00 per RSF. Also assume the Fair Market Rental Value (determined either by agreement of the parties or by appraisal as provided in the Lease) for each of the Projects is as noted below:

Project	FMRV

Project A	$10.00/RSF
Project B	$7.00/RSF
Project C	$6.00/RSF
Project D	$8.00/RSF

Step 1 - Calculate the Aggregate FMRV Rent for the Non-FMRV Renewal Space:

Project	Non-FMRV Renewal Space		FMRV		FMRV Rent (A x B)
Project A	85,000 RSF	X	$10.00/RSF	=	$850,000
Project B	25,000 RSF	X	$7.00/RSF	=	$175,000
Project C	40,000 RSF	X	$6.00/RSF	=	$240,000
Project D	75,000 RSF	X	$8.00/RSF	=	$600,000
Aggregate FMRV Rent					$1,865,000

Step 2 - Calculate the Maximum Renewal Term Basic Rent for the Non-FMRV Renewal Space:

Project	Non-FMRV Renewal Space		Annual Basic Rent Factor		Maximum Renewal Term Basic Rent
Project A	85,000 RSF	X	$9.00/RSF	=	$765,000
Project B	25,000 RSF	X	$9.00/RSF	=	$225,000
Project C	40,000 RSF	X	$9.00/RSF	=	$360,000
Project D	75,000 RSF	X	$9.00/RSF	=	$675,000
Maximum Renewal Term Basic Rent					$2,025,000

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Step 3 – Allocate Maximum Renewal Term Basic Rent for the Renewal Premises

In this illustration, the Aggregate FMRV Rent for the Non-FMRV Renewal Space is less than the Maximum Renewal Term Basic Rent for the Non-FMRV Renewal Space.  No adjustment to FMRV is necessary.

Step 4 – Calculate Annual Basic Rent for FMRV Space portion of Renewal Premises

Project	Renewal Premises FMRV Space	FMRV	FMRV Rent for Renewal Premises FMRV Space
Project A	15,000 RSF	$10.00/RSF	$150,000
Project B		$7.00/RSF	0
Project C	10,000 RSF	$6.00/RSF	$60,000
Project D		$8.00/RSF	0
TOTAL			$210,000

Step 5 – Sum components to determine Annual Basic Rent for all Renewal Premises

	A	B	C
Project	FMRV Rent for Non- FMRV Renewal Space)	FMRV Rent for Renewal Premises FMRV Space	Total Annual Basic Rent for all Renewal Premises (A + B)
Project A	$850,000	$150,000	$1,000,000
Project B	$175,000	0	$175,000
Project C	$240,000	$60,000	$300,000
Project D	$600,000	0	$600,000
TOTAL	$1,865,000	$210,000	$2,075,000

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